Filed Pursuant to Rule 424(b)(2)
Registration No. 333-223128
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)(3)
Equity Units Stock Purchase Contracts Common Stock, Par Value $5.00 Per Share Junior Subordinated Notes	$3,450,000,000	$418,140
(1)
Represents an aggregate amount of $1,725,000,000 of the Equity Units offered hereby and an aggregate amount of $1,725,000,000 of the Common Stock for which consideration will be received upon settlement of the Stock Purchase Contracts.

(2)	Calculated in accordance with Rules 457(i), 457(o) and 457(r) under the Securities Act of 1933, as amended.
(3)
This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the The Southern Company’s Registration Statement on Form S-3 (Registration No. 333-223128).

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 21, 2018)
30,000,000 2019 Series A Equity Units
(Initially Consisting of 30,000,000 2019 Series A Corporate Units)

This is an offering of 2019 Series A Equity Units (“Equity Units”) by The Southern Company (the “Company” or “Southern Company”). Each Equity Unit will have a stated amount of $50 and initially will be in the form of a 2019 Series A Corporate Unit (“Corporate Unit”) consisting of (i) a purchase contract issued by the Company, (ii) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2019A Remarketable Junior Subordinated Notes due 2024 (“Series 2019A RSNs”) and (iii) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2019B Remarketable Junior Subordinated Notes due 2027 (“Series 2019B RSNs” and, together with the Series 2019A RSNs, the “RSNs”). Each series of RSNs will initially bear interest at the rate of 2.70% per annum, payable quarterly, subject to any deferral as described herein, and subject to reset following a successful remarketing as described herein.
The Company intends to apply to list the Corporate Units on the New York Stock Exchange and expects trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “SOLN”, but there is no guarantee that such listing will be approved. Prior to this offering, there has been no public market for the Corporate Units.
The Company’s common stock is listed on the New York Stock Exchange under the symbol “SO”. The closing price of the Company’s common stock on August 13, 2019 was $57.20 per share.
Investing in the Equity Units involves certain risks. See the “Risk Factors” section beginning on page S-26 of this Prospectus Supplement, as well as under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein, for more information.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

	Per Corporate Unit	Total
Public offering price	$50.00	$1,500,000,000
Underwriting discounts and commissions	$1.25	$37,500,000
Proceeds, before expenses, to Southern Company	$48.75	$1,462,500,000

The Company has granted the underwriters the option to purchase from the Company, within the 13-day period beginning on the date the Company first issues the Equity Units, up to an additional 4,500,000 Corporate Units at the public offering price per Corporate Unit, less the underwriting discounts and commissions, solely for the purpose of covering over-allotments.
The underwriters expect to deliver the Corporate Units to purchasers in book-entry form only on or about August 16, 2019 through The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, Luxembourg.
Joint Book-Running Managers

Goldman Sachs & Co. LLC		Barclays	Citigroup	Morgan Stanley
BNP PARIBAS	BofA Merrill Lynch	J.P. Morgan	Scotia Howard Weil	Wells Fargo Securities
August 13, 2019

(continued from cover)

•
The purchase contract will obligate you to purchase from the Company on August 1, 2022, or if such day is not a business day, on the following business day (the “purchase contract settlement date”), for a price of $50 in cash, the following number of shares of the Company’s common stock, subject to anti-dilution adjustments:

o
if the applicable market value, which is the average of the volume-weighted average price of the Company’s common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day prior to the purchase contract settlement date, subject to adjustment as described herein if a market disruption event occurs, equals or exceeds $68.64, 0.7284 shares of the Company’s common stock;

o
if the applicable market value is less than $68.64 but greater than $57.20, a number of shares of the Company’s common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

o	if the applicable market value is less than or equal to $57.20, 0.8741 shares of the Company’s common stock.

•
The Company will pay you quarterly contract adjustment payments at a rate of 4.05% per year on the stated amount of $50 per Equity Unit, or $2.0250 per year, in respect of each purchase contract, subject to the Company’s right to defer these payments, as described in this Prospectus Supplement. No deferral period will extend beyond the purchase contract settlement date. The contract adjustment payments are payable quarterly on February 1, May 1, August 1, and November 1 of each year, commencing on November 1, 2019. The contract adjustment payments will be subordinated to all of the Company’s existing and future “Senior Indebtedness” (as defined under “Description of the Junior Subordinated Notes—Subordination” in the accompanying Prospectus) and will be structurally subordinated to all liabilities of the Company’s subsidiaries.

•
The Series 2019A RSNs will initially bear interest at a rate of 2.70% per year, and the Series 2019B RSNs will initially bear interest at a rate of 2.70% per year. The Company will initially pay interest on the RSNs on February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2019. The RSNs will be subordinated to all of the Company’s existing and future “Senior Indebtedness” (as defined under “Description of the Junior Subordinated Notes—Subordination” in the accompanying Prospectus) and will be structurally subordinated to all liabilities of the Company’s subsidiaries.

•
The Company will have the right to defer interest payments on either or both series of RSNs one or more times for one or more consecutive interest periods without giving rise to an event of default; provided that no deferral period will extend beyond the purchase contract settlement date or the applicable maturity date. The RSNs will be remarketed in 2022 as described in this Prospectus Supplement. Following any successful remarketing of the RSNs, the interest rate on each series of RSNs will be reset, interest will be payable on a semi-annual basis and the Company will cease to have the ability to redeem the Series 2019B RSNs at the Company’s option or to defer interest payments on the RSNs, all as described under “Description of the Purchase Contracts—Remarketing.” The Series 2019A RSNs shall not be subject to optional redemption at any time.

•
Your ownership interest in each series of RSNs (or after a successful optional remarketing, your related ownership interest in the Treasury portfolio or, in certain circumstances, cash) or the Treasury securities discussed below, as the case may be, will be pledged to the Company to secure your obligation under the related purchase contract.

•
Other than during a blackout period (as defined under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for the RSNs”) or after a successful remarketing of the RSNs, you can create 2019 Series A Treasury Units (“Treasury Units”) from Corporate Units by substituting Treasury securities for your pledged ownership interest in the RSNs comprising a part of the Corporate Units. You can also recreate Corporate Units from Treasury Units by substituting a 1/40 undivided beneficial ownership interest in each series of RSNs for the Treasury securities previously pledged and comprising a part of your Treasury Units.

•
If there is a successful optional remarketing of the RSNs and, at such time, you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing (or, in certain circumstances, cash) will be used to satisfy your payment obligation under the purchase contract. If there is a successful final remarketing of the RSNs and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligation under the purchase contract, unless you have elected to settle with separate cash.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus Supplement, the accompanying Prospectus or any written communication from the Company or the underwriters specifying the final terms of the offering. Neither the Company nor any underwriter takes any responsibility for, nor can it provide any assurance as to the reliability of, any other information that others may give you. This Prospectus Supplement, the accompanying Prospectus and any written communication from the Company or the underwriters specifying the final terms of the offering is an offer to sell only the Equity Units offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information incorporated by reference or contained in this Prospectus Supplement, the accompanying Prospectus and any written communication from the Company or the underwriters specifying the final terms of the offering is current only as of its respective date.
TABLE OF CONTENTS
Prospectus Supplement
Prospectus

About this Prospectus	1
Risk Factors	1
Available Information	1
Incorporation of Certain Documents by Reference	1
The Southern Company	2
Certain Ratios	2
Use of Proceeds	3
Description of the Common Stock	3
Description of the Senior Notes	3
Description of the Junior Subordinated Notes	6
Description of the Stock Purchase Contracts and the Stock Purchase Units	11
Plan of Distribution	11
Legal Matters	12
Experts	12

i

ABOUT THIS PROSPECTUS SUPPLEMENT
This Prospectus Supplement and the accompanying Prospectus contain information about the Company and the Equity Units offered hereby. This Prospectus Supplement and the accompanying Prospectus also refer to information contained in other documents that the Company files with the Securities and Exchange Commission (the “SEC”). To the extent the information in this Prospectus Supplement is inconsistent with information in the Prospectus, you should rely on this Prospectus Supplement.

It is important for you to read and consider all of the information contained in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein in making your investment decision. You should also read and consider the information in the documents the Company referred you to in “Available Information” and “Incorporation of Certain Documents by Reference” in this Prospectus Supplement.

The Company has included cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find additional related discussions. The table of contents in this Prospectus Supplement provides the pages on which these captions are located.

AVAILABLE INFORMATION
The Company is subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act files reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants including the Company that file electronically at http://www.sec.gov. Only the Company’s SEC filings referenced below are incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents have been filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are incorporated by reference in this Prospectus Supplement and made a part of this Prospectus Supplement:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2018;

•
all information in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 5, 2019, to the extent incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019; and

•	the Company’s Current Reports on Form 8-K dated January 1, 2019, May 22, 2019 and June 28, 2019.
All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus Supplement and made a part of this Prospectus Supplement from the date of filing of such documents; provided, however, that the Company is not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
This Prospectus Supplement contains forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. There are various factors that could cause actual results to differ materially from those suggested by the forward-looking statements; accordingly, there can be no assurance that such indicated results will be realized. These factors include:

•
the impact of recent and future federal and state regulatory changes, including tax and environmental laws and regulations and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations;

•	the extent and timing of costs and legal requirements related to coal combustion residuals;

•	current and future litigation or regulatory investigations, proceedings, or inquiries, including litigation and other disputes related to the Kemper County energy facility;

•
the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate, including from the development and deployment of alternative energy sources;

•	variations in demand for electricity and natural gas;

•	available sources and costs of natural gas and other fuels;

•
the ability to complete necessary or desirable pipeline expansion or infrastructure projects, limits on pipeline capacity, and operational interruptions to natural gas distribution and transmission activities;

•	transmission constraints;

•	effects of inflation;

•
the ability to control costs and avoid cost and schedule overruns during the development, construction, and operation of facilities, including Plant Vogtle Units 3 and 4, which includes components based on new technology that only recently began initial operation in the global nuclear industry at this scale, and including changes in labor costs, availability, and productivity; challenges with management of contractors, subcontractors, or vendors; adverse weather conditions; shortages, delays, increased costs, or inconsistent quality of equipment, materials, and labor; contractor or supplier delay; non-performance under construction, operating, or other agreements; operational readiness, including specialized operator training and required site safety programs; engineering or design problems; design and other licensing-based compliance matters, including the timely submittal by Southern Nuclear Operating Company of the documentation for each unit required under the Inspections, Tests, Analyses and Acceptance Criteria, standards established by the United States Nuclear Regulatory Commission (the “NRC”) and the related review and approvals by the NRC necessary to support NRC authorization to load fuel; challenges with start-up activities, including major equipment failure, system integration and regional transmission upgrades; and/or operational performance;

•
the ability to construct facilities in accordance with the requirements of permits and licenses (including satisfaction of NRC requirements), to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction;

•	investment performance of the employee and retiree benefit plans and nuclear decommissioning trust funds;

•	advances in technology;

•	the ability to control operating and maintenance costs;

•	ongoing renewable energy partnerships and development agreements;

•
state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to return on equity, equity ratios, and fuel and other cost recovery mechanisms;

•
the ability to successfully operate the electric utilities’ generating, transmission, and distribution facilities and Southern Company Gas’ natural gas distribution and storage facilities and the successful performance of necessary corporate functions;

•
legal proceedings and regulatory approvals and actions related to construction projects, such as Plant Vogtle Units 3 and 4 and pipeline projects, including Georgia Public Service Commission approvals and Federal Energy Regulatory Commission and NRC actions;

•
under certain specified circumstances, a decision by holders of more than 10% of the ownership interests of Plant Vogtle Units 3 and 4 not to proceed with construction and the ability of other owners of Plant Vogtle Units 3 and 4 (which include Oglethorpe Power Corporation, subsidiaries of the Municipal Electric Authority of Georgia (“MEAG”) and the City of Dalton, Georgia, an incorporated municipality in the State of Georgia) to tender a portion of their ownership interests to Georgia Power Company (“Georgia Power”) following certain construction cost increases;

•
in the event Georgia Power becomes obligated to provide funding to MEAG with respect to the portion of MEAG’s ownership interest in Plant Vogtle Units 3 and 4 involving Jacksonville Electric Authority, any inability of Georgia Power to receive repayment of such funding;

•	the inherent risks involved in operating and constructing nuclear generating facilities;

•	the inherent risks involved in transporting and storing natural gas;

•	the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities;

•	internal restructuring or other restructuring options that may be pursued;

•
potential business strategies, including acquisitions or dispositions of assets or businesses, including the proposed disposition of Plant Mankato, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries;

•	the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required;

•	the ability to obtain new short- and long-term contracts with wholesale customers;

•	the direct or indirect effect on the Southern Company system’s business resulting from cyber intrusion or physical attack and the threat of physical attacks;

•	interest rate fluctuations and financial market conditions and the results of financing efforts;

•	access to capital markets and other financing sources;

•	changes in Southern Company’s and any of its subsidiaries’ credit ratings;

•	the ability of Southern Company’s electric utilities to obtain additional generating capacity (or sell excess generating capacity) at competitive prices;

•	catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events, or other similar occurrences;

•
the direct or indirect effects on the Southern Company system’s business resulting from incidents affecting the United States electric grid, natural gas pipeline infrastructure, or operation of generating or storage resources;

•	impairments of goodwill or long-lived assets;

•	the effect of accounting pronouncements issued periodically by standard-setting bodies; and

•	other factors discussed elsewhere herein and in other reports filed by the Company from time to time with the SEC.
The Company expressly disclaims any obligation to update any forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary should be read together with the information contained or incorporated by reference in other parts of this Prospectus Supplement and the accompanying Prospectus. This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus about the Company’s business and the offering of Equity Units. For a more complete understanding of the Company and this offering, the Company encourages you to read this Prospectus Supplement and the accompanying Prospectus, including the documents incorporated by reference herein, carefully to fully understand the Equity Units as well as other considerations that are important in deciding whether to invest in the Equity Units. You should pay special attention to the “Risk Factors” section beginning on page S-26 of this Prospectus Supplement and the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, incorporated by reference herein, to determine whether an investment in the Equity Units is appropriate for you.

THE SOUTHERN COMPANY

The Company was incorporated under the laws of Delaware on November 9, 1945. The principal executive offices of the Company are located at 30 Ivan Allen Jr. Blvd., N.W., Atlanta, Georgia 30308, and the telephone number is (404) 506-5000.
The Company is the parent company of three traditional electric operating companies, Southern Power Company, Southern Company Gas, PowerSecure Inc. and other direct and indirect subsidiaries. The traditional electric operating companies – Alabama Power Company, Georgia Power Company and Mississippi Power Company – are vertically integrated utilities providing electric service in three Southeastern states of the United States. Southern Power Company develops, constructs, acquires, owns and manages power generation assets, including renewable energy projects, and sells electricity at market-based rates in the wholesale market. Southern Company Gas distributes natural gas through the natural gas distribution utilities in four states and is involved in several other complementary businesses including gas pipeline investments, wholesale gas services and gas marketing services. PowerSecure Inc. is a provider of energy solutions, including distributed energy infrastructure and energy efficiency products and services, to customers.

On January 1, 2019, Southern Company completed its sale of Gulf Power to NextEra Energy, Inc. for an aggregate cash purchase price of approximately $5.8 billion (less $1.3 billion of indebtedness assumed), subject to customary working capital adjustments. Gulf Power is an electric utility serving retail customers in the northwestern portion of Florida.

THE OFFERING
In this Prospectus Supplement summary, “Southern Company” and the “Company” refer only to The Southern Company and any successor obligor, and not to any of its subsidiaries.
What are Equity Units?
Equity Units may be either Corporate Units or Treasury Units, as described below. The Equity Units will initially consist of 30,000,000 Corporate Units (or 34,500,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. You can create Treasury Units from Corporate Units that you own as described below under “How can I create Treasury Units from Corporate Units?”. You can also recreate Corporate Units from Treasury Units that you own as described below under “How can I recreate Corporate Units from Treasury Units?”.
What are the components of a Corporate Unit?
Each Corporate Unit initially consists of a contract to purchase the Company’s common stock in the future, a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2019A RSNs and a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2019B RSNs. The undivided beneficial ownership interest in each series of RSNs corresponds to $25 principal amount of such RSNs. Initially, each series of RSNs will be issued in minimum denominations of $1,000 and integral multiples of $1,000. You will own the undivided beneficial ownership interest in the RSNs comprising part of each of your Corporate Units, but the RSNs will be pledged to the Company through the collateral agent to secure your obligation under the related purchase contract.
Upon a successful optional remarketing (as described under “What is an optional remarketing?”), the RSNs comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury portfolio?”. Once replaced, the applicable ownership interest in the Treasury portfolio will be pledged to the Company through the collateral agent to secure your obligation under the related purchase contract.
What is a purchase contract?
Each purchase contract, whether part of a Corporate Unit or Treasury Unit, obligates you to purchase, and obligates the Company to sell, on August 1, 2022, or if such day is not a business day, the following business day (which is referred to as the “purchase contract settlement date”), for $50 in cash, a number of shares of the Company’s common stock equal to the “settlement rate.” You may satisfy your obligation to purchase the Company’s common stock under the purchase contracts as described under “How can I satisfy my obligation under the purchase contracts?” below.
The settlement rate will be calculated (subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-dilution Adjustments” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) as follows:

•
if the applicable market value (as defined below) of the Company’s common stock is equal to or greater than the “threshold appreciation price” of $68.64, the settlement rate will be 0.7284 shares of the Company’s common stock (this settlement rate is referred to as the “minimum settlement rate”);

•
if the applicable market value of the Company’s common stock is less than the threshold appreciation price but greater than the “reference price” of $57.20, which will be the closing price of the Company’s common stock on the New York Stock Exchange on the date the Equity Units are priced, the settlement rate will be a number of shares of the Company’s common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•
if the applicable market value of the Company’s common stock is less than or equal to the reference price, the settlement rate will be 0.8741 shares of the Company’s common stock (this settlement rate is referred to as the “maximum settlement rate”).

“Applicable market value” means the average of the volume-weighted average price, or VWAP, of the Company’s common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of the Company’s common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which the Company’s common stock is listed or admitted for trading as displayed under the heading Bloomberg

VWAP on Bloomberg page “SO US <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of the Company’s common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which the Company’s common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts— Purchase of Common Stock.” The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $68.64 and represents appreciation of approximately 20.0% over the reference price.
If 20 trading days for the Company’s common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of the Company’s common stock for each of the remaining trading days will be the VWAP of the Company’s common stock on that third scheduled trading day or, if such day is not a trading day, the closing price, as defined in “Description of the Purchase Contracts—Purchase of Common Stock,” as of such date.
The Company will not issue any fractional shares of the Company’s common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of the Company’s common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding an early settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time certificates evidencing more than one purchase contract, then the number of shares of the Company’s common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered (including any global security certificate, to the extent permitted by, and practicable under, depository procedures).
Can I settle the purchase contract early?
Prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, subject to certain blackout periods (as described herein), you can settle a purchase contract by paying $50 in cash per Corporate Unit or Treasury Unit (and, under certain circumstances, accrued and unpaid contract adjustment payments payable on the next contract adjustment payment date). If you settle a purchase contract early, your pledged ownership interest in each series of RSNs, the applicable ownership interests in the Treasury portfolio or the Treasury securities underlying the relevant Treasury Unit, as applicable, will be released to you and 0.7284 shares of the Company’s common stock, subject to adjustments, will be issued to you pursuant to the purchase contract (subject to adjustment as described below under “Description of the Purchase Contracts—Anti-dilution Adjustments”), subject to the provisions described below under “What happens if there is early settlement upon a fundamental change?” with respect to early settlements upon a fundamental change. You may only elect early settlement in integral multiples of 40 Corporate Units or 20 Treasury Units; provided, that, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 20,000 Corporate Units. See “Description of the Purchase Contracts—Early Settlement.”
Your early settlement right is subject to the condition that, if required under the United States federal securities laws, the Company has a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in effect and an available prospectus covering any securities deliverable upon settlement of a purchase contract. The Company has agreed that, if such a registration statement is required, the Company will use its commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and to provide a prospectus in connection therewith covering any securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions. In the event that you seek to exercise your early settlement right and a registration statement is required to be effective in connection with the exercise of such right, but no such registration statement is then effective, your exercise of such right will be void unless and until such a registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, the Company will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until the Company has publicly disclosed such transaction or development; provided that the Company will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

What is the Treasury portfolio?
Upon a successful optional remarketing, the RSNs will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of United States Treasury securities consisting of:

•
United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Series 2019A RSNs underlying the undivided beneficial ownership interests in the Series 2019A RSNs included in the Corporate Units on the optional remarketing date;

•
United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Series 2019B RSNs underlying the undivided beneficial ownership interests in the Series 2019B RSNs included in the Corporate Units on the optional remarketing date;

•
United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Series 2019A RSNs underlying the undivided beneficial ownership interests in the Series 2019A RSNs included in the Corporate Units on the optional remarketing date; and

•
United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Series 2019B RSNs underlying the undivided beneficial ownership interests in the Series 2019B RSNs included in the Corporate Units on the optional remarketing date.

If, on the optional remarketing date, United States Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio have a yield that is less than zero, then an amount in cash equal to the aggregate principal amount at maturity of the United States Treasury securities described in the bullet points above will be substituted for the RSNs that are components of the Corporate Units and will be pledged to the Company through the collateral agent to secure the Corporate Unit holders’ obligation to purchase the Company’s common stock under the purchase contracts. In addition, in such case, references to “Treasury security” and “United States Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
What is a Treasury Unit?
A Treasury Unit is a unit created from a Corporate Unit by substituting the pledged undivided beneficial ownership interest in each series of RSNs that secure a holder’s obligation under the purchase contract with a sufficient amount of Treasury securities. A Treasury Unit consists of a purchase contract and a 1/20 undivided beneficial ownership interest in a zero-coupon United States Treasury security with a principal amount at maturity of $1,000 that matures on or prior to August 1, 2022 (for example, CUSIP No. 912820W52), which is referred to as a “Treasury security.” The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to the Company through the collateral agent to secure your obligation under the related purchase contract.
How can I create Treasury Units from Corporate Units?
Each holder of Corporate Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to substitute Treasury securities which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder) for the related undivided beneficial ownership interest in RSNs held by the collateral agent. The Treasury securities must have an aggregate principal amount at maturity equal to the aggregate principal amount of the RSNs underlying such holder’s Corporate Units. Because both series of RSNs are issued in minimum denominations of $1,000, holders of Corporate Units may only make these substitutions in integral multiples of 40 Corporate Units. Each of these substitutions will create Treasury Units, and the RSNs underlying the holder’s Corporate Units will be released upon substitution to the holder and will be tradable separately from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?
Each holder of Treasury Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to recreate Corporate Units, by substituting for the related Treasury securities held by the collateral agent an equal amount of RSNs of each series having a total aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made. Because both series of RSNs are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be tradable separately from the Corporate Units.
What payments am I entitled to as a holder of Corporate Units?
Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Corporate Units will be entitled to receive:

•
quarterly cash distributions consisting of their pro rata share of interest payments on each series of RSNs, at the rate of 2.70% per year for the Series 2019A RSNs and 2.70% per year for the Series 2019B RSNs, and

•	quarterly contract adjustment payments at the rate of 4.05% per year on the stated amount of $50 per Corporate Unit until the earliest of the occurrence of:

◦	a “termination event” (as defined under “Description of the Stock Purchase Contracts—Termination” in this Prospectus Supplement),

◦	the purchase contract settlement date;

◦	the fundamental change early settlement date (in the case of early settlement upon a fundamental change); or

◦
the most recent contract adjustment payment date on or before any early settlement with respect to the related purchase contracts (in the case of early settlement other than upon a fundamental change).

The Company’s obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to the Company’s obligations under any “Senior Indebtedness” (as defined under “Description of the Junior Subordinated Notes—Subordination” in the accompanying Prospectus) and will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of the Company’s subsidiaries.
What payments will I be entitled to if I convert my Corporate Units to Treasury Units?
Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments from the Company at the rate of 4.05% per year on the stated amount of $50 per Treasury Unit. There will be no interest payments in respect of the interest in Treasury securities that is a component of the Treasury Units. To the extent that such holders of Treasury Units continue to hold the RSNs that were released to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on each series of their separate RSNs, subject to the Company’s right to defer such payments and subject to any modifications made thereto pursuant to a successful remarketing.
Are payments subject to deferral?
The Company has the right to defer all or part of the contract adjustment payments but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).
Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 6.75% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. Additional contract adjustment payments that accrue on deferred contract adjustment payments are referred to as “compounded contract adjustment payments.” The Company may pay any deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date.
If the Company exercises its option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, the Company generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s debt securities that upon a liquidation ranks on parity with, or junior to, the contract adjustment payments, or make any guarantee payments under any guarantee by the Company of securities of any of its subsidiaries if the Company’s guarantee ranks on parity with, or junior to, the contract adjustment payments, in each case, subject to the exceptions set forth under “Description of the Purchase Contracts—Contract Adjustment Payments.”
In addition, prior to any successful remarketing of the RSNs, the Company may elect at one or more times to defer payment of interest on either or both series of RSNs for one or more consecutive interest periods; provided that no deferral period may extend beyond the purchase contract settlement date or the maturity date of such series. The Company may pay any deferred interest on any scheduled interest payment date occurring on or prior to the earlier of:
(a)    the purchase contract settlement date, in the case of a deferral period beginning prior to the purchase contract settlement date or
(b)    the maturity date of such series, in the case of a deferral period beginning after the purchase contract settlement date.
Deferred interest on either series of RSNs will bear interest at the interest rate applicable to such series of RSNs, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid. In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest and compounded interest thereon (“Additional Interest”) will be paid to the holders of such series of RSNs (whether or not such RSNs were remarketed in the remarketing) on the purchase contract settlement date in cash.
In the event there is any deferred interest outstanding on either series of RSNs, the Company may not conduct an optional remarketing.
In the event that the Company exercises its option to defer the payment of interest on either series of RSNs, then until the Additional Interest has been paid, the Company generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s debt securities that upon a liquidation rank on parity with, or junior to, the RSNs, or make any guarantee payments under any guarantee by the Company of debt securities if the Company’s guarantee ranks on parity with, or junior to, the RSNs, in each case, subject to the exceptions set forth under “Description of the Remarketable Junior Subordinated Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances.”
In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.
What are the payment dates for the Corporate Units and Treasury Units?
Subject to any deferral as described under “Are payments subject to deferral?” above, the payments described above in respect of the Corporate Units and the Treasury Units will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, interest and contract adjustment payments will be payable on the following business day, without adjustment for such delay), commencing November 1, 2019. The Company will make these payments to the person in whose name the Corporate Unit or the Treasury Unit, as applicable, is registered on the close of business on the record date, subject to certain exceptions described herein. If the Corporate Units and Treasury Units are held in book-entry form, the “record date” means the business day immediately preceding the applicable payment date. If the Corporate Units and the Treasury Units are not held in book-entry form, the “record date” means the 15th day of the calendar month immediately preceding the calendar month in which the relevant payment date falls (or, if such day is not a business day, the next preceding business day).

What is a remarketing?
Each of an “optional remarketing” and a “final remarketing” is referred to as a “remarketing.” In a remarketing, the RSNs of each series that are a part of Corporate Units (except, with respect to a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs of either series which were formerly part of Corporate Units but are now held by a holder as a separate security (the “separate RSNs”) whose holders have elected to participate in the remarketing will be remarketed as described below under “What is an optional remarketing?” or, if no optional remarketing has occurred or is successful, in a final remarketing as described below under “What is a final remarketing?”.
Following any successful remarketing of the RSNs:

•	the interest rate on each series of RSNs may be reset as described below and under “When will the interest rate on the RSNs be reset and what is the reset rate?” below;

•	interest will be payable on the RSNs semi-annually on February 1 and August 1 of each year;

•
the Series 2019B RSNs will cease to be redeemable at the Company’s option, and the provisions described under “Description of the Remarketable Junior Subordinated Notes—Redemption at the Company’s Option” and “—Redemption Procedures” will no longer apply to the Series 2019B RSNs; and

•
the Company will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments” will no longer apply to the RSNs.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing.
In order to remarket the RSNs, the remarketing agent, in consultation with the Company, may reset the interest rate on each series of RSNs (either upward or downward), in order to produce the required price in the remarketing, as discussed under “What is an optional remarketing?” and “What is a final remarketing?”.
During the applicable blackout period relating to a remarketing:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.
The Company has agreed to enter into a remarketing agreement with one or more remarketing agents, which is referred to as the remarketing agent, no later than 20 days prior to the first day of the final remarketing period or, if the Company elects to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period. The Company will separately pay a fee to the remarketing agent for its services. The holders of the RSNs included in any remarketing will not be responsible for such fee.
What is an optional remarketing?
Unless a termination event has occurred, the Company may elect, at its option, to remarket the RSNs over a period selected by the Company that begins on or after April 28, 2022 (the second business day immediately preceding the May 1, 2022 interest payment date) and ends any time on or before July 13, 2022 (the eighth calendar day prior to the beginning of the final remarketing period). In any optional remarketing, the RSNs of each series that are a part of Corporate Units and any separate RSNs of either series whose holders have elected to participate in the optional remarketing will be remarketed. This period is referred to as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the RSNs are priced in an optional remarketing as the “optional remarketing date.” If the Company elects to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series that results in aggregate proceeds of at least 100% of the aggregate of (i) the price of the Treasury portfolio described below under “What is the Treasury portfolio?”, which is referred to as the “Treasury portfolio purchase price,” and (ii) the separate RSNs purchase price as defined under “Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units.” The Company will request that The Depository Trust Company, or DTC, which is referred to as the “depository,” notify its participants holding Corporate Units, Treasury Units and separate RSNs of the Company’s election to conduct an optional remarketing no later than five business days prior to the first day of the optional remarketing period.
The Company may not elect to conduct an optional remarketing if the Company is then deferring interest on either series of RSNs.
An optional remarketing will be considered successful if the remarketing agent is able to remarket the RSNs of each series at a price that results in aggregate proceeds of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.
Following a successful optional remarketing, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described in the following paragraph, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the RSNs underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate RSNs sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate RSNs.
Following a successful optional remarketing, each Corporate Unit holder’s applicable ownership interest in the Treasury portfolio or cash will be substituted for the holder’s undivided beneficial ownership interest in the RSNs of each series as a component of the Corporate Units, and the portions of the Treasury portfolio described in the first and second bullets under “What is the Treasury portfolio?” or such cash will be pledged to the Company through the collateral agent to secure the Corporate Unit holder’s obligation under the related purchase contract. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract and the proceeds from the portions of the Treasury portfolio described in the third and fourth bullets under “What is the Treasury portfolio?”, which will equal the interest payments (assuming no reset of the interest rate) that would have been paid on the purchase contract settlement date on the RSNs of each series that were components of the Corporate Units at the time of the remarketing, will be paid to the Corporate Unit holders.
If the Company elects to conduct an optional remarketing and that remarketing is successful:

•
settlement with respect to the remarketed RSNs will occur on the second business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (such settlement date is referred to as the “optional remarketing settlement date”);

•
the interest rate on each series of the RSNs will be reset by the remarketing agent in consultation with the Company on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

•	the other modifications to the terms of the RSNs, as described under “What is a remarketing?” above, will become effective;

•	after the optional remarketing settlement date, the Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio or cash, as described above; and

•	holders may no longer create Treasury Units or recreate Corporate Units from Treasury Units.
If the Company does not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period, as described under “What is a final remarketing?” below.

At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, the Company has the right to postpone any remarketing in the Company’s sole and absolute discretion.
What is a final remarketing?
Unless a termination event or a successful optional remarketing has previously occurred, the Company will remarket the RSNs during the five business day period ending on, and including, July 27, 2022 (the third business day immediately preceding the purchase contract settlement date). Such period is referred to as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the RSNs are priced in the final remarketing as the “final remarketing date.” In the final remarketing, the RSNs of each series that are a part of Corporate Units (except where the holder thereof has elected to settle the purchase contract through payment of separate cash) and any separate RSNs of either series whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing. The Company will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven days prior to the first day of the final remarketing period. The Company has the right to postpone the final remarketing in the Company’s sole and absolute discretion on any day prior to the last three business days of the final remarketing period.
A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.
Upon a successful final remarketing, settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date. On the final remarketing date, if applicable, the interest rate on each series of RSNs will be reset by the remarketing agent in consultation with the Company and will become effective on the purchase contract settlement date and the other modifications to the terms of the RSNs, as described under “What is a remarketing?” above, will become effective.
Following a successful final remarketing, the collateral agent will remit the portion of the proceeds equal to the total principal amount of the RSNs of each series underlying the Corporate Units to the Company to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. Any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such RSNs. Proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the separate RSNs that were remarketed.
What happens if the RSNs are not successfully remarketed?
If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price at least equal to 100% of the aggregate principal amount of RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all RSNs will have the right to put their RSNs to the Company for an amount equal to the principal amount of their RSNs. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to both series of RSNs underlying the Corporate Units unless, prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and, on or prior to the business day immediately preceding the purchase contract settlement date, delivers to the securities intermediary (as defined below) $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 40 Corporate Units. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the proceeds of the put price against the holder’s obligations to the Company under the related purchase contracts, thereby satisfying the holder’s obligations in full, and the RSNs underlying such Corporate Units will be delivered to the Company and cancelled.
Do I have to participate in the remarketing?
No. You may elect not to participate in any remarketing and to retain the RSNs underlying the undivided beneficial ownership interests in RSNs of each series comprising part of your Corporate Units by (1) creating Treasury Units at any time other than during a blackout period, (2) settling the related purchase contracts early at any time other than during a blackout period or (3) in the case of a final remarketing, notifying the purchase contract agent prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of your intention to settle your obligation under the related purchase contracts on the purchase contract settlement date in cash and delivering such cash payment required under the purchase contracts to the securities intermediary on or prior to 4:00 p.m., New York City time, on the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 40 Corporate Units. See “Description of the Purchase Contracts—Notice to Settle with Cash.”
Which provisions will govern the RSNs following the remarketing?
The remarketed RSNs will be governed by the Subordinated Note Indenture, dated as of October 1, 2015, between the Company and Wells Fargo Bank, National Association, as trustee (the “Subordinated Note Indenture Trustee”). However, following any successful remarketing of the RSNs, the interest rate on each series of the RSNs will be reset, interest will be payable semi-annually and the Company will cease to have the ability to redeem the Series 2019B RSNs at the Company’s option or defer interest payments on the RSNs, all as described under “What is a remarketing?” above. The Series 2019A RSNs shall not be subject to optional redemption at any time.
If I am holding separate RSNs, can I still participate in a remarketing of the RSNs?
Yes. If you hold separate RSNs, you may elect to have your RSNs of either series remarketed by the remarketing agent along with the RSNs of each series underlying the Corporate Units as described under “Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units at any time prior to the remarketing, other than during a blackout period.
How can I satisfy my obligation under the purchase contracts?
You may satisfy your obligation under the purchase contracts as follows:

•	on an early settlement date as described under “Can I settle the purchase contract early?” above and under “What happens if there is early settlement upon a fundamental change?” below;

•	on the purchase contract settlement date if you own Corporate Units:

•
through the automatic application of the portion of the proceeds of a successful remarketing during the final remarketing period equal to the total principal amount of both series of RSNs underlying the Corporate Units, as described under “What is a final remarketing?” above; or

•
in the case of a successful optional remarketing, through the automatic application of the portion of the proceeds from the Treasury portfolio or cash equal to the total principal amount of both series of RSNs if the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, as described under “What is an optional remarketing?” above; or

•
through cash settlement as described under “Do I have to participate in the remarketing?” above or through exercise of the put right or cash settlement as described under “What happens if the RSNs are not successfully remarketed?” above; or

•	on the purchase contract settlement date if you own Treasury Units through the automatic application of the proceeds of the interest in Treasury securities underlying the Treasury Units.
In addition, the purchase contract and pledge agreement that governs the Equity Units provides that your obligation under the purchase contract will be terminated without any further action or notice upon the occurrence of a termination event, as defined under “Description of the Purchase Contracts—Termination.”
If you settle a purchase contract early (other than pursuant to your fundamental change early settlement right), you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date; provided that, under certain circumstances, you will be required to pay all contract adjustment payments payable on the contract adjustment payment date next succeeding the early settlement date to the Company in order to exercise the early settlement right. See “Description of the Purchase Contracts—Early Settlement.” If you settle a purchase contract early pursuant to your fundamental change early settlement right, you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and the Company is not deferring the related contract adjustment payment, in which case the Company will instead pay accrued and unpaid contract adjustment payments to the holder of the purchase contract as of such record date. See “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”
If the purchase contracts are terminated as a result of a termination event, you will not have any right to receive accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon). See “Description of the Purchase Contracts—Termination.”
What interest payments will I receive on the RSNs or on the undivided beneficial ownership interests in the RSNs?
Subject to any deferral as described in “Are payments subject to deferral?” above, the Series 2019A RSNs will bear interest at the rate of 2.70% per year and the Series 2019B RSNs will bear interest at the rate of 2.70% per year, in each case from the original issuance date to the purchase contract settlement date or, if earlier, the optional remarketing settlement date, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2019 (except that if any such date is not a business day, interest will be payable on the following business day, without adjustment for such delay). On and after the purchase contract settlement date or, if earlier, the optional remarketing settlement date, interest on each RSN will be payable at the relevant reset rate (as defined under “When will the interest rate on the RSNs be reset and what is the reset rate?” below), or, if the interest rates have not been reset, at the initial interest rate of 2.70% per year for the Series 2019A RSNs and 2.70% per year for the Series 2019B RSNs. If a remarketing is successful, interest on the RSNs thereafter will be payable semi-annually. See “What is a remarketing?” above.
When will the interest rate on the RSNs be reset and what is the reset rate?
The interest rate on each series of RSNs may be reset in connection with a successful remarketing as described above under “What is an optional remarketing?” and “What is a final remarketing?”. The “reset rate” for each series will be the interest rate determined by the remarketing agent, in consultation with the Company, as the rate of each series of RSNs should bear in order for the remarketing agent to remarket the RSNs of each series on the remarketing date for a price that results in aggregate proceeds of at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any, in the case of an optional remarketing, or at least 100% of the aggregate principal amount of each series of RSNs being offered in the remarketing, in the case of a final remarketing. In any case, the reset rate for either series of RSNs may be higher or lower than the initial interest rate on such series of RSNs depending on the results of the remarketing and market conditions at that time. The interest rates on the RSNs will not be reset if there is not a successful remarketing and each series of RSNs will continue to bear interest at the applicable initial interest rate. The reset rate will not exceed the maximum rate permitted by applicable law.
When may the RSNs be redeemed?
The Series 2019A RSNs shall not be subject to optional redemption at any time. The Company may redeem the Series 2019B RSNs at its option only if there has been a failed final remarketing. In that event, any Series 2019B RSNs that remain outstanding after the purchase contract settlement date will be redeemable on or after August 1, 2024 at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date.
What happens if there is early settlement upon a fundamental change?
If the Company is involved in a transaction that constitutes a fundamental change (as defined below) prior to the 30th scheduled trading day preceding the purchase contract settlement date, you will have the right, subject to certain conditions, to accelerate and settle a purchase contract early at the settlement rate determined as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” plus an additional make-whole amount of shares, or the “make-whole shares,” so long as at such time, if required under the United States federal securities laws, there is in effect a registration statement covering any securities to be issued and delivered in connection with such fundamental change early settlement. This right is referred to as the “fundamental change early settlement right.”
A “fundamental change” means (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act as in effect on the initial issue date of the Corporate Units has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s common stock representing more than 50% of the voting power of the Company’s common stock; (2) (A) the Company is involved in a consolidation with or merger into any other person, or any merger of another person into the Company, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of the Company’s common stock), in each case, in which 90% or more of the outstanding shares of the Company’s common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors); or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s consolidated assets to any person other than one of the Company’s subsidiaries; (3) the Company’s common stock ceases to be listed on at least one of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or the announcement by any of such exchanges on which the Company’s common stock is then listed or admitted for trading that the Company’s common stock will no longer be so listed or admitted for trading, unless the Company’s common stock has been accepted for listing or admitted for trading on another of such exchanges; or (4) the Company’s stockholders approve the Company’s liquidation, dissolution or termination; provided that a transaction or event or series of related transactions that constitute a fundamental change pursuant to both clauses (1) and (2) above will be deemed to constitute a fundamental change solely pursuant to clause (2) of this definition of “fundamental change.”
The Company will provide each of the holders of Equity Units with a notice of the completion of a fundamental change within four scheduled trading days after the effective date of such fundamental change. The notice will specify (1) a date (subject to postponement, as described below, the “fundamental change early settlement date”), which will be at least 26 scheduled trading days after the date of such notice and one business day before the purchase contract settlement date, on which date the Company will deliver shares of the Company’s common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, which will be no earlier than the second scheduled trading day before the fundamental change early settlement date, (3) the first scheduled trading day of the deemed market value averaging period, which shall be the 23rd scheduled trading day prior to the fundamental change early settlement date, the reference price, the threshold appreciation price and the fixed settlement rates, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right with respect to any purchase contracts, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Hartford, Connecticut during the period beginning on the date the Company delivers notice to holders that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the second scheduled trading day before the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), payment of $50 for each purchase contract being settled in immediately available funds.
If you exercise the fundamental change early settlement right, the Company will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units (as defined herein), if applicable) equal to the settlement rate described above, plus the number of make-whole shares determined by reference to the table set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” In addition, on the fundamental change early settlement date, the Company will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and the Company is not deferring the related contract adjustment payment, in which case the Company will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. The RSNs or applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, will be released from the pledge under the purchase contract and pledge agreement and delivered to you on the fundamental change early settlement date. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and be subject to normal settlement on the purchase contract settlement date.
The Company has agreed that, if required under the United States federal securities laws, the Company will use its commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement, subject to certain exceptions. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the third scheduled trading day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third scheduled trading day following the end of the fundamental change exercise period. The Company will provide each of the holders and the purchase contract agent with a notice of any such extension and postponement at least 23 scheduled trading days prior to any such extension and postponement.
Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20,000 Corporate Units.
A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.
What is the ranking of the RSNs?
The RSNs will be subordinated to all the Company’s existing and future Senior Indebtedness. The RSNs will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of the Company’s subsidiaries. See “Description of the Remarketable Junior Subordinated Notes—Ranking; Subordination” herein and “Description of the Junior Subordinated Notes—Subordination” in the accompanying Prospectus.
How will the RSNs be evidenced?
The RSNs that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.
In a few special situations described in “Description of the Remarketable Junior Subordinated Notes—Book-Entry Issuance—The Depository Trust Company,” book-entry securities representing each series of RSNs will terminate and interests in them will be exchanged for physical certificates representing the RSNs.
What are the United States federal income tax considerations related to the Equity Units and RSNs?
Although the Internal Revenue Service (the “IRS”) has issued a revenue ruling addressing the treatment of units similar to the Equity Units (the “Revenue Ruling”), no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for United States federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the RSNs as indebtedness for United States federal income tax purposes.
Although the matter is not free from doubt, a beneficial owner of Equity Units will be treated for United States federal income tax purposes as separately owning the purchase contract and the undivided beneficial ownership interests in the RSNs, the Treasury portfolio or the Treasury securities constituting the Equity Unit, as applicable. By purchasing the Corporate Units, you will be deemed to have agreed to treat the Equity Units in that manner for all United States federal income tax purposes. In addition, you must allocate the purchase price of the Corporate Units between the RSNs and the purchase contract in proportion to their respective fair market values, which will establish your initial tax basis in the RSNs and the purchase contract. With respect to each Corporate Unit purchased in the offering, you will be deemed to have agreed to allocate $50 to the undivided beneficial ownership interest in the RSNs and $0 to the purchase contract.

The Company intends to treat the RSNs as “variable rate debt instruments” that are subject to applicable United States Treasury regulations that apply to “reset bonds.” Except as described in the immediately preceding paragraph, you will be required to take into account interest payments on the RSNs at the time they are paid or accrued in accordance with your regular method of accounting for tax purposes. However, there are no United States Treasury regulations, rulings or other authorities that address the United States federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the United States federal income tax treatment of the RSNs is unclear. Under possible alternative characterizations of the RSNs, you may be required to accrue interest income in amounts that exceed the stated interest on the RSNs and/or treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN. See “Material United States Federal Income Tax Considerations—United States Holders—The RSNs—Possible Alternative Characterizations.”
If the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, a beneficial owner of Corporate Units generally will be required to include in gross income its allocable share of any interest payments made with respect to such owner’s applicable ownership interest in the Treasury portfolio, and, if appropriate, acquisition discount (as described under “Material United States Federal Income Tax Considerations”) on the applicable ownership interest in the Treasury portfolio.
The Company intends to treat contract adjustment payments as taxable ordinary income to a United States holder when received or accrued, in accordance with the United States holder’s regular method of tax accounting. The Company intends to treat any contract adjustment payments paid to a non-United States holder (as defined under “Material United States Federal Income Tax Considerations”) as payments generally subject to United States federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax.
For a more comprehensive discussion of the United States federal income tax consequences of an investment in the Equity Units, please see “Material United States Federal Income Tax Considerations.” Prospective investors in Equity Units should consult their tax advisors regarding the particular tax consequences to them of the purchase, ownership and disposition of Equity Units (including the application and effects of any state, local, or foreign and other tax laws).
Are there limitations on the purchase, holding or disposition of the Corporate Units with assets of, or on behalf of, an employee benefit plan?
Yes. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and other United States and non-United States federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction rules of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”) may impose restrictions on the purchase, holding and disposition of Corporate Units (and the securities underlying the Corporate Units) by (i) employee benefit plans (within the meaning of Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements (subject to Section 4975 of the Code or applicable Similar Laws and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii) pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii) and (iii) collectively referred to herein as “Plans”). Corporate Units (and the securities underlying the Corporate Units) may be purchased with assets of, or on behalf of, Plans, subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code and/or Similar Laws applicable to investments by such Plans. An investing fiduciary that proposes to cause a Plan, or to act on behalf of a Plan, to purchase Corporate Units (and the securities underlying the Corporate Units) should consult its own counsel regarding the potential applicability of ERISA, the Code and/or Similar Laws, as applicable, the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable, and should determine on its own whether all conditions of such exemption or exemptions have been, and will continue to be, satisfied. See “Certain ERISA Considerations.”

What are the uses of proceeds from the offering?
The Company estimates that the net proceeds from this offering will be $1,462,500,000 ($1,681,875,000 if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions but before deducting other offering expenses. These net proceeds will be used to repay all or a portion of the Company’s short-term indebtedness, which aggregated approximately $805,000,000 as of August 9, 2019, and for general corporate purposes, including investments in the Company’s subsidiaries.
The Company currently intends to use the proceeds from the settlement of the purchase contracts to repay indebtedness and for general corporate purposes, including investments in the Company’s subsidiaries. The Company does not intend to use such proceeds to repurchase shares of the Company’s common stock.
What are the risks relating to the Equity Units?
See “Risk Factors” and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this Prospectus Supplement and in the accompanying Prospectus, including the risk factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 before you make an investment decision pursuant to this Prospectus Supplement and the accompanying Prospectus.
The Offering—Explanatory Diagrams
The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in RSNs, Corporate Units and Treasury Units.
Corporate Units
A Corporate Unit consists of three components as described below:

Purchase Contract	1/40 Ownership Interest in Series 2019A RSNs(2)	1/40 Ownership Interest in Series 2019B RSNs(2)
(Owed to Holder) The Company’s Common Stock at Purchase Contract Settlement Date (August 1, 2022) + Contract Adjustment Payments 4.05% per annum paid quarterly(1)	(Owed to Holder) Interest 2.70% per annum paid quarterly(3) (following a successful remarketing, interest will be payable at reset rate and will be payable semi-annually)	(Owed to Holder) Interest 2.70% per annum paid quarterly(3) (following a successful remarketing, interest will be payable at reset rate and will be payable semi-annually)

(Owed to Southern Company) $50 at Purchase Contract Settlement Date (August 1, 2022)	(Owed to Holder) $25 at Maturity (August 1, 2024)(4)	(Owed to Holder) $25 at Maturity (August 1, 2027)(4)

(1)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Contract Adjustment Payments” below.

(2)	Each owner of an undivided beneficial ownership interest in RSNs of each series will be entitled to 1/40 of each interest payment paid on each series in respect of a $1,000 principal amount RSN.

(3)
Interest payments may be deferred as described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments” below. In connection with any successful remarketing of the RSNs, the optional redemption provisions will cease to apply to the Series 2019B RSNs and the interest deferral provisions will cease to apply to each series of the RSNs. The Series 2019A RSNs shall not be subject to optional redemption at any time.

(4)
Each series of RSNs will be issued in minimum denominations of $1,000, except in limited circumstances following a termination event. Each undivided beneficial ownership interest in RSNs of a series represents a 1/40 undivided beneficial ownership interest in a RSN of that series having a principal amount of $1,000.

The holder of a Corporate Unit owns the 1/40 undivided beneficial ownership interest in RSNs of each series having a principal amount of $1,000 that form a part of the Corporate Unit, but will pledge such interests to the Company through the collateral agent to secure the holder’s obligations under the related purchase contract.

If the Treasury portfolio has replaced the RSNs as a result of a successful optional remarketing, the applicable ownership interests in the Treasury portfolio or cash, as applicable, will replace the RSNs as a component of the Corporate Unit.
Treasury Units
A Treasury Unit consists of two components as described below:(1)

Purchase Contract	1/20 Ownership Interest in Treasury Security
(Owed to Holder) The Company’s Common Stock at Purchase Contract Settlement Date (August 1, 2022) + Contract Adjustment Payments 4.05% per annum paid quarterly(2)

(Owed to Southern Company) $50 at Purchase Contract Settlement Date (August 1, 2022)	(Owed to Holder) $50 at Maturity (on or prior to August 1, 2022)

(1)
Treasury Units may only be created in integral multiples of 40 Corporate Units. As a result, the creation of 40 Treasury Units will release $1,000 principal amount of RSNs of each series held by the collateral agent. During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

(2)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Contract Adjustment Payments” below.
The holder of a Treasury Unit owns the 1/20 undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit, but will pledge it to the Company through the collateral agent to secure the holder’s obligation under the related purchase contract.
Purchase Contract
Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of the Company’s common stock on the purchase contract settlement date. In addition, the purchase contracts require the Company to make contract adjustment payments as shown in the diagrams on the preceding pages.

(1)	The “reference price” is $57.20, which will be the closing price of the Company’s common stock on the New York Stock Exchange on the date the Equity Units are priced.

(2)
The “threshold appreciation price” is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $68.64 and represents appreciation of approximately 20.0% over the reference price.

(3)	If the applicable market value of the Company’s common stock is less than or equal to the reference price of $57.20, 0.8741 shares of the Company’s common stock (subject to adjustment).

(4)
If the applicable market value of the Company’s common stock is greater than the reference price and less than the threshold appreciation price of $68.64, the number of shares of the Company’s common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value, rounded to the nearest ten thousandth of a share (subject to adjustment).

(5)
If the applicable market value of the Company’s common stock is greater than or equal to the threshold appreciation price, the number of shares of the Company’s common stock to be delivered to a holder of an Equity Unit will be 0.7284 shares (subject to adjustment).

(6)
The “applicable market value” means the average of the VWAP of the Company’s common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs).

The RSNs
The Series 2019A RSNs and the Series 2019B RSNs have the terms described below:

Series 2019A RSNs	Series 2019B RSNs
(Owed to Holder) Interest 2.70% per annum paid quarterly(1) (following a successful remarketing, interest will be payable at reset rate and will be payable semi-annually)	(Owed to Holder) Interest 2.70% per annum paid quarterly(1) (following a successful remarketing, interest will be payable at reset rate and will be payable semi-annually)

Owed to Holder) $1,000 at Maturity (August 1, 2024)	(Owed to Holder) $1,000 at Maturity (August 1, 2027)

(1)
Interest payments may be deferred as described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments” and interest payment dates will be adjusted in a successful remarketing as described under “Description of the Remarketable Junior Subordinated Notes—Remarketing.” In connection with any successful remarketing of the RSNs, the optional redemption will cease to apply to the Series 2019B RSNs and the interest deferral provisions will cease to apply to each series of the RSNs. The Series 2019A RSNs shall not be subject to optional redemption at any time.

Transforming Corporate Units into Treasury Units and RSNs

Purchase Contract		1/40 Ownership in Series 2019A RSN(1)(2)		1/40 Ownership in Series 2019B RSN(1)(2)	Purchase Contract		1/20 Ownership Interest in Treasury Security	1/40 Ownership in Series 2019A RSN(1)(2)	1/40 Ownership in Series 2019B RSN(1)(2)
(Owed to Holder) The Company’s Common Stock at Purchase Contract Settlement Date (August 1, 2022) + Contract Adjustment Payments 4.05% per annum paid quarterly(4)	+	(Owed to Holder) Interest 2.70% paid per annum quarterly(2) (following a successful remarketing, interest will be payable at reset rate and will be payable semi-annually).	+	(Owed to Holder) Interest 2.70% paid per annum quarterly(2) (following a successful remarketing, interest will be payable at reset rate and will be payable semi-annually).	(Owed to Holder) The Company’s Common Stock at Purchase Contract Settlement Date (August 1, 2022) + Contract Adjustment Payments 4.05% per annum paid quarterly(4)	+		(Owed to Holder) Interest 2.70% paid per annum quarterly(2) (following a successful remarketing, interest will be payable at reset rate and will be payable semi-annually).	(Owed to Holder) Interest 2.70% paid per annum quarterly(2) (following a successful remarketing, interest will be payable at reset rate and will be payable semi-annually).

(Owed to Southern Company) $50 at Purchase Contract Settlement Date (August 1, 2022)		(Owed to Holder) $25 at Maturity (August 1, 2024)		(Owed to Holder) $25 at Maturity (August 1, 2027)	(Owed to Southern Company) $50 at Purchase Contract Settlement Date (August 1, 2022)		(Owed to Holder) $50 at Maturity (August 1, 2022)	(Owed to Holder) $25 at Maturity (August 1, 2024)	(Owed to Holder) $25 at Maturity (August 1, 2027)

Corporate Unit					Treasury Unit

(1)
Each holder will own a 1/40 undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, an RSN of each series having a principal amount of $1,000.

(2)	RSNs of each series will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances following a termination event.

(3)
Interest payments may be deferred as described in this Prospectus Supplement and interest payment dates will be adjusted in a successful remarketing as described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest.” In connection with any successful remarketing of the RSNs, the optional redemption will cease to apply to the Series 2019B RSNs and the interest deferral provisions will cease to apply to each series of the RSNs. The Series 2019A RSNs shall not be subject to optional redemption at any time.

(4)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Remarketing.”
The diagram above describes each of a Corporate Unit, a Treasury Unit and separate RSNs.

•	Because both series of RSNs are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 40 Corporate Units.

•
To create 40 Treasury Units, a holder separates 40 Corporate Units into their three components—40 purchase contracts, a Series 2019A RSN having a principal amount of $1,000 and a Series 2019B RSN having a principal amount of $1,000—and then combines the purchase contracts with two Treasury securities that mature on or prior to August 1, 2022, each having a principal amount at maturity of $1,000.

•
The RSN of each series, which is no longer a component of Corporate Units, is released from the pledge under the purchase contract and pledge agreement and delivered to the holder and is tradable as a separate security.

•
A holder owns the two Treasury securities that form a part of the 40 Treasury Units but will pledge them to the Company through the collateral agent to secure the holder’s obligation under the related purchase contracts.

•	Each Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

•	During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

•
Unless a blackout period is occurring or there has been a successful remarketing, the holder can also transform 40 Treasury Units and an RSN of each series having a principal amount of $1,000 into 40 Corporate Units. Following that transformation, the two Treasury securities, which will no longer be a component of the Treasury Units, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as separate securities.

Illustrative Remarketing Timeline
The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the form of remarketing agreement that will be an exhibit to the purchase contract and pledge agreement. This timeline assumes that the Company will elect to conduct an optional remarketing during the maximum permissible optional remarketing period.

Date	Event
April 21, 2022 (five business days prior to the first day of the optional remarketing period)
The Company will, or the Company will request that the depository, notify holders of Corporate Units, Treasury Units and separate RSNs of both series of the Company’s election to conduct an optional remarketing. Such notice will specify the first day of the optional remarketing period and the procedures to be followed in the optional remarketing.

April 26, 2022 (two business days prior to the beginning of the optional remarketing period)
●      Last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful);

●      Last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to settle early if the optional remarketing is not successful or after the blackout period has concluded for such optional remarketing); and

● Last day for holders of separate RSNs to give notice of their election or to revoke their election to participate in the optional remarketing.

April 28, 2022 to July 13, 2022
Optional remarketing period:
●      if the optional remarketing is successful, the Company will issue a press release on the business day after the optional remarketing date, the remarketing agent will purchase the Treasury portfolio and the settlement date for the optional remarketing will occur on the second business day following the optional remarketing date (unless the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date); and

● if the optional remarketing is not successful, the Company will issue a press release at the end of the optional remarketing period.
No later than July 14, 2022 (seven calendar days prior to the first day of the final remarketing period)
If there has not been a successful optional remarketing, the Company will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of both series of the final remarketing. Such notice will specify the final remarketing period and the procedures to be followed in the final remarketing.

July 14, 2022 (seven calendar days prior to the first day of the final remarketing period)	First day for holders of Corporate Units to give notice of election to settle purchase contracts with separate cash.
July 19, 2022 (two business days prior to the first day of the final remarketing period)	● Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units if no successful optional remarketing has occurred;

●      Last day for holders of Corporate Units to give notice of election to settle the related purchase contracts with separate cash on the purchase contract settlement date (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful);

● Last day for holders of separate RSNs to give notice of their election or to revoke their election to participate in the final remarketing; and
● Last day for holders of Corporate Units to settle the related purchase contracts early.
July 20, 2022 (one business day prior to the first day of the final remarketing period)
Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract date to pay the purchase price (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful).

July 21, 2022 to July 27, 2022 (final remarketing period)
If there has not been a successful optional remarketing, the Company will attempt a remarketing during the final remarketing period. The Company may elect to postpone the final remarketing on any day other than one of the last three business days of the final remarketing period.

July 28, 2022 (two business days prior to the purchase contract settlement date)
●      If the final remarketing has not been successful, last day for holders of Corporate Units to elect to settle the related purchase contracts with separate cash on the purchase contract settlement date; and

● Last day for holders of Treasury Units to settle the related purchase contracts early.
July 29, 2022 (one business day prior to the purchase contract settlement date)
If the final remarketing has not been successful, last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract settlement date to pay the purchase price.

August 1, 2022 (or if such day is not a business day, the following business day)	Purchase contract settlement date and settlement date for any successful final remarketing of the RSNs.

RISK FACTORS
Investing in the Equity Units involves risk. In addition to the factors described below, please see the risk factors in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018, which is incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

The Corporate Units consist of a purchase contract to acquire the Company’s common stock and an interest in Series 2019A RSNs and Series 2019B RSNs issued by the Company. When considering an investment in the Corporate Units, you are making an investment decision with respect to the Company’s common stock and the RSNs as well as the Corporate Units. You can create Treasury Units from Corporate Units by substituting Treasury securities for both series of RSNs; you would be making an investment decision with respect to the Company’s common stock and the RSNs as well as the Treasury Units in such case. You should carefully review the information in this Prospectus Supplement and the accompanying Prospectus about these securities.
See “Available Information” on page S-1.
Risks Relating to the Equity Units
You assume the risk that the market value of the Company’s common stock may decline.
The number of shares of the Company’s common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the VWAP of the Company’s common stock on each trading day of the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), which is referred to as the applicable market value. There can be no assurance that the market value of common stock you receive on the purchase contract settlement date will be equal to or greater than the effective price per share you paid for the Company’s common stock. If the applicable market value of the common stock is less than the reference price of $57.20, the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will be less than the effective price per share you paid for the common stock. Accordingly, you assume the risk that the market value of the Company’s common stock may decline and that the decline could be substantial.
In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the VWAP per share of the Company’s common stock on each trading day of the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of the Company’s common stock on the purchase contract settlement date or the average of the VWAP of the Company’s common stock over a different period of days.
The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in the Company’s common stock.
Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in the Company’s common stock. This opportunity is less, because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will only exceed the effective price per share you paid for the Company’s common stock if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately 20.0% over the reference price). If the applicable market value of the Company’s common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of the Company’s common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately 83% of the number of the shares of common stock you could have purchased with $50.00 at the closing price of the Company’s common stock on the date of the pricing of the Equity Units.
The trading prices of the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of the Company’s common stock, the general level of interest rates and the Company’s credit quality.
The trading prices of Corporate Units, which the Company intends to apply to list on the New York Stock Exchange, and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of the Company’s common stock, the general level of interest rates and the Company’s credit quality. It is impossible to predict whether the price of the Company’s common stock or interest rates will rise or fall. The price of the Company’s common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, many of which events and factors are beyond the Company’s control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, the Treasury Units, the Series 2019A RSNs, the Series 2019B RSNs and the Company’s common stock.
If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to the Company’s common stock, but you will be subject to all changes affecting the Company’s common stock.
If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to the Company’s common stock, such as voting rights and rights to receive dividends or other distributions on the Company’s common stock. However, you will be subject to all changes affecting the Company’s common stock. You will only be entitled to rights with respect to the Company’s common stock if and when the Company delivers shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights or the receipt of those dividends or distributions occurs after that date.
The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.
If a fundamental change (as defined below under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) occurs prior to the 30th scheduled trading day preceding the purchase contract settlement date and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the stock price (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) is in excess of $150.00 per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the fundamental change, this feature may not adequately compensate you for such loss.
In addition, in the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), the Company will not be required to file such registration statement or provide a prospectus, and the fundamental change early settlement right will not be available, until the Company has publicly disclosed such transaction or development; provided that the Company will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.
The fundamental change early settlement right triggered under certain circumstances by a fundamental change could discourage a potential acquiror.
The fundamental change early settlement right with respect to the purchase contracts triggered under certain circumstances by a fundamental change could discourage a potential acquiror, including potential acquirors that otherwise seek a transaction with the Company that would be attractive to you.

The Equity Units provide limited fixed settlement rate adjustments, and an event could occur that adversely affects the value of the Equity Units or the Company’s common stock but that does not result in an adjustment to the fixed settlement rates.
The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a stock purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. The Company will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including without limitation issuances and purchases of the Company’s common stock in connection with dividend reinvestment plans, direct stock purchase plans, employee stock option grants, ordinary dividends, offerings of common stock by the Company for cash or in connection with an acquisition, and share issuances pursuant to options and other convertible securities outstanding on the date the Company issues the Equity Units. See “Description of the Purchase Contracts—Anti-dilution Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units or the Company’s common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, other than as described under “Underwriting,” the Company is not restricted from issuing additional common stock during the term of the stock purchase contracts and has no obligation to consider your interests for any reason. If the Company issues additional shares of common stock, those issuances may materially and adversely affect the price of the Company’s common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of the Company’s common stock, those issuances may adversely affect the trading prices of the Equity Units.
The secondary market for the Corporate Units, the Treasury Units, the Series 2019A RSNs or the Series 2019B RSNs may be illiquid.
It is not possible to predict how Corporate Units, Treasury Units, Series 2019A RSNs or Series 2019B RSNs will trade or whether a market for them will be liquid or illiquid. There is currently no market for the Corporate Units, the Treasury Units or either series of RSNs. The Company intends to apply to list the Corporate Units on the New York Stock Exchange under the symbol “SOLN” and expects trading to commence within 30 days of the date of initial issuance of the Corporate Units, although there is no guarantee that the Corporate Units will be approved for listing. If the Treasury Units or either series of RSNs are separately traded to a sufficient extent that applicable exchange listing or quotation system requirements are met, the Company may endeavor to list the Treasury Units or such series of RSNs on the same exchange or quotation system as the Corporate Units. However, there can be no assurance that the Company will list the Treasury Units or either series of RSNs on any exchange or quotation system. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or either series of RSNs, your ability to sell these securities or whether a trading market, if one develops, will continue. In addition, in the event a sufficient number of holders of Equity Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units, if approved for listing, will not be de-listed from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of holders’ elections to create Treasury Units, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.
Your rights to the pledged securities will be subject to the Company’s security interest and may be affected by a bankruptcy proceeding.
Although you will be the beneficial owner of the undivided beneficial ownership interests in each series of RSNs, Treasury securities or applicable ownership interests in the portions of the Treasury portfolio described in the first and second bullets under “What is the Treasury portfolio?” on page S-8, as applicable, those securities will be pledged to the Company through the collateral agent to secure your obligations under the related purchase contracts. Your rights to the pledged securities will be subject to the Company’s security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that the Company becomes the subject of a case under the United States Bankruptcy Code, the effectiveness of such termination and the delivery of the pledged securities to you may be contested or delayed as a result of the imposition of the automatic stay under Section 362 of the United States Bankruptcy Code or by exercise of the bankruptcy court’s power under Section 105(a) of the United States Bankruptcy Code, and claims arising out of the RSNs, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

Upon a successful remarketing of the RSNs, the terms of your Series 2019A RSNs and Series 2019B RSNs will be modified even if you elect not to participate in the remarketing.
When the Company attempts to remarket the RSNs, the remarketing agent will agree to use its commercially reasonable efforts to sell the RSNs included in the remarketing. Following any successful remarketing of the RSNs, the interest rate on each series of RSNs will be reset, interest will be payable on a semi-annual basis and the Company will cease to have the ability to redeem the Series 2019B RSNs at the Company’s option or defer interest payments on either series of RSNs, all as described under “Description of the Purchase Contracts—Remarketing.” The Series 2019A RSNs shall not be subject to optional redemption at any time. If the remarketing is successful, the modified terms of each series of RSNs will apply to all the RSNs of such series, even if they were not included in the remarketing. However, holders of the RSNs must elect to participate in the remarketing before knowing what the modified terms of the RSNs will be. Whenever the Company remarkets the RSNs, the Company will notify holders of Corporate Units, Treasury Units and separate RSNs of such remarketing. You may determine that the revised terms of the RSNs you receive are not as favorable to you as you would deem appropriate, and the modified terms may be less favorable to you than the initial terms of the RSNs. For example, the interest rate on each series of RSNs may be reduced in connection with the remarketing.
The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.
The purchase contract and pledge agreement among the Company, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. You will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. Each series of RSNs constituting a part of the Corporate Units will be issued pursuant to the Subordinated Note Indenture (as defined under the “Description of the Remarketable Junior Subordinated Notes” below) that has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the ownership interests in each series of RSNs included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•
provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the trustee deliver reports at least annually with respect to certain matters concerning the trustee and the securities.
The trading price of the Corporate Units or any separate RSNs may not fully reflect the value of their accrued but unpaid interest.
The Corporate Units and any separate RSNs may trade at a price that does not fully reflect the value of accrued but unpaid interest on either or both series of RSNs.
You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock and other securities, if any, deliverable upon early settlement of a purchase contract.
The early settlement rights under the purchase contracts are subject to the condition that, if required under the United States federal securities laws, the Company has a registration statement under the Securities Act in effect on the applicable early settlement date. If such registration statement is so required, the Company has agreed to use the Company’s commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and have an available prospectus in connection therewith covering the shares of common stock and other securities, if any, deliverable upon settlement of the purchase contract, subject to certain exceptions. In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

The Subordinated Note Indenture does not limit the Company’s indebtedness, restrict dividends or generally restrict highly leveraged transactions; there are no financial covenants in the Subordinated Note Indenture.
Neither the Company nor any of the Company’s subsidiaries are restricted from incurring additional debt or other liabilities, including additional Senior Indebtedness, under the Subordinated Note Indenture. As of June 30, 2019, the Company, and the Company’s subsidiaries, had total consolidated indebtedness of $44.1 billion. If the Company incurs additional debt or liabilities, the Company’s ability to pay the Company’s obligations on the RSNs could be adversely affected. The Company expects that it and its subsidiaries will from time to time incur additional debt and other liabilities. In addition, except as described under “Description of the Remarketable Junior Subordinated Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” the Company is not restricted under the Subordinated Note Indenture from paying dividends or issuing or repurchasing the Company’s securities.
There are no financial covenants in the Subordinated Note Indenture. Except for the covenants described under “Description of the Remarketable Junior Subordinated Notes—Consolidation, Merger or Sale,” there are no covenants or any other provisions in the Subordinated Note Indenture which may afford you protection in the event of a highly leveraged transaction including one that may or may not result in a change of control of the Company.
The RSNs and the contract adjustment payments are subordinated to the Company’s Senior Indebtedness and are effectively subordinated to substantially all of the Company’s other debt, and the Subordinated Note Indenture governing the RSNs does not limit the aggregate amount of indebtedness that may be issued by the Company.

The Company’s obligations under the RSNs and the contract adjustment payments are subordinated and junior in right of payment to all of the Company’s Senior Indebtedness. This means that the Company cannot make any payments on the RSNs or the contract adjustment payments until all holders of its Senior Indebtedness have been paid in full, or provision has been made for such payment, if such Senior Indebtedness is in default (subject to certain exceptions for grace periods and waivers).

The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of June 30, 2019, the Senior Indebtedness of the Company, on an unconsolidated basis, aggregated approximately $8.2 billion. Since the Company is a holding company, the right of the Company and, hence, the right of creditors of the Company (including holders of the RSNs) to participate in any distribution of the assets of any subsidiary of the Company, whether upon liquidation, reorganization or otherwise, is structurally subordinated to the claims of creditors and preferred stockholders of each subsidiary. As of June 30, 2019, on a consolidated basis, the Company had approximately $42.7 billion of outstanding long-term debt (including securities due within one year), of which approximately $31.5 billion was long-term debt (including securities due within one year) of the Company’s subsidiaries. In addition, the Company had approximately $1.4 billion of short-term notes payable, of which approximately $1.1 billion was short-term notes payable by the Company’s subsidiaries. In addition, as of June 30, 2019, the Company’s subsidiaries had approximately $0.3 billion of preferred stock outstanding.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units.
The Company expects that many investors in, and potential purchasers of, the Equity Units will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units. Investors would typically implement such a strategy by selling short the common stock underlying the Equity Units and dynamically adjusting their short position while continuing to hold the Equity Units. Investors may also implement this type of strategy by entering into swaps on the Company’s common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that restricts or interferes with the ability of market participants to effect short sales or equity swaps with respect to the Company’s common stock could adversely affect the ability of investors in, or potential purchasers of, the Equity Units to conduct such an arbitrage strategy with respect to the Equity Units. This could, in turn, adversely affect the trading price and liquidity of the Equity Units.
The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules or take other actions, that may impact those engaging in short selling activity involving equity securities (including the Company’s common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines and the implementation of certain regulatory reforms required by the

Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Equity Units to effect short sales of the Company’s common stock, borrow the Company’s common stock or enter into swaps on the Company’s common stock could adversely affect the trading price and the liquidity of the Equity Units.
The Company may defer contract adjustment payments under the purchase contracts, and this may have an adverse effect on the trading prices of the Equity Units.
The Company may, at its option, defer the payment of all or part of the contract adjustment payments under the purchase contracts. If the Company exercises its right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of the Company’s deferral rights, the market price of the Equity Units may be more volatile than would otherwise be the case. In addition, there is a risk that the Company may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. If the Company makes such a deferral, you may be required to continue to recognize income for United States federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash distributions.
If the Company exercises its right to defer interest payments on the RSNs, the market price of the Corporate Units and any separate RSNs is likely to be adversely affected.
Prior to any successful remarketing of the RSNs, the Company may, at its option, defer interest payments on either or both series of RSNs for one or more consecutive interest periods. During any “deferral period” (as defined under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments” below), holders of such RSNs will receive no current payments and, so long as the Company is otherwise in compliance with the Company’s obligations, holders will have no remedies against the Company for nonpayment unless the Company fails to pay all Additional Interest in cash within 30 days of the date due after the end of the deferral period. If the Company exercises its right to defer interest, the market price of the Corporate Units and any separate RSNs of such series is likely to be adversely affected. As a result of the existence of the Company’s deferral rights, the market price of the Corporate Units and any separate RSNs may be more volatile than would otherwise be the case. In addition, there is the risk that the Company may not be able to pay such Additional Interest in the future.
You may have to include interest in your taxable income before the receipt of cash.
If the Company exercises its right to defer interest payments on either series of RSNs, you may be required to accrue income, in the form of original issue discount (“OID”), for United States federal income tax purposes in respect of the interest on such RSNs, even if you normally report that income when received and even though you may not receive the cash attributable to that income during the deferral period. See “Material United States Federal Income Tax Considerations—United States Holders—The RSNs.”
Other tax treatments of the RSNs are possible.
The Company intends to treat each series of RSNs as “variable rate debt instruments” that are subject to applicable United States Treasury regulations that apply to “reset bonds.” Except as described above, you will be required to take into account interest payments on the RSNs at the time the interest is paid or accrued in accordance with your regular method of tax accounting. However, because there are no United States Treasury regulations, rulings or other authorities that address the United States federal income tax treatment of debt instruments that are substantially similar to the RSNs, alternative characterizations of the RSNs are possible. For example, the RSNs could be treated as “contingent payment debt instruments” for United States federal income tax purposes. In that event, you would generally be required to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be higher than the stated interest rate on each series of RSNs, regardless of your regular method of tax accounting, and (2) treat any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN as ordinary income. See “Material United States Federal Income Tax Considerations—United States Holders—The RSNs—Possible Alternative Characterizations.”

The United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear.
Although the IRS has issued the Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for United States federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the United States federal income tax consequences of the ownership and disposition of the Equity Units are unclear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the RSNs as indebtedness for United States federal income tax purposes. You should consult with your tax advisors regarding the tax consequences of an investment in the Equity Units to your particular circumstances. See “Material United States Federal Income Tax Considerations.”
Under certain circumstances, you may be treated as receiving a taxable distribution on the Company’s common stock even though you do not receive any actual distribution.
For United States federal income tax purposes, you may be treated as receiving a constructive distribution from the Company with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in the Company’s assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rates are adjusted as a result of a distribution that is taxable to the holders of the Company’s common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of the Company’s common stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a Non-United States holder (as defined under “Material United States Federal Income Tax Considerations” below ), such deemed dividend may be subject to United States federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax. See “Material United States Federal Income Tax Considerations—United States Holders—Purchase Contracts” and “Material United States Federal Income Tax Considerations—Non-United States Holders—United States Federal Withholding Tax.”
The Company will report contract adjustment payments as ordinary income and the Company will withhold tax on contract adjustment payments made to non-United States holders.
The Company intends to treat contract adjustment payments as taxable ordinary income to a United States holder (as defined under “Material United States Federal Income Tax Considerations” below) when received or accrued, in accordance with the United States holder’s regular method of tax accounting. The Company intends to treat any contract adjustment payments paid to a non-United States holder as payments generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax and the holder satisfies the relevant certification requirements. See “Material United States Federal Income Tax Considerations—United States Holders—Purchase Contracts” and “Material United States Federal Income Tax Considerations—Non-United States Holders—United States Federal Withholding Tax.” Persons considering the purchase of Equity Units should consult their tax advisors concerning the possible alternative characterization and tax treatment of Equity Units and the contract adjustment payments.

USE OF PROCEEDS
The Company estimates that the net proceeds from the sale of the Equity Units in this offering will be approximately $1,462,500,000 (approximately $1,681,875,000 if the underwriters exercise their option to purchase additional Corporate Units in full), after deducting the underwriting discounts and commissions but before deducting other offering expenses. The Company intends to use the net proceeds from this offering to repay all or a portion of the Company’s short-term indebtedness, which aggregated approximately $805,000,000 as of August 9, 2019, and for general corporate purposes, including investments in the Company’s subsidiaries.
The Company currently intends to use the proceeds from the settlement of the purchase contracts to repay indebtedness and for other general corporate purposes, including investments in the Company’s subsidiaries. The Company does not intend to use such proceeds to repurchase shares of its common stock.

CAPITALIZATION

The table below shows the Company’s unaudited capitalization on a consolidated basis as of June 30, 2019. The “As Adjusted” column reflects the Company’s capitalization after giving effect to this offering and assumes the over-allotment option is not exercised in this offering. The information set forth below is qualified in its entirety by reference to and, therefore, should be read together with management’s discussion and analysis of results of operations and financial condition, the consolidated financial statements and related notes and other financial information incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

	Capitalization as of June 30, 2019
	Actual	As Adjusted

Common Stockholders’ Equity(1)	$26,898	$26,725	35.4%
Noncontrolling Interest	4,233	4,233	5.6%
Redeemable Preferred Stock of Subsidiaries	291	291	0.4%
Senior Notes (2)	30,409	30,409	40.2%
Other Long-Term Debt (2)	12,421	13,921	18.4%
Total	$74,252	$75,579	100.0%
_________________________
(1) Reflects an adjustment of approximately $173 million representing the estimated present value of the contract adjustments payable in connection with the Equity Units.
(2) Including amounts due within one year.

ACCOUNTING TREATMENT
The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and each series of RSNs in proportion to their respective fair market values at the time of issuance. The present value of the contract adjustment payments will be initially charged to stockholders’ equity, with an offsetting credit to liabilities. This liability is accreted over the life of the purchase contract by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.
The purchase contracts are forward transactions in the Company’s common stock. Upon settlement of each purchase contract, the Company will receive $50 on the purchase contract and will issue the requisite number of shares of the Company’s common stock. The $50 that the Company receives will be credited to stockholders’ equity.
Before the issuance of the Company’s common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in the Company’s diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of the Company’s common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by the Company in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, the Company anticipates that there will be no dilutive effect on the Company’s earnings per share except during periods when the average market price of the Company’s common stock is above the threshold appreciation price of $68.64.
Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Equity Units. It is possible that the Company’s accounting for the purchase contracts and the RSNs could be affected by any new accounting rules that might be issued by these groups.

DESCRIPTION OF THE EQUITY UNITS
In this “Description of the Equity Units,” “Southern Company” and the “Company” refer only to The Southern Company and any successor obligor, and not to any of its subsidiaries.
The following is a summary of some of the terms of the Equity Units. This summary, together with the summaries of the terms of the purchase contracts, the purchase contract and pledge agreement and the RSNs set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Junior Subordinated Notes” in this Prospectus Supplement, contain a description of the material terms of the Equity Units, but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the Subordinated Note Indenture, the RSNs and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this Prospectus Supplement and the accompanying Prospectus form a part.
General
The Company will issue the Equity Units under the purchase contract and pledge agreement among the Company and U.S. Bank National Association, as purchase contract agent (the “purchase contract agent”), collateral agent (the “collateral agent”), custodial agent (the “custodial agent”) and securities intermediary (the “securities intermediary”). The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 30,000,000 Corporate Units (or 34,500,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50.
Each Corporate Unit offered will consist of:

•	a purchase contract under which

o
the holder will agree to purchase from the Company, and the Company will agree to sell to the holder, on August 1, 2022 (or if such day is not a business day, the following business day), which is referred to as the “purchase contract settlement date,” or earlier upon early settlement, for $50, a number of shares of the Company’s common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

o
the Company will pay the holder quarterly contract adjustment payments at the rate of 4.05% per year on the stated amount of $50, or $2.0250 per year, subject to the Company’s right to defer such contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments,” and

either:

•
(i) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Series 2019A RSNs (under which the Company will pay to the holder 1/40 of the interest payment on such note at the initial rate of 2.70%, or $27.00 per year per $1,000 principal amount), and (ii) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Series 2019B RSNs (under which the Company will pay the holder 1/40 of the interest payment on such note at the initial rate of 2.70%, or $27.00 per year per $1,000 principal amount), in each case subject to the Company’s right to defer such interest payments as described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments”); or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of United States Treasury securities, which is referred to as the “Treasury portfolio.”
The “applicable ownership interest” means, with respect to the Treasury portfolio,

(1) a 1/20 undivided beneficial ownership interest in $1,000 principal amount at maturity of United States Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date; and
(2) for the scheduled interest payment on each series of RSNs occurring on the purchase contract settlement date, a 0.03375% undivided beneficial ownership interest in $1,000 principal amount at maturity of United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date.
If United States Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, (i) the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the United States Treasury securities described in clauses (1) and (2) above and (ii) references to the “applicable ownership interest in the Treasury portfolio” or clauses (1) and (2) above will be deemed to be references to an interest in such amount of cash or the applicable portion thereof. If the provisions set forth in this paragraph apply, references to “Treasury security” and “United States Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in a Series 2019A RSN and in a Series 2019B RSN or the applicable ownership interest in the Treasury portfolio described in clause (1) of the definition of “applicable ownership interest” above (or $50 in cash, if the immediately preceding paragraph applies), as the case may be, will be pledged to the Company through the collateral agent to secure the holders’ obligations to purchase the Company’s common stock under the related purchase contracts.
Creating Treasury Units by Substituting a Treasury Security for the RSNs
Each holder of 40 Corporate Units may create, at any time other than after a successful remarketing or during a blackout period (as defined below), 40 Treasury Units by substituting for an RSN of each series two zero-coupon United States Treasury securities (for example, CUSIP No. 912820W52) each with a principal amount at maturity equal to $1,000 and maturing on or prior to August 1, 2022, which is referred to as a “Treasury security.” This substitution would create 40 Treasury Units and the RSN of each series would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Treasury Units. Because both series of RSNs are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 40 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.
Each Treasury Unit will consist of:

•	a purchase contract under which

•
the holder will agree to purchase from the Company, and the Company will agree to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50, a number of shares of the Company’s common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•
the Company will pay the holder quarterly contract adjustment payments at the rate of 4.05% per year on the stated amount of $50, or $2.0250 per year, subject to the Company’s right to defer the contract adjustment payments; and

•	a 1/20 undivided beneficial ownership interest in a Treasury security.
The term “blackout period” means the period (1) if the Company elects to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the optional remarking period until the settlement date of such optional remarketing or the date the Company announces that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.
The term “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York or Hartford, Connecticut are authorized or required by law or executive order to close or a day on which the corporate trust office of the purchase contract agent is closed for business.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to the Company through the collateral agent to secure the holder’s obligation to purchase the Company’s common stock under the related purchase contracts.
To create 40 Treasury Units, a holder is required to:

•
deposit with the collateral agent two Treasury securities that each have a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 40 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited two Treasury securities with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related RSN of each series.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury securities, the collateral agent will release the related RSN of each series from the pledge and deliver them to the purchase contract agent on behalf of the holder, free and clear of the Company’s security interest. The purchase contract agent then will:

•	cancel the 40 Corporate Units;

•	transfer the related RSN of each series to the holder; and

•	deliver 40 Treasury Units to the holder.
The Treasury securities will be substituted for the RSNs and will be pledged to the Company through the collateral agent to secure the holder’s obligation to purchase shares of the Company’s common stock under the related purchase contracts. The RSNs thereafter will trade and be transferable separately from the Treasury Units.
Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”
Recreating Corporate Units
Each holder of 40 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing, to substitute for the related Treasury securities held by the collateral agent a RSN of each series having a principal amount equal to $1,000. This substitution would recreate 40 Corporate Units and the applicable Treasury securities would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Corporate Units. Because both series of RSNs are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 40 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.
To recreate 40 Corporate Units, a holder is required to:

•
deposit with the collateral agent a RSN of each series having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 40 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a RSN of each series having a principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury securities.

Upon receiving instructions from the purchase contract agent and receipt of a RSN of each series having a principal amount of $1,000, the collateral agent will promptly release the related Treasury securities from the pledge and promptly instruct the securities intermediary to transfer such Treasury securities to the purchase contract agent for distribution to the holder, free and clear of the Company’s security interest. The purchase contract agent then will:

•	cancel the 40 Treasury Units;

•	transfer the related Treasury securities to the holder; and

•	deliver 40 Corporate Units to the holder.
The $1,000 principal amount RSN of each series will be substituted for the Treasury securities and will be pledged to the Company through the collateral agent to secure the holder’s obligation to purchase shares of the Company’s common stock under the related purchase contracts. The Treasury securities thereafter will trade and be transferable separately from the Corporate Units.
Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to the collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”
Payments on the Equity Units
Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by the Company at the rate of 4.05% per year on the stated amount of $50 per Equity Unit. The Company will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing November 1, 2019. Unless the purchase contracts have been terminated (as described under “Description of the Purchase Contracts—Termination” below), the Company will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) and the most recent contract adjustment payment date on or before any other early settlement with respect to the related purchase contracts (in the case of an early settlement as described under “Description of the Purchase Contracts—Early Settlement” below). If the purchase contracts have been terminated, the Company’s obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on each series of RSNs (or distributions on the applicable ownership interest in the Treasury portfolio, as applicable), equivalent to the rate of 2.70% per year for the Series 2019A RSNs and 2.70% per year for the Series 2019B RSNs. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the RSNs that were delivered to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate RSNs for as long as they hold the RSNs, subject to the Company’s right to defer such payments and subject to any modifications made thereto pursuant to a successful remarketing.
The Company has the right to defer payment of quarterly contract adjustment payments and of interest on either or both series of RSNs as described under “Description of the Purchase Contracts—Contract Adjustment Payments” and “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments,” respectively.
Listing
The Company intends to apply to list the Corporate Units on the New York Stock Exchange and expects trading to commence within 30 days of the initial issuance of the Corporate Units under the symbol “SOLN”. Except in connection with early settlement, fundamental change early settlement, a termination event or settlement on the purchase contract settlement date with separate cash, unless and until substitution has been made as described in “—Creating Treasury Units by Substituting a Treasury Security for the RSNs” or “—Recreating Corporate Units,” neither the RSN of either series or the applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The RSNs or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or RSNs of either series are separately traded to a sufficient extent that the applicable exchange listing requirements are met, the Company may endeavor to cause the Treasury Units or RSNs of either series to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange. However, there can be no assurance that the Company will list the Treasury Units or the RSNs of either series on any exchange or quotation system.

Ranking
The RSNs, which are included in the Equity Units, will be the Company’s junior subordinated obligations, subordinated to the Company’s existing and future “Senior Indebtedness” (as defined under “Description of the Junior Subordinated Notes—Subordination” in the accompanying Prospectus). The Series 2019A RSNs and the Series 2019B RSNs will be issued under the Company’s Subordinated Note Indenture.
In addition, the Company’s obligations with respect to contract adjustment payments will be subordinated in right of payment to the Company’s existing and future “Senior Indebtedness” (as defined under “Description of the Junior Subordinated Notes—Subordination” in the accompanying Prospectus).
The RSNs and the Company’s obligations with respect to contract adjustments payments will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of the Company’s subsidiaries.
The Company’s subsidiaries are separate and distinct legal entities from the Company. The Company’s subsidiaries have no obligation to pay any amounts due on the RSNs or the purchase contracts or to provide the Company with funds to meet the Company’s respective payment obligations on the RSNs or purchase contracts. Any payment of dividends, loans or advances by the Company’s subsidiaries to the Company could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. The Company’s right to receive any assets of any of the Company’s subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the RSNs or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if the Company is a creditor of any of the Company’s subsidiaries, the Company’s rights as a creditor would be subordinated to any security interest in the assets of the Company’s subsidiaries and any indebtedness of the Company’s subsidiaries senior to that held by the Company.
Voting and Certain Other Rights
Prior to the delivery of shares of common stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of the Company’s common stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a stockholder or other rights in respect of the Company’s common stock.
Agreed United States Federal Income Tax Treatment
Each beneficial owner of an Equity Unit, by accepting a beneficial interest therein, will be deemed to have agreed for United States federal, state and local income tax purposes (unless otherwise required by any taxing authority) (1) to be treated as the owner, separately, of each of the purchase contract, the related RSNs and the applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, (2) to treat the RSNs as indebtedness and (3) to allocate, as of the issue date, 100% of the purchase price paid for the Corporate Units to its ownership interest in the RSNs and 0% to each purchase contract, which will establish its initial tax basis in each purchase contract as $0 and the beneficial owner’s initial tax basis in the RSNs as $50. This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS. See “Material United States Federal Income Tax Considerations.”
Repurchase of the Equity Units
The Company may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

DESCRIPTION OF THE PURCHASE CONTRACTS
In this “Description of the Purchase Contracts,” “Southern Company” and the “Company” refer only to The Southern Company and any successor obligor, and not to any of its subsidiaries.
The following is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among the Company, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The summaries of the purchase contracts and the purchase contract and pledge agreement contain a description of the material terms of the contracts but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the Subordinated Note Indenture, the RSNs and the form of remarketing agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as an exhibit to the registration statement of which this Prospectus Supplement and the accompanying Prospectus form a part.
Purchase of Common Stock
Each purchase contract that is a component of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and the Company to issue and deliver, on August 1, 2022 (or if such day is not a business day, the following business day) (the “purchase contract settlement date”), for $50 in cash a number of shares of the Company’s common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below), unless the purchase contract terminates prior to that date or is settled early at the holder’s option. The number of shares of the Company’s common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which is referred to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:
(1)    If the applicable market value of the Company’s common stock is equal to or greater than the “threshold appreciation price” of $68.64, the settlement rate will be 0.7284 shares of the Company’s common stock (this settlement rate is referred to as the “minimum settlement rate”).
Accordingly, if the market price for the common stock increases between the date of this Prospectus Supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
(2)    If the applicable market value of the Company’s common stock is less than the threshold appreciation price but greater than the “reference price” of $57.20, which will be the closing price of the Company’s common stock on the New York Stock Exchange on the date the Equity Units are priced, the settlement rate will be a number of shares of the Company’s common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share.
Accordingly, if the market price for the common stock increases between the date of this Prospectus Supplement and the period during which the applicable market value is measured, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
(3)    If the applicable market value of the Company’s common stock is less than or equal to the reference price of $57.20, the settlement rate will be 0.8741 shares of the Company’s common stock, which is equal to the stated amount divided by the reference price (this settlement rate is referred to as the “maximum settlement rate”).
Accordingly, if the market price for the common stock decreases between the date of this Prospectus Supplement and the period during which the applicable market value is measured and the market price is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $68.64 and represents appreciation of approximately 20.0% over the reference price.
If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of the Company’s common stock issuable upon settlement of such purchase contract will be 0.7284, the minimum settlement rate, subject to adjustment as described under “—Anti-dilution Adjustments.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of the Company’s common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.” The minimum settlement rate and the maximum settlement rate are referred to as the “fixed settlement rates.”
The “applicable market value” means the average of the volume-weighted average price, or VWAP, of the Company’s common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of the Company’s common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which the Company’s common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “SO US <EQUITY> AQR” (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of the Company’s common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).
A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which the Company’s common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event.
A “market disruption event” means any of the following events:

•
any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which the Company’s common stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or for purposes of determining VWAP any period or periods prior to 1:00 p.m., New York City time, aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Company’s common stock or in futures or option contracts relating to the Company’s common stock on the relevant exchange or quotation system; or

•
any event (other than a failure to open or, except for purposes of determining VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which the Company’s common stock is listed or admitted for trading (or for purposes of determining VWAP any period or periods prior to 1:00 p.m., New York City time, aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, the Company’s common stock on the relevant exchange or quotation system or futures or options contracts relating to the Company’s common stock on any relevant exchange or quotation system; or

•
the failure to open of the principal exchange or quotation system on which futures or options contracts relating to the Company’s common stock are traded or, except for purposes of determining VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

If a market disruption event occurs on any scheduled trading day during the market value averaging period, the Company will notify investors on the calendar day on which such event occurs.
If 20 trading days for the Company’s common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of the Company’s common stock for each of the remaining trading days will be the VWAP of the Company’s common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.
The “closing price” per share of the Company’s common stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of the Company’s common stock on the principal United States securities exchange on which the Company’s common stock is listed, or if the Company’s common stock is not so listed on a United States securities exchange, the average of the last quoted bid and ask prices for the Company’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of the Company’s common stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.
The Company will not issue any fractional shares of the Company’s common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of the Company’s common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time certificates evidencing more than one purchase contract, then the number of shares of the Company’s common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered (including any global security certificate, to the extent permitted by, and practicable under, depository procedures).
Unless:

•
a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change;”

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “—Notice to Settle with Cash;” or

•	an event described under “—Termination” has occurred;
then, on the purchase contract settlement date,

•
in the case of Corporate Units where there has not been a successful optional or final remarketing, the holder will be deemed to have exercised its put right as described under “—Remarketing” (unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply the proceeds of the put price to satisfy in full the holder’s obligation to purchase the Company’s common stock under the related purchase contracts;

•
in the case of Corporate Units where the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50 per Corporate Unit will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•
in the case of Corporate Units where the RSNs have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase the Company’s common stock under the related purchase contracts will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•
in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder’s obligation to purchase the Company’s common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.

The common stock will then be issued and delivered to the holder or the holder’s designee on the purchase contract settlement date. The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of the Company’s common stock pursuant to the purchase contracts, unless any such tax is due because the holder requests such shares to be issued in a name other than such holder’s name.
Prior to the settlement of a purchase contract, the shares of the Company’s common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of the Company’s common stock by virtue of holding such purchase contract.
By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•
irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;

•
agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including, but not limited to, the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;

•
consented to and agreed to be bound by the pledge of such holder’s right, title and interest in and to its undivided beneficial ownership interest in each series of RSNs, the portion of the Treasury portfolio (or cash) described in the first clause of the definition of “applicable ownership interest” or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and

•
agreed to the satisfaction of the holder’s obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership in the RSNs, Treasury portfolio (or cash), Treasury securities or put price, as applicable, in the manner described above if the option to settle the purchase contracts through payment of separate cash is not elected.

Remarketing
The Company has agreed to enter into a remarketing agreement with one or more remarketing agents no later than 20 days prior to the first day of the final remarketing period or, if the Company elects to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period.
During a blackout period that relates to each remarketing period:

•	a holder may not settle a purchase contract early;

•	a holder may not create Treasury Units; and

•	a holder may not recreate Corporate Units from Treasury Units.
Each of an “optional remarketing” and a “final remarketing” is referred to as a “remarketing.” In a remarketing, the RSNs of each series that are a part of Corporate Units (except, in the case of a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the remarketing, as described under “Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units,” will be remarketed.
Following any successful remarketing of the RSNs:

•	the interest rate on each series of RSNs may be reset as described below and under “Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset” below;

•	interest will be payable on the RSNs semi-annually on February 1 and August 1 of each year;

•
the Series 2019B RSNs will cease to be redeemable at the Company’s option, and the provisions described under “Description of the Remarketable Junior Subordinated Notes—Redemption at the Company’s Option” and “—Redemption Procedures” will no longer apply to the Series 2019B RSNs; and

•
the Company will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments” will no longer apply to the RSNs.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, upon the earlier of the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.
In order to remarket the RSNs, the remarketing agent, in consultation with the Company, may reset the interest rate on each series of RSNs (either upward or downward), in order to produce the required price in the remarketing, as discussed under “—Optional Remarketing” and “—Final Remarketing” below.
The Company will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of each series of the RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless the Company conducts any remarketing in accordance with an exemption under the securities laws).
The Company will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose RSNs are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.
Optional Remarketing
Unless a termination event has occurred, the Company may elect, at the Company’s option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the RSNs over a period selected by the Company that begins on or after April 28, 2022 (the second business day immediately preceding the May 1, 2022 interest payment date) and ends any time on or before July 13, 2022 (the eighth calendar day immediately preceding the first day of the final remarketing period). This period is referred to as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the RSNs are priced in an optional remarketing as the “optional remarketing date.” In any optional remarketing, the aggregate principal amount of the RSNs of each series that are a part of Corporate Units and any separate RSNs of either series whose holders have elected to participate in the optional remarketing, as described under “Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units,” will be remarketed. If the Company elects to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series that results in aggregate proceeds of at least 100% of the aggregate of the Treasury portfolio purchase price (as defined below) and the separate RSNs purchase price (as defined below). To obtain that price, the remarketing agent may, in consultation with the Company, reset the interest rate on each series of RSNs, as described under “Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset.” The Company will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the Company’s election to conduct an optional remarketing no later than five business days prior to the date the Company begins the optional remarketing.
Notwithstanding anything in this Prospectus Supplement to the contrary, the Company may not elect to conduct an optional remarketing if the Company is then deferring interest on the RSNs. See “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments.”
An optional remarketing on any remarketing date will be considered successful if the remarketing agent is able to remarket the RSNs of each series at a price that results in aggregate proceeds of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.
Following a successful optional remarketing of the RSNs, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described below, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the RSNs underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the remarketing proceeds attributable to the separate RSNs sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date to the holders of such separate RSNs.
If the Company elects to conduct an optional remarketing and the remarketing is successful:

•
settlement with respect to the remarketed RSNs will occur on the second business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (such settlement date is referred to as the “optional remarketing settlement date”);

•	interest on the RSNs will be payable semi-annually;

•	the interest deferral provisions will cease to apply to the RSNs;

•
the interest rate on each series of RSNs will be reset by the remarketing agent in consultation with the Company on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

•	the other modifications to the terms of the RSNs, as described under “—Remarketing,” will become effective;

•
after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio (or cash), as described herein; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.
If the Company does not elect to conduct an optional remarketing during the optional remarketing period or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period.
For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary United States government securities dealer in New York City to the quotation agent selected by the Company between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date; provided that if the Treasury portfolio consists of cash, “Treasury portfolio purchase price” means the amount of such cash.
Following a successful optional remarketing and receipt of the proceeds, the collateral agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:

•
United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Series 2019A RSNs underlying the undivided beneficial ownership interests in the Series 2019A RSNs included in the Corporate Units on the optional remarketing date;

•
United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Series 2019B RSNs underlying the undivided beneficial ownership interests in the Series 2019B RSNs included in the Corporate Units on the optional remarketing date;

•
United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Series 2019A RSNs underlying the undivided beneficial ownership interests in the Series 2019A RSNs included in the Corporate Units on the optional remarketing date; and

•
United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Series 2019B RSNs underlying the undivided beneficial ownership interests in the Series 2019B RSNs included in the Corporate Units on the optional remarketing date.
If United States Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the United States Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references in this Prospectus Supplement to a “Treasury security” and “United States Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.
The applicable ownership interests in the Treasury portfolio will be substituted for the undivided beneficial ownership interests in the RSNs of each series that are components of the Corporate Units and the portions of the Treasury portfolio described in the first and second bullets above will be pledged to the Company through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. In addition, proceeds from the portions of the Treasury portfolio described in the third and fourth bullets, which will equal the interest payments (assuming no reset of the interest rate) that would have been paid on each series of RSNs that were components of the Corporate Units at the time of remarketing, will be paid on the purchase contract settlement date to the holders of the Corporate Units.
If the Company elects to remarket the RSNs during the optional remarketing period and a successful remarketing has not occurred on or prior to July 13, 2022 (the last day of the optional remarketing period), the Company will cause a notice of the failed remarketing to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by furnishing such information on a Current Report on Form 8-K or by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. The Company will similarly cause a notice of a successful remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.
On each business day during any optional remarketing period, the Company has the right in its sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, the Company has the right to postpone any optional remarketing in its sole and absolute discretion.
Final Remarketing
Unless a termination event or a successful optional remarketing has previously occurred, the Company will remarket the RSNs during the five business day period ending on, and including, July 27, 2022 (the third business day immediately preceding the purchase contract settlement date). This period is referred to as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the RSNs are priced in the final marketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the RSNs of each series that are a part of Corporate Units (except where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs of either series whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series to be remarketed that results in proceeds of at least 100% of the principal amount of all the RSNs offered in the remarketing. To obtain that price, the remarketing agent, in consultation with the Company, may reset the interest rate on each series of RSNs as described under “Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset.” The Company will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven days prior to the first day of the final remarketing period. In such notice, the Company will set forth the dates of the final remarketing period, applicable procedures for holders of separate RSNs to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of separate RSNs in the case of a failed remarketing if a holder of separate RSNs wishes to exercise its right to put its RSNs to the Company as described below and under “Description of the Remarketable Junior Subordinated Notes—Put Option upon Failed Remarketing.” The Company has the right to postpone the final remarketing in its sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.
If the final remarketing is successful:

•	settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date;

•
the interest rate of each series of RSNs will be reset by the remarketing agent in consultation with the Company, and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under “Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset” below;

•	the other modifications to the terms of the RSNs, as described under “—Remarketing,” will become effective; and

•
the collateral agent will remit the portion of the proceeds equal to the total principal amount of the RSNs of each series underlying the Corporate Units to the Company to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts, and any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such RSNs and proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate RSNs.

Unless a termination event has occurred, a holder has effected an early settlement or a fundamental change early settlement or there has been a successful remarketing, each Corporate Unit holder has the option at any time on or after the date the Company gives notice of a final remarketing to notify the purchase contract agent at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under “—Notice to Settle with Cash.” The RSNs of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. In addition, holders of RSNs that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units.”
If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of all the RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all RSNs will have the right to put their RSNs to the Company for an amount equal to the principal amount of their RSNs (the “put price”). The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the SEC of all material related to the remarketing required to be filed by the Company, the truth and correctness of certain representations and warranties made by the Company in the remarketing agreement, the furnishing of certain officer’s certificates to the remarketing agent and the receipt by the remarketing agent of customary “comfort letters” from the Company’s auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to both series of RSNs underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under “—Notice to Settle with Cash” prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 40 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related RSNs underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of the Company’s common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash may, upon the Company’s written direction, be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to the Company on the purchase contract settlement date. Permitted investments may include investments for which the collateral agent or its affiliates serve as manager, investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian and for which the collateral agent may receive fees. Any excess funds received by the collateral agent in respect of any such permitted investments over the aggregate purchase price remitted to the Company in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. If a failed remarketing has occurred, unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the put price against the holder’s obligations to pay the aggregate purchase price for the shares of the Company’s common stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and the Company will deliver to the holder the Company’s common stock pursuant to the related purchase contracts.
If a successful final remarketing has not occurred on or prior to July 27, 2022 (the last day of the final remarketing period), the Company will cause a notice of the failed remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by furnishing such information on a Current Report on Form 8-K or making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.
Early Settlement
Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period in the case of Corporate Units. An early settlement may be made only in integral multiples of 40 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 20,000 Corporate Units. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Hartford, Connecticut (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$50 times the number of purchase contracts being settled; plus

•
if the early settlement date occurs during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on such contract adjustment payment date, unless the Company has elected to defer the contract adjustment payments payable on such contract adjustment payment date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by standing arrangements between the depository and the purchase contract agent.
The early settlement right is also subject to the condition that, if required under United States federal securities laws, the Company has a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. The Company has agreed that, if such a registration statement is required, the Company will use its commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, the Company will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until the Company has publicly disclosed such transaction or development; provided that the Company will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.
Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” the Company will sell, and the holder will be entitled to buy, the minimum settlement rate of 0.7284 shares of the Company’s common stock (or in the case of an early settlement following a reorganization event, such number of exchange property units, as described under “—Reorganization Events” below) for each purchase contract being settled (regardless of the market price of the Company’s common stock on the date of early settlement), subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below. The Company will cause, no later than the second business day after the applicable early settlement date, (1) the shares of the Company’s common stock to be issued and (2) the related RSNs of each series or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will also terminate.
If the purchase contract agent receives a completed “Election to Settle Early” form (along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form) and payment of $50 for each purchase contract being settled (and, if required, an amount equal to the contract adjustment payments payable on the next contract adjustment payment date) prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.
Early Settlement Upon a Fundamental Change
If a “fundamental change” (as defined below) occurs prior to the 30th scheduled trading day preceding the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this Prospectus Supplement, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value were determined, for such purpose, based on the market value averaging period starting on the 23rd scheduled trading day prior to the fundamental change early settlement date and ending on the third scheduled trading day immediately preceding the fundamental change early settlement date, plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”).
This right is referred to as the “fundamental change early settlement right.” If 20 trading days for the Company’s common stock have not occurred during the deemed market value averaging period referred to in the preceding paragraph, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the fundamental change early settlement date and the VWAP of the Company’s common stock for each of the remaining trading days will be the VWAP of the Company’s common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.
The Company will provide each of the holders with a notice of the completion of a fundamental change within four scheduled trading days after the effective date of a fundamental change. The notice will specify (1) a date (subject to postponement as described below, the “fundamental change early settlement date”), which will be at least 26 scheduled trading days after the date of the notice and one business day prior to the purchase contract settlement date, on which date the Company will deliver shares of the Company’s common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, which will be no earlier than the second scheduled trading day before the fundamental change early settlement date, (3) the first scheduled trading day of the deemed market value averaging period; which will be the 23rd scheduled trading day prior to the fundamental change early settlement date, the reference price, the threshold appreciation price and the fixed settlement rates, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Hartford, Connecticut during the period beginning on the date the Company delivers notice that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the second scheduled trading day immediately preceding the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of $50 for each purchase contract being settled in immediately available funds.
A “fundamental change” will be deemed to have occurred if any of the following occurs:
(1)     a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, as in effect on the initial issue date of the Corporate Units, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s common stock representing more than 50% of the voting power of the Company’s common stock;
(2)    (A) the Company is involved in a consolidation with or merger into any other person, or any merger of another person into the Company, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of the Company’s common stock), in each case, in which 90% or more of the outstanding shares of the Company’s common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s consolidated assets to any person other than one of the Company’s subsidiaries;
(3)     the Company’s common stock ceases to be listed on at least one of the New York Stock Exchange, the Nasdaq Global Select Market and the Nasdaq Global Market (or any of their respective successors) or the announcement by any of such exchanges on which the Company’s common stock is then listed or admitted for trading that the Company’s common stock will no longer be so listed or admitted for trading, unless the Company’s common stock has been accepted for listing or admitted for trading on another of such exchanges; or
(4)     the Company’s stockholders approve the Company’s liquidation, dissolution or termination;
provided that a transaction or event or series of related transactions that constitute a fundamental change pursuant to both clauses (1) and (2) above will be deemed to constitute a fundamental change solely pursuant to clause (2) of this definition of “fundamental change.”

If you exercise the fundamental change early settlement right, the Company will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares. In addition, on the fundamental change early settlement date, the Company will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and the Company is not deferring the related contract adjustment payment, in which case the Company will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. You will also receive on the fundamental change early settlement date the RSNs of each series or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.
The Company has agreed that, if required under the United States federal securities laws, the Company will use its commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), the Company will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until the Company has publicly disclosed such transaction or development; provided that the Company will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until such a registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the third scheduled trading day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third business day following the end of the fundamental change exercise period. The Company will provide each of the holders with a notice of any such extension and postponement at least 23 scheduled trading days prior to any such extension or postponement.
Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20,000 Corporate Units.
A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.
Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by the Company or its agent by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•
in the case of a fundamental change described in clause (2) above where the holders of the Company’s common stock receive only cash in the fundamental change, the cash amount paid per share of the Company’s common stock; or

•	otherwise, the average of the closing prices of the Company’s common stock over the 20 trading-day period ending on the trading day immediately preceding the effective date of the fundamental change.

	Stock Price
Effective Date	$20.00	$30.00	$40.00	$50.00	$57.20	$65.00	$68.64	$75.00	$80.00	$90.00	$100.00	$125.00	$150.00
August 16, 2019	0.2142	0.1311	0.0862	0.0385	0.0000	0.0673	0.0938	0.0745	0.0638	0.0508	0.0440	0.0349	0.0410
August 1, 2020	0.1385	0.0865	0.0581	0.0207	0.0000	0.0489	0.0747	0.0554	0.0456	0.0351	0.0304	0.0241	0.0255
August 1, 2021	0.0656	0.0420	0.0298	0.0075	0.0000	0.0294	0.0524	0.0319	0.0238	0.0176	0.0154	0.0123	0.0078
August 1, 2022	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates.
Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Anti-dilution Adjustments.”
The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

•
if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock prices and the two effective dates based on a 365-day year, as applicable;

•
if the stock price is in excess of $150.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above), then the make-whole share amount will be zero; and

•
if the stock price is less than $20.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two effective dates on the table.

Notice to Settle with Cash
Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, or a successful remarketing has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Hartford, Connecticut with the completed “Notice to Settle with Cash” form at any time on or after the date the Company gives notice of a final remarketing and prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period or, if there has been a failed final remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 40 Corporate Units.
The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the first business day immediately preceding the final remarketing period or, if there has been a failed remarketing, on the first business day immediately preceding the purchase contract settlement date.
Upon receipt of the cash payment, the related RSN of each series will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of the Company’s common stock on the purchase contract settlement date.
If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its RSNs in the final remarketing or to have exercised its put right (as described under “—Remarketing” above), in each case, as applicable.
Any cash received by the collateral agent upon cash settlement may, upon the Company’s written direction, be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to the Company on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to the Company in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.
Contract Adjustment Payments
Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of 4.05% of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2019.
Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the 15th day of the calendar month immediately preceding the calendar month in which the relevant payment date falls (or, if such day is not a business day, the next preceding business day) or if the Corporate Units or Treasury Units, as applicable, are held in book-entry form, the “record date” will be the business day immediately preceding the applicable payment date. These distributions will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System.”
If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.
For the avoidance of doubt, subject to the Company’s right to defer contract adjustment payments, all record holders of purchase contracts on any record date will be entitled to receive the full contract adjustment payment due on the related contract adjustment payment date regardless of whether the holder of such purchase contract elects to settle such purchase contract early (whether at its option or in connection with a fundamental change) following such record date.
The Company’s obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to the Company’s obligations under any of the Company’s “Senior Indebtedness” (as defined under “Description of the Junior Subordinated Notes—Subordination” in the accompanying Prospectus) and will rank on parity with the RSNs.
The Company may, at its option and upon prior written notice to the purchase contract agent, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).
Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 6.75% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. The additional contract adjustment payments that accrue on deferred contract adjustment payments are referred to as “compounded contract adjustment payments.” The Company may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date; provided that in order to pay deferred contract adjustment payments on any scheduled contract adjustment payment date other than the purchase contract settlement date, the Company must deliver written notice thereof to holders of the Equity Units and the purchase contract agent on or before the relevant record date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to the Company), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.
If the Company exercises its option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, it will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of the Company’s capital stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by the Company of securities of any of its subsidiaries if the Company’s guarantee ranks on parity with, or junior to, the contract adjustment payments.
The restrictions listed above do not apply to:
(a)    purchases, redemptions or other acquisitions of the Company’s capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of the Company’s obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring the Company to purchase, redeem or acquire the Company’s capital stock;
(b)    any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (1) above as a result of a reclassification of the Company’s capital stock, or the exchange or conversion of all or a portion of one class or series of the Company’s capital stock, for another class or series of the Company’s capital stock;
(c)    the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of the Company’s capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;
(d)    dividends or distributions paid or made in the Company’s capital stock (or rights to acquire the Company’s capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of the Company’s capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(e)    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a stockholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;
(f)    payments on the RSNs, any trust preferred securities, subordinated notes or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, the Company will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part; or
(g)    any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause the Company to breach the terms of the instrument governing such parity or junior securities.
Anti-dilution Adjustments
Each fixed settlement rate will be subject to the following adjustments:
(1)     Stock Dividends. If the Company pays or makes a dividend or other distribution on the Company’s common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which will be the number of shares of the Company’s common stock outstanding at the close of business on the date fixed for such determination and the denominator will be the sum of such number of shares and the total number of shares constituting the dividend or other distribution.

If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, on the date that the Company’s board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.
(2)    Stock Purchase Rights. If the Company issues to all or substantially all holders of the Company’s common stock rights, options, warrants or other securities (other than pursuant to a dividend reinvestment, share purchase or similar plan) entitling them to subscribe for or purchase shares of the Company’s common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of the Company’s common stock less than the current market price (as defined below) calculated as of the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination will be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which will be the number of shares of the Company’s common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of the Company’s common stock which the aggregate consideration expected to be received by the Company upon the exercise of such rights, options, warrants or other securities would purchase at such current market price and the denominator of which will be the number of shares of the Company’s common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of the Company’s common stock so offered for subscription or purchase.

If any right, option, warrant or other security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such right, option, or warrant or other security), the new fixed settlement rates shall be readjusted, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.

For purposes of this paragraph (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of the common stock at a price per share of the Company’s common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration received by the Company for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by the Company’s board of directors.
(3)     Stock Splits; Reverse Splits; and Combinations. If outstanding shares of the Company’s common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of the Company’s common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.
(4)     Debt, Asset or Security Distributions. If the Company, by dividend or otherwise, distributes to all or substantially all holders of the Company’s common stock evidences of the Company’s indebtedness, assets or securities or any rights, options or warrants (or similar securities) to subscribe for, purchase or otherwise acquire evidences of the Company’s indebtedness, other assets or property of the Company or other securities (but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below (in each case, whether or not an adjustment to the fixed settlement rates is required by such paragraph) and any dividend paid in shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company in the case of a spin-off referred to below, or dividends or distributions referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which shall be the current market price of the Company’s common stock calculated as of the date fixed for such determination less the then fair market value (as determined in good faith by the Company’s board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of the Company’s common stock and the denominator of which shall be such current market price.

Notwithstanding the foregoing, if the fair market value (as determined in good faith by the Company’s board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of the Company’s common stock exceeds the current market price of the Company’s common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of the Company’s common stock, the amount of such distributed assets, securities or evidences of indebtedness that such holder would have received if such holder owned a number of shares of the Company’s common stock equal to the maximum settlement rate on the record date for such dividend or distribution.
In the case of the payment of a dividend or other distribution on the Company’s common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company, which are or will, upon issuance, be listed on a United States securities exchange or quotation system, which is referred to as a “spin-off,” each fixed settlement rate in effect immediately before the close of business on the date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which is the current market price of the Company’s common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rate under this paragraph (4) will occur on:

•	the 10th trading day from and including the effective date of the spin-off; or

•
if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off and the ex date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the issue date of the securities being offered in such initial public offering.

For purposes of this paragraph (4), “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.
Subject to the immediately following paragraph, the fair market value of the securities to be distributed to holders of the Company’s common stock means the average of the closing sale prices of those securities on the principal United States securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of the Company’s common stock means the average of the closing sale prices of the Company’s common stock on the principal United States securities exchange or quotation system on which the Company’s common stock is listed or quoted at that time over the first 10 trading days following the effective date of the spin-off.
If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off and the ex date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of the Company’s common stock means the closing sale price of the Company’s common stock on the principal United States securities exchange or quotation system on which the Company’s common stock is listed or quoted at that time on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.
If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date the Company’s board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.
(5)     Cash Distributions. If the Company, by dividend or otherwise, makes distributions to all or substantially all holders of the Company’s common stock exclusively in cash during any quarterly period in an amount that exceeds $0.62 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend”), then immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate in effect immediately prior to the close of business on such date will be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which will be equal to the current market price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the reference dividend and the denominator of which will be equal to such current market price.

Notwithstanding the foregoing, if (x) the amount by which the per share amount of the cash distribution exceeds the reference dividend exceeds (y) the current market price of the Company’s common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of the Company’s common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of the Company’s common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.
The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (5). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.
If any dividend or distribution described in this paragraph (5) is declared but not so paid or made, the new fixed settlement rate shall be readjusted, as of the date the Company’s board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.
(6) Tender and Exchange Offers. In the case that a tender offer or exchange offer made by the Company or any subsidiary for all or any portion of the Company’s common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of the Company’s common stock that exceeds the closing price of the Company’s common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which is referred to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate in effect immediately prior to the close of business on the date of the expiration time will be increased by dividing:

•	each fixed settlement rate by

•
a fraction (1) the numerator of which will be equal to (a) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of common stock outstanding (including any purchased shares (as defined below)) on the date of the expiration time less (b) the amount of cash plus the fair market value of the aggregate consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance by the Company of purchased shares), and (2) the denominator of which will be equal to the product of (x) the current market price on the date of the expiration time and (y) the result of (i) the number of shares of the Company’s common stock outstanding (including any purchased shares) on the date of the expiration time less (ii) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such actually validly tendered or exchanged shares, up to any maximum acceptance amount specified by the Company in the terms of the tender offer or exchange offer, being referred to as the “purchased shares”).

For purposes of paragraphs (2) through (6) above (except as otherwise expressly provided therein with respect to spin-offs) above, the “current market price” per share of the Company’s common stock or any other security on any day means the average VWAP of the Company’s common stock or such other security on the principal United States securities exchange or quotation system on which the Company’s common stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive trading days preceding the earlier of the trading day preceding the day in question and the trading day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of paragraph (6) above, the last day of the measurement period shall be the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the relevant tender offer or exchange offer. The term “ex date,” when used with respect to any issuance or distribution on the Company’s common stock or any other security, means the first date on which the Company’s common stock or such other security, as applicable, trades, regular way, on the principal United States securities exchange or quotation system on which the Company’s common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.
The Company currently does not have a stockholders rights plan with respect to the Company’s common stock. To the extent that the Company has a stockholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of the Company’s common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the stockholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if the Company made a distribution to all holders of the Company’s common stock as described in paragraph (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the stockholder rights plan.
You may be treated as receiving a constructive distribution from the Company with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in the Company’s assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rate is adjusted as a result of a distribution that is taxable to the holders of the Company’s common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of the Company’s stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable dividend to you even though you will not receive any cash in connection with such adjustment. In addition, non-United States holders (as defined in “Material United States Federal

Income Tax Considerations”) may, in certain circumstances, be deemed to have received a distribution subject to United States federal withholding tax. See “Material United States Federal Income Tax Considerations—United States Holders—Purchase Contracts” and “Material United States Federal Income Tax Considerations—Non-United States Holders—United States Federal Withholding Tax.”
In addition, the Company may increase the fixed settlement rates if the Company’s board of directors deems it advisable to avoid or diminish any income tax to holders of the Company’s common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. The Company may only make such a discretionary adjustment if the Company makes the same proportionate adjustment to each fixed settlement rate.
Adjustments to the fixed settlement rates will be calculated to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All anti-dilution adjustments will be made not later than each day of any market value averaging period and the time at which the Company is otherwise required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.
No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of the Company’s common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.
The fixed settlement rates will not be adjusted (subject to the Company’s right to increase them if the Company’s board of directors deems it advisable as described in the third preceding paragraph):

•
upon the issuance of any shares of the Company’s common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Company’s common stock under any plan;

•
upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•
upon the issuance of any shares of the Company’s common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid contract adjustment payments.
The Company will, as soon as practicable after the fixed settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units and the purchase contract agent.
If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.
If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the 20 scheduled trading-day period during which the applicable market value is calculated or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the date on which the fundamental change early settlement right is exercised and, in each case, ending on, and including, the date on which the

Company delivers shares of the Company’s common stock under the related purchase contract, the Company will make appropriate adjustments to the fixed settlement rates and/or the number of shares of the Company’s common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, the Company will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.
Reorganization Events
The following events are defined as “reorganization events:”

•
any consolidation or merger of the Company with or into another person or of another person with or into the Company or a similar transaction (other than a consolidation, merger or similar transaction in which the Company is the continuing corporation and in which the shares of the Company’s common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another person);

•
any sale, transfer, lease or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, as a result of which the shares of the Company’s common stock are exchanged for cash, securities or other property;

•	any statutory exchange of the common stock of the Company with another corporation (other than in connection with a merger or acquisition); and

•	any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a termination event described below under “—Termination”).
Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and the Company shall deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of the Company’s common stock that the Company would otherwise be required to deliver. An “exchange property unit” is the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of the Company’s common stock by a holder of common stock that is not a person with which the Company is consolidated or into which the Company is merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such person is referred to as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of the Company’s common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of the Company’s common stock that affirmatively make an election or (y) if no holders of the Company’s common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Company’s common stock.
In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires the Company’s assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “—Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.
In connection with any reorganization event, the Company will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.
Termination
The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of the Company and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of the Company’s common stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below).
Upon any termination event, the Equity Units will represent the right to receive the RSNs underlying the undivided beneficial interest in the RSNs of each series, the applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, the Company will promptly give the purchase contract agent, the collateral agent and the holders written notice of such termination event and the collateral agent will release the related interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000 per series, the purchase contract agent will request that the Company issue RSNs in denominations of $25 and integral multiples thereof in exchange for RSNs in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its applicable ownership interests in the Treasury portfolio or its pledged Treasury securities, any securities having a principal amount at maturity of less than $1,000, the purchase contract agent will dispose of such securities for cash and pay the cash received to the holder in lieu of such applicable ownership in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the United States Bankruptcy Code, such delay may occur as a result of the automatic stay under the United States Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, claims arising out of the RSNs will be subject to the equitable jurisdiction and powers of the bankruptcy court.
A “termination event” means any of the following events with respect to the Company:
(1)     at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of the Company under the United States Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;
(2) at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company’s property, or for the winding up or liquidation of the Company’s affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or
(3) at any time on or prior to the purchase contract settlement date, the Company shall institute proceedings to be adjudicated a bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the United States Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of the Company’s property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.
Pledged Securities and Pledge
The undivided beneficial ownership interests in each series of RSNs, or, following a successful optional remarketing, the applicable ownership interests in the portions of the Treasury portfolio described in the first and second bullets under “What is the Treasury Portfolio?” on page S-8, that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for the Company’s benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of the Company’s common stock under the related purchase contracts. The rights of the holders of the Corporate Units and the Treasury Units with respect to the pledged securities will be subject to the Company’s security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•
in the case of Corporate Units, to substitute a Treasury security for the related RSN of each series, as provided under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for the RSNs;”

•	in the case of Treasury Units, to substitute an RSN of each series for the related Treasury security, as provided under “Description of the Equity Units—Recreating Corporate Units;” and

•	upon early settlement, settlement through the payment of separate cash or termination of the related purchase contracts.
Subject to the Company’s security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Unit) will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related RSNs (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units) will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. The Company will have no interest in the pledged securities other than the Company’s security interest.
Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or the Treasury Units are registered at the close of business on the record date for the distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT
In this description of “Certain Provisions of the Purchase Contract and Pledge Agreement,” “Southern Company” and the “Company” refer only to The Southern Company and any successor obligor, and not to any of its subsidiaries.
The following is a summary of some of the other terms of the purchase contract and pledge agreement. The summary contains a description of additional material terms of such agreement but is only a summary and is not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, including the definitions of certain terms used therein, the form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this Prospectus Supplement and the accompanying Prospectus form a part.
General
Except as described under “—Book-Entry System” below, payments on the Corporate Units and the Treasury Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units and the Treasury Units will be registrable at, the office of the purchase contract agent or its agent, in each case, in Hartford, Connecticut. In addition, if the Corporate Units or the Treasury Units do not remain in book-entry form, the Company will make payments on the Corporate Units and the Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice at least five business days prior to the relevant payment date.
Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays, including potentially as a result of the imposition of the automatic stay under the United States Bankruptcy Code, as described under “Description of the Purchase Contracts—Termination”) at the office of the purchase contract agent or its agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.
If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or the Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement with respect to the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity and security that may be required by the purchase contract agent and the Company.
If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.
No service charge will be made for any registration of transfer or exchange of the Corporate Units or the Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.
The purchase contract agent will have no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.
Modification
The purchase contract and pledge agreement will contain provisions permitting the Company, the purchase contract agent and the collateral agent to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to the Company’s obligations;

•	to add to the covenants of the Company for the benefit of holders or to surrender any of the Company’s rights or powers under the purchase contract and pledge agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent, securities intermediary or custodial agent;

•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events; and

•
to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units, it being understood that any amendments to conform the provisions of the purchase contract and pledge agreement to the description of such agreement, the Equity Units and the purchase contracts contained in the preliminary Prospectus Supplement for the Equity Units as supplemented and/or amended by the related pricing term sheet will be deemed not to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions allowing the Company, the purchase contract agent and the collateral agent, subject to certain limited exceptions, to modify the terms of the purchase contracts or the purchase contract and pledge agreement with the consent of the holders of not less than a majority of the outstanding Equity Units, with holders of Corporate Units and Treasury Units voting as a single class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to the Company’s right to defer contract adjustment payments, change any payment date;

•	impair the holders’ right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);

•
except as required pursuant to any anti-dilution adjustment, reduce the number of shares of the Company’s common stock purchasable under a purchase contract, increase the purchase price of the shares of the Company’s common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the holders or otherwise adversely affect the holder’s rights under any purchase contract, the purchase contract and pledge agreement or the remarketing agreement in any respect;

•	increase the amount or change the type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement;

•	impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•
reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•
reduce the percentage of the outstanding purchase contracts whose holders’ consent is required for the modification, amendment or waiver of the provisions of the purchase contracts and the purchase contract and pledge agreement.

However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.
No Consent to Assumption
Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the United States Bankruptcy Code or otherwise of the related purchase contracts by the Company, the Company’s receiver, liquidator or trustee or person or entity performing similar functions in the event that the Company becomes a debtor under the United States Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety
The Company will agree not to merge or consolidate with any other person or sell or convey all or substantially all of the Company’s assets to any person unless (i) either the Company is the continuing entity, or the successor entity (if other than the Company) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of the Company’s responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement, the remarketing agreement (if any) and the Subordinated Note Indenture by one or more supplemental agreements executed and delivered to the purchase contract agent, the collateral agent and the Subordinated Note Indenture Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any of its obligations or covenants under such agreements.
In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any), and the Company shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any).
Title
The Company, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above) and settling the related purchase contracts and for all other purposes.
Replacement of Equity Unit Certificates
In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by the Company at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Hartford, Connecticut. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to the Company. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity and security satisfactory to the purchase contract agent and the Company may be required at the expense of the holder before a replacement certificate will be issued.
Notwithstanding the foregoing, the Company will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity and/or security described above, will, in the case of the purchase contract settlement date, deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.
Governing Law
The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement will be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles thereof).
Information Concerning the Purchase Contract Agent
U.S. Bank National Association (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement. All calculations and determinations of any make-whole shares, make-whole amounts, rates, market values and any adjustments to reference price or the threshold appreciation price shall be made by the Company or its agent based on their good faith calculations, and the purchase contract agent shall have no responsibility with respect thereto.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
In addition to serving as the purchase contract agent and collateral agent, as described below, U.S. Bank National Association will serve as the custodial agent and securities intermediary under the purchase contract and pledge agreement for each series of RSNs. The Company and certain of the Company’s affiliates maintain banking relationships with U.S. Bank National Association or its affiliates. U.S. Bank National Association also serves as trustee under other indentures under which certain of the Company’s affiliates have issued securities. U.S. Bank National Association and its affiliates have purchased, and are likely to purchase in the future, the Company’s securities and securities of the Company’s affiliates.
Information Concerning the Collateral Agent
U.S. Bank National Association (or its successor) will be the collateral agent. The collateral agent will act solely as the Company’s agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.
The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
Miscellaneous
The purchase contract and pledge agreement will provide that the Company will pay all fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and the Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. The Company and the purchase contract agent will not be responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security or indemnity satisfactory to the purchase contract agent against the costs, expenses, fees and liabilities which might be incurred by it in compliance with such request or direction.
The purchase contract and pledge agreement will also provide that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any RSNs owed pursuant to such holder’s applicable ownership interests in RSNs or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of the Company’s common stock under the purchase contracts constituting part of any Equity Unit held by such holder.
Book-Entry Issuance – The Depository Trust Company
The Depository Trust Company, or DTC, which is referred to along with its successors in this capacity as the “depository,” will act as securities depository for the Corporate Units and the Treasury Units. The Corporate Units and the Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depository’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depository or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. Investors may hold interests in the Corporate Units and/or the Treasury Units through DTC if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”). For more information on DTC, see “Description of the Remarketable Junior Subordinated Notes—Book-Entry Issuance—The Depository Trust Company.”
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and the Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depository holds securities that its participants (“direct participants”) deposit with the depository. The depository also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include United States and Non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depository’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depository and its participants are on file with the SEC.
If (1) the depository notifies the Company that it is unwilling or unable to continue its services as depository and no successor depository has been appointed within 90 days after the Company’s receipt of such notice; (2) the depository ceases to be a clearing agency registered under the Exchange Act when the depository is required to be so registered and the Company receives notice of such cessation, and no successor depository has been appointed within 90 days after the Company’s receipt of such notice or the Company’s becoming aware of such cessation; or (3) any event of default (as defined in “Description of the Remarketable Junior Subordinated Notes—Events of Default”) has occurred and is continuing or any other event has occurred and is continuing, which after notice or lapse of time, would become an event of default with respect to the RSNs, or the Company has failed to perform any of the Company’s obligations under the purchase contract and pledge agreement, the Corporate Units, the Treasury Units or the purchase contracts, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate, then (x) the Company will prepare definitive certificates with respect to such Corporate Units or Treasury Units, as applicable, and will deliver such certificates to the purchase contract agent and (y) upon surrender of the global security certificates representing Corporate Units or Treasury Units by the depository, accompanied by registration instructions, the Company will cause definitive certificates to be delivered to the beneficial owners in accordance with instructions provided by the depository. The Company and the purchase contract agent will not be liable for any delay in delivery of such instructions and may conclusively rely on, and will be authorized and protected in relying on, such instructions. Each definitive certificate so delivered will evidence Corporate Units or Treasury Units, as applicable, of the same kind and tenor as the global security certificate so surrendered in respect thereof.
As long as the depository or its nominee is the registered owner of the global security certificates, the depository or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, the Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names; and

•
will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and the Treasury Units represented by the global security certificates and all transfers and deliveries of related RSNs, Treasury securities and common stock will be made to the depository or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depository or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depository or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depository, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depository from time to time. None of the Company, the purchase contract agent or any agent of the Company or the purchase contract agent will have any responsibility or liability for any aspect of the depository’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depository’s records or any participant’s records relating to these beneficial ownership interests.
Although the depository has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depository is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Company nor any underwriter has any responsibility for the performance by the depository or its direct participants or indirect participants of their respective obligations as described herein or under the rules and procedures governing the depository.
The information in this section concerning the depository and its book-entry system has been obtained from sources that the Company believes to be reliable, but neither the Company nor any underwriter takes any responsibility for the accuracy thereof.
Global Clearance and Settlement Procedures

Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable. Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its United States depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its United States depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective United States depositaries. Because of time-zone differences, credits of Corporate Units or Treasury Units received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Corporate Units or Treasury Units settled during such processing will be reported to the relevant Euroclear system participant or Clearstream participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the Corporate Units or the Treasury Units by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

DESCRIPTION OF THE REMARKETABLE JUNIOR SUBORDINATED NOTES
In this “Description of the Remarketable Junior Subordinated Notes,” “Southern Company” and the “Company” refer only to The Southern Company and any successor obligor, and not to any of its subsidiaries.
The following summary description sets forth certain terms and provisions of the Series 2019A RSNs and the Series 2019B RSNs and to the extent inconsistent therewith replaces the descriptions set forth under the caption “Description of the Junior Subordinated Notes” in the accompanying Prospectus, to which the Company refers you. Because this description is a summary, it does not describe every aspect of the RSNs and should be read together with the forms of RSNs and the Subordinated Note Indenture.
The Subordinated Note Indenture contains the full legal text of the matters described in this section. The Subordinated Note Indenture has been qualified under the Trust Indenture Act and you should refer to the Trust Indenture Act for provisions that apply to the RSNs.
General
The Company will issue each series of RSNs as a series of debt securities under the Subordinated Note Indenture. The Company may issue an unlimited amount of other securities under the Subordinated Note Indenture which are on parity with the RSNs.
The RSNs will be the Company’s unsecured and subordinated obligations and will be subordinated to all of the Company’s “Senior Indebtedness” (as defined under “Description of the Junior Subordinated Notes—Subordination” in the accompanying Prospectus). Additional information about the Company’s current outstanding indebtedness and the relative priorities of the Company’s indebtedness is described below under “—Ranking.”
The RSNs will be issued in fully registered form only, without coupons. Any RSNs that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the Subordinated Note Indenture Trustee, as custodian for DTC, as depository, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “—Book-Entry Issuance—The Depository Trust Company.” The authorized denominations of the RSNs will be $1,000 and any larger amount that is an integral multiple of $1,000. However, if a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000 upon termination of the purchase contracts as described under “Description of the Purchase Contracts—Termination” above, the purchase contract agent may request that the Company issues RSNs in denominations of $25 and integral multiples thereof. Except in certain circumstances described below, the RSNs that are issued as global securities will not be exchangeable for RSNs in definitive certificated form.
Each Corporate Unit includes a 1/40 undivided beneficial ownership interest in a Series 2019A RSN having a principal amount of $1,000 and a 1/40 undivided beneficial ownership interest in a Series 2019B RSN having a principal amount of $1,000 that correspond to the stated amount of $50 per Corporate Unit.
The RSNs will not be subject to a sinking fund provision or repayable at the option of the holders and will not be subject to defeasance.
The entire principal amount of the Series 2019A RSNs will mature and become due and payable, together with any accrued and unpaid interest thereon (other than Additional Interest, with respect to any deferral period that begins prior to the purchase contract settlement date, which will be due and payable at the end of such deferral period as described below under “—Option to Defer Interest Payments”), on August 1, 2024. The entire principal amount of the Series 2019B RSNs will mature and become due and payable, together with any accrued and unpaid interest thereon (other than Additional Interest, with respect to any deferral period that begins prior to the purchase contract settlement date, which will be due and payable at the end of such deferral period as described below under “—Option to Defer Interest Payments”), on August 1, 2027. As described below under “—Put Option upon Failed Remarketing,” holders will have the right to require the Company to purchase their RSNs under certain circumstances. Except as set forth under “—Put Option upon Failed Remarketing” and “—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” the Subordinated Note Indenture will not contain any financial covenants or restrict the Company from paying dividends, making investments, incurring indebtedness or repurchasing the Company’s securities. Except for the covenants described under “—Consolidation, Merger or

Sale,” the Subordinated Note Indenture does not contain provisions that afford holders of the RSNs protection in the event the Company is involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The Subordinated Note Indenture does not limit the Company’s ability to issue or incur other debt or issue preferred stock.
The Series 2019A RSNs are initially being offered in one series in the principal amount of $750,000,000 and the Series 2019B RSNs are initially being offered in one series in the principal amount of $750,000,000. If the Company issues additional Equity Units as a result of the underwriters’ exercise of their option to buy additional Corporate Units, the Company may, without the consent of the holders of the RSNs, increase the principal amount of each series and issue up to an additional $112,500,000 principal amount of Series 2019A RSNs and up to an additional $112,500,000 principal amount of Series 2019B RSNs, such RSNs having the same ranking, interest rate, maturity and other terms as the existing RSNs of the applicable series. Any such new Series 2019A RSNs, together with the existing Series 2019A RSNs, will constitute a single series of securities under the Subordinated Note Indenture, and any such new Series 2019B RSNs, together with the existing Series 2019B RSNs, will constitute a single series of securities under the Subordinated Note Indenture. The existing RSNs and any new RSNs of the same series having the same terms as the applicable RSNs offered hereby subsequently issued under the Subordinated Note Indenture will be treated as a single class for purposes under the Subordinated Note Indenture, including, without limitation, voting waivers and amendments.
The Company will not pay any additional amounts to holders of the RSNs in respect of any tax, assessment or governmental charge.
Ranking; Subordination
The Company’s obligations under the RSNs are unsecured and rank junior in right of payment to all of the Company’s Senior Indebtedness, whether presently existing or from time to time hereafter incurred, created, assumed or existing, as defined below under “Description of the Junior Subordinated Notes—Subordination” in the accompanying Prospectus. As of June 30, 2019 the Senior Indebtedness of the Company, on an unconsolidated basis, aggregated approximately $8.2 billion.

Since the Company is a holding company, its right and, hence, the right of its creditors (including holders of the RSNs) to participate in any distribution of the assets of any subsidiary of the Company, whether upon liquidation, reorganization or otherwise, is structurally subordinated to claims of creditors and preferred stockholders of each subsidiary. As of June 30, 2019, on a consolidated basis, the Company had approximately $42.7 billion of outstanding long-term debt (including securities due within one year), of which approximately $31.5 billion was long-term debt (including securities due within one year) of the Company’s subsidiaries. In addition, the Company had approximately $1.4 billion of short-term notes payable, of which approximately $1.1 billion was short-term notes payable by the Company’s subsidiaries. In addition, as of June 30, 2019, the Company’s subsidiaries had approximately $0.3 billion of preferred stock outstanding.

There are no terms of the RSNs that limit the Company’s ability to incur additional Senior Indebtedness or that limit its subsidiaries’ ability to incur additional debt or other liabilities or issue preferred and preference stock.

Principal and Interest
The Series 2019A RSNs will mature on August 1, 2024 and will initially bear interest from the date of original issuance at the rate of 2.70% per annum. The Series 2019B RSNs have a stated maturity date of August 1, 2027 and will initially bear interest from the date of original issuance at a rate of 2.70% per annum. Subject to any deferral as described below under “—Option to Defer Interest Payments,” and subject to the changes to the interest payment dates made upon a successful remarketing, interest on each series of RSNs will be payable quarterly on February 1, May 1, August 1 and November 1 of each year (each, an “interest payment date”), commencing on November 1, 2019, and at maturity. Subject to certain exceptions, the Subordinated Note Indenture provides for the payment of interest on an interest payment date only to persons in whose names the RSNs are registered at the close of business on the record date. The “record date” means the 15th day of the calendar month immediately preceding the calendar month in which the applicable interest payment date falls (or, if such day is not a business day, the next preceding business day); provided that if any of the RSNs or the Corporate Units are held by a securities depository in book-entry form, the record date for the RSNs will be the close of business on the business day immediately preceding the applicable interest payment date. Notwithstanding the foregoing, any interest payable at maturity or on a redemption date will be paid to the person to whom principal is payable. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month.

If any interest payment date, redemption date, maturity date or the date (if any) on which the Company is required to purchase RSNs is not a business day, then the applicable payment will be made on the next succeeding day that is a business day and no interest will accrue or be paid in respect of such delay. A “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in the City of New York, New York or Hartford, Connecticut are authorized or required by law or executive order to close or a day on which the Subordinated Note Indenture Trustee’s corporate trust office is closed for business.

The interest rate on the RSNs may be reset in connection with a successful remarketing, as described below under “Interest Rate Reset.” However, if there is not a successful remarketing, the interest rate will not be reset and each series of RSNs will continue to bear interest at the applicable initial interest rate, all as described below under “—Interest Rate Reset.” Except in the case of a failed final remarketing, interest on the applicable series of RSNs following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.

Option to Defer Interest Payments
Prior to any successful remarketing of the RSNs, the Company may elect at one or more times to defer payment of interest on either series of RSNs by extending the interest payment period for one or more consecutive interest periods. However, the Company will not be permitted to defer the interest payable on the purchase contract settlement date or the maturity date of such series, and no interest payment may be deferred beyond the purchase contract settlement date, in the case of a deferral period beginning prior to the purchase contract settlement date, or the maturity date of such series, in the case of a deferral period beginning after the purchase contract settlement date.
Deferred interest on either or both series of RSNs will bear interest at the interest rate applicable to such series of RSNs, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid, subject to applicable law. As used in this Prospectus Supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which the Company elects to defer interest and ending on the earlier of (i) the next interest payment date on which the Company has paid all accrued and previously unpaid interest (including compounded interest thereon) on such series of RSNs and (ii) (a) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (b) the maturity date of such series, in the case of a deferral period that begins after the purchase contract settlement date.
The Company will give the holders of the applicable series of RSNs and the Subordinated Note Indenture Trustee written notice of the Company’s election to begin a deferral period at least one business day before the record date for the interest payment date on which the Company intends to begin a deferral period. However, the Company’s failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period unless the Company pays such interest within five business days after the interest payment date, whether or not the Company provides a notice of deferral. The Company may pay Additional Interest in cash on any scheduled interest payment date occurring on or prior to (i) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (ii) the applicable maturity date, in the case of a deferral period that begins after the purchase contract settlement date; provided that in order to end a deferral period on any scheduled interest payment date other than the purchase contract settlement date or the applicable maturity date, the Company must deliver written notice thereof to holders of the applicable series of RSNs and the Subordinated Note Indenture Trustee on or before the relevant record date.
In connection with any successful remarketing during the final remarketing period, all Additional Interest will be paid to the holders of the applicable series of RSNs (whether or not such RSNs were remarketed in such remarketing) on the purchase contract settlement date in cash.
If the Company has paid all Additional Interest on the applicable series of RSNs, the Company can again defer interest payments on such series of RSNs as described above. The Subordinated Note Indenture does not limit the number or frequency of interest deferral periods.
If the Company has not paid all such Additional Interest in cash for a period of 30 days following the end of the deferral period, the Company will be in default under the Subordinated Note Indenture. See “—Events of Default” below. The Company currently does not intend to exercise its option to defer interest on the RSNs.
In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances
The Company has agreed that if a deferral period is continuing with respect to either series of RSNs or the Company has given notice of a deferral period and the deferral period has not yet commenced, then until all Additional Interest has been paid, the Company will not:

(i)	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock;

(ii)
make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s debt securities that rank on parity with, or junior to, the RSNs (including the “Junior Subordinated Notes” (as defined in the accompanying Prospectus)); or

(iii)	make any guarantee payments under any guarantee by the Company of debt securities if the guarantee ranks on parity with, or junior to, the RSNs.
The restrictions listed above do not apply to:

(a)
purchases, redemptions or other acquisitions of the Company’s capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of the Company’s obligations pursuant to any contract or security outstanding on the date the payment of interest is deferred requiring the Company to purchase, redeem or acquire the Company’s capital stock;

(b)
any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (i) above as a result of a reclassification of the Company’s capital stock, or the exchange or conversion of all or a portion of one class or series of the Company’s capital stock, for another class or series of the Company’s capital stock;

(c)
the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of the Company’s capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

(d)
dividends or distributions paid or made in the Company’s capital stock (or rights to acquire the Company’s capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of the Company’s capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

(e)
redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a stockholder rights plan outstanding on the date the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)
payments on the RSNs, any trust preferred securities, subordinated notes or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the RSNs, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided that, for the avoidance of doubt, the Company will not be permitted under the Subordinated Note Indenture to make interest payments in part; or

(g)
any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause the Company to breach the terms of the instrument governing such parity or junior securities.

Remarketing
The RSNs will be remarketed as described under “Description of the Purchase Contracts— Remarketing.”
Following any successful remarketing of the RSNs:

•	the interest rate on each series of the RSNs may be reset as described below and under “—Interest Rate Reset” below;

•	interest will be payable on the RSNs semi-annually on February 1 and August 1 of each year;

•
the Series 2019B RSNs will cease to be redeemable at the Company’s option, and the provisions described under “—Redemption at the Company’s Option” and “—Redemption Procedures” below will no longer apply to the Series 2019B RSNs; and

•	the Company will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “—Option to Defer Interest Payments” above will no longer apply to the RSNs.
All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.
The Company will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of each series of RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless the Company conducts any remarketing in accordance with an exemption under the securities laws).
In order to remarket the RSNs, the remarketing agent, in consultation with the Company, may reset the interest rate on each series of RSNs (either upward or downward), in order to produce the required price in the remarketing, even if they were not included in the remarketing, as discussed under “Description of the Purchase Contracts—Remarketing.”
Remarketing of RSNs That Are Not Included in Corporate Units
At any time after the Company gives notice of a remarketing (other than during a blackout period), holders of RSNs of either series that do not underlie Corporate Units may elect to have their RSNs remarketed in such remarketing in the same manner as RSNs that underlie Corporate Units by delivering their RSNs along with a notice of this election to the custodial agent. The custodial agent will hold the RSNs separate from the collateral account in which the pledged securities will be held. Holders of RSNs electing to have their RSNs remarketed will also have the right to make or withdraw such election at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period or final remarketing period, as the case may be, in each case, other than during a blackout period. In the event of successful remarketing during the optional remarketing period, each holder of (i) separate Series 2019A RSNs that elects to have such RSNs remarketed will receive, for each $1,000 principal amount of such RSNs sold, the remarketing price per Series 2019A RSN and (ii) separate Series 2019B RSNs that elects to have such RSNs remarketed will receive, for each $1,000 principal amount of such RSNs sold, the remarketing price per Series 2019B RSN. The “remarketing price per Series 2019A RSN” means, for each $1,000 principal amount of Series 2019A RSNs, an amount in cash equal to the quotient of the portion of the Treasury portfolio purchase price attributable to the components of the Treasury portfolio described in the first and third bullets under “What is the Treasury portfolio?” on page S-8 above divided by the number of Series 2019A RSNs having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. The “remarketing price per Series 2019B RSN” means, for each $1,000 principal amount of Series 2019B RSNs, an amount in cash equal to the quotient of the portion of the Treasury portfolio purchase price attributable to the components of the Treasury portfolio described in the second and fourth bullets under “What is the Treasury portfolio?” on page S-8 above divided by the number of Series 2019B RSNs having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. For purposes of determining the proceeds that the remarketing agent will seek to obtain for the RSNs in an optional remarketing, the “separate RSNs purchase price” means the amount of cash equal to the sum of (i) the product of (A) the remarketing price per Series 2019A RSN and (B) the number of Series 2019A RSNs having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units and (ii) the product of (A) the remarketing price per Series 2019B RSN and (B) the number of Series 2019B RSNs having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate RSNs that elects to have its RSNs remarketed will receive its pro rata portion of the proceeds of such final remarketing attributable to the remarketed separate RSNs, which, for each $1,000 principal amount of RSNs, will be an amount at least equal to $1,000 in cash. Any accrued and unpaid interest on such RSNs, including any Additional Interest, will be paid in cash by the Company, on the purchase contract settlement date.
Interest Rate Reset
In the case of a successful remarketing, the interest rate on each series of RSNs may be reset on the date of a successful remarketing and the relevant reset rate will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the second business day following the optional remarketing date (or, if the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, the third business day following the optional remarketing date) and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate will be the interest rate determined by the remarketing agent, in consultation with the Company, as the rate each series of RSNs should bear in order for the remarketing proceeds to equal at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate for each series of RSNs will be the interest rate or spread determined by the remarketing agent, in consultation with the Company, as the rate each series of RSNs should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the RSNs being remarketed. In any case, a reset rate may be higher or lower than the applicable initial interest rate of the RSNs depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on RSNs will be payable on a semi-annual basis on February 1 and August 1 of each year.
If the RSNs are not successfully remarketed, the interest rate will not be reset and the Series 2019A RSNs will continue to bear interest at the initial annual interest rate of 2.70% and the Series 2019B RSNs will continue to bear interest at the initial annual interest rate of 2.70%.
The remarketing agent is not obligated to purchase any RSNs that would otherwise remain unsold in the remarketing. None of the Company, the remarketing agent or any agent of the Company or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of RSNs for remarketing.
Put Option upon Failed Remarketing
If the RSNs have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of RSNs will have the right to require the Company to purchase their RSNs on the purchase contract settlement date, upon at least two business days’ prior notice in the case of RSNs that are not included in Corporate Units, at a price equal to the principal amount of such RSNs. In such circumstances, holders of RSNs that underlie Corporate Units will be deemed to have exercised such put right with respect to both series of RSNs as described under “Description of the Purchase Contracts—Remarketing,” unless they settle the related purchase contracts with separate cash.
Redemption at the Company’s Option
The Series 2019A RSNs shall not be subject to optional redemption at any time. The Company may redeem the Series 2019B RSNs at the Company’s option only if there has been a failed final remarketing. In that event, any Series 2019B RSNs that remain outstanding after the purchase contract settlement date will be redeemable on or after August 1, 2024 at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. The Company may at any time irrevocably waive the right to redeem the Series 2019B RSNs for any specified period (including the remaining term of the RSNs). The Company may not redeem the Series 2019B RSNs if the Series 2019B RSNs have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Series 2019B RSNs for all interest periods terminating on or prior to the redemption date. Following a successful remarketing of the Series 2019B RSNs, the Series 2019B RSNs will cease to be redeemable at the Company’s option.
Redemption Procedures
The Company will mail notice of any optional redemption to the registered holder of the Series 2019B RSNs being redeemed not less than 30 days and not more than 60 days before the redemption date. The notice of redemption will identify, among other things, the redemption date, the redemption price and that, on the redemption date, the redemption price will become due and payable and that Series 2019B RSNs called for redemption will cease to accrue interest on and after the redemption date (unless there is a default on payment of the redemption price). Prior to the redemption date, the Company will deposit with the paying agent or the Subordinated Note Indenture Trustee money sufficient to pay the redemption price of the Series 2019B RSNs to be redeemed on that date. If the Company redeems less than all of the Series 2019B RSNs, the Subordinated Note Indenture Trustee will choose the Series 2019B RSNs to be redeemed by lot or in any manner that it deems fair and appropriate, and in any event, in accordance with the applicable procedures of DTC.
In the event the final remarketing fails and you do not settle the related purchase contracts with separate cash, if you hold RSNs as part of Corporate Units you will be deemed to exercise your option to put both series of RSNs to the Company unless you elect to settle the purchase contracts with separate cash as described under “Description of the Purchase Contracts—Notice to Settle with Cash,” and the Company will apply the put price against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the RSNs, but the Company does not have to give you prior notice or follow any of the other redemption procedures.
The Company will not be required to register the transfer or exchange of (i) all Series 2019B RSNs during a period of 15 days immediately preceding the date notice is given of the selection of the Series 2019B RSNs for optional redemption or (ii) any Series 2019B RSN being redeemed, except with respect to the unredeemed portion of any Series 2019B RSN being redeemed in part.
Events of Default

The events of default and related provisions set forth under “Description of the Junior Subordinated Notes – Events of Default” in the accompanying Prospectus shall apply to the RSNs. In addition, an “event of default” with respect to the RSNs will occur if the Company fails to pay the purchase price of any RSN on the purchase contract settlement date, if required under “Put Option upon Failed Remarketing” above.

Modification of Indenture

In addition to the purposes set forth under “Description of the Junior Subordinated Notes — Modification” in the accompanying Prospectus, the Company and the Subordinated Note Indenture Trustee may from time to time, without the consent of any holders of RSNs, amend and/or supplement the Subordinated Note Indenture for the following purposes:

•
following the purchase contract settlement date, to supplement any of the provisions of the RSNs to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the RSNs pursuant to the Subordinated Note Indenture, provided that any such action will not adversely affect the interests of any holder of any RSN in any material respect;

•
set forth the terms of any series of RSNs following a successful remarketing to incorporate the reset interest rate, incorporate semi-annual interest payment dates, to eliminate the optional redemption provision in the Series 2019B RSNs and to eliminate the interest deferral provisions in the RSNs; and

•
to conform the terms of the Subordinated Note Indenture and the RSNs to the descriptions thereof contained in the “Description of the Remarketable Junior Subordinated Notes,” “Description of the Equity Units,” “Description of the Purchase Contracts” and “Certain Provisions of the Purchase Contract and Pledge Agreement” sections in the preliminary Prospectus Supplement for the Equity Units, as supplemented and/or amended by the related pricing term sheet.

Book-Entry Issuance—The Depository Trust Company
Each series of RSNs that forms a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the Subordinated Note Indenture Trustee as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry Issuance—The Depository Trust Company” for a description of DTC.
Purchases of the RSNs under the DTC system must be made by or through direct participants, which will receive a credit for the RSNs on DTC’s records. The ownership interest of each actual purchaser of each RSN (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from

DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the RSNs. Transfers of ownership interests on the RSNs are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in RSNs, except in the event that use of the book-entry system for the RSNs is discontinued. To facilitate subsequent transfers, all RSNs deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the RSNs with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the RSNs; DTC’s records reflect only the identity of the direct participants to whose accounts the RSNs are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the RSNs unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the RSNs are credited on the record date. The Company believes that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the RSNs.
Payments of principal and interest on the RSNs will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or the Subordinated Note Indenture Trustee on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the Subordinated Note Indenture Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or other such nominee of DTC) is the Company’s responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.
In a few special situations described below, a book-entry security representing the Company’s securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank, broker or other financial institution to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.
The special situations for termination of a global security representing the RSNs are:

•
DTC notifies the Company that it is unwilling or unable to continue as depository for that global security or DTC ceases to be a “clearing agency” registered under the Exchange Act and the Company is unable to find a qualified replacement for DTC within 90 days; or

•
any event of default with respect to the RSNs has occurred and is continuing, or any other event has occurred and is continuing, which after notice or lapse of time, would become an event of default with respect to the RSNs, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate.

DTC may discontinue providing its services as securities depository with respect to the RSNs at any time by giving the Company or the Subordinated Note Indenture Trustee reasonable notice. In the event no successor securities depository is obtained, certificates for the RSNs will be printed and delivered.
The information in this section concerning DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but neither the Company nor any underwriter takes any responsibility for the accuracy thereof.

The Subordinated Note Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Subordinated Note Indenture or under applicable law with respect to any transfer of any interest in any RSN (including any transfers between or among direct participants of DTC or beneficial owners of interests in any RSN) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Subordinated Note Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Neither the Subordinated Note Indenture Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by DTC.
Global Clearance and Settlement Procedures

Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its United States depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its United States depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective United States depositaries. Because of time-zone differences, credits of RSNs received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such RSNs settled during such processing will be reported to the relevant Euroclear system participant or Clearstream participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the RSNs by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion describes the material United States federal income tax consequences to United States Holders (as defined below) and Non-United States Holders (as defined below) of the purchase, ownership and disposition of Equity Units acquired in this offering and the Company’s common stock acquired under a purchase contract and, insofar as it relates to matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitutes the opinion of the Company’s tax counsel, Troutman Sanders LLP. Except where noted, this discussion only applies to Equity Units that are held as capital assets by holders who purchase the Equity Units upon their original issuance at the original offering price. This discussion does not address the tax considerations applicable to subsequent purchasers of the Equity Units. This discussion does not describe all of the material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, regulated investment companies, real estate investment trusts, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, partnerships and other pass-through entities (and persons holding the Equity Units through a partnership or other pass-through entity), holders whose functional currency is not the United States dollar, passive foreign investment companies, controlled foreign corporations and corporations that accumulate earnings to avoid United States federal income tax, or persons holding the Equity Units as part of a hedge, straddle or other integrated transaction. In addition, this discussion does not address the effect of any state, local, foreign or other tax laws or any United States federal estate, gift or alternative minimum tax considerations. This discussion is based upon the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.

As used in this Prospectus Supplement, the term “United States Holder” means a beneficial owner of an Equity Unit that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust (i) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that was in existence on August 20, 1996 and has a valid election is in effect under applicable Treasury regulations to be treated as a domestic trust.

     The term “Non-United States Holder” means a beneficial owner of an Equity Unit that is neither a United States Holder nor a partnership (or other pass-through entity).

     If a partnership holds Equity Units, the tax treatment of the partnership and its partners will generally depend on the status of the partner and the activities of the partnership and its partners. If a holder of Equity Units is a partnership or a partner in such a partnership, such holder should consult with its own tax advisors regarding the United States federal income tax considerations of the purchase, ownership and disposition of Equity Units.

Persons considering purchasing Equity Units should consult their own tax advisors regarding the United States federal income tax considerations relating to the purchase, ownership and disposition of the Equity Units in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EQUITY UNITS, RSNs, TREASURY SECURITIES, TREASURY PORTFOLIO, PURCHASE CONTRACTS OR THE COMPANY’S COMMON STOCK. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND NON-UNITED STATES INCOME AND OTHER TAX LAWS) OF PURCHASING, OWNING AND DISPOSING OF THE EQUITY UNITS, RSNS, TREASURY SECURITIES, TREASURY PORTFOLIO, PURCHASE CONTRACTS, AND THE COMPANY’S COMMON STOCK.

 Classification of the RSNs as Indebtedness

Revenue Ruling 2003-97 issued by the IRS addresses certain aspects of instruments similar to the Equity Units. In the Revenue Ruling, the IRS concluded that, for United States federal income tax purposes, an interest in an investment unit that included both a note and a purchase contract would be treated as a separate interest in such note and a separate interest in such purchase contract, under the terms of the investment unit. The IRS also concluded that the notes issued as part of such investment unit were treated as debt for United States federal income tax purposes. However, the terms of the Equity Units, which are complex financial instruments, vary in some respects from the terms of the units addressed by the IRS in the Revenue Ruling, and there is no statutory, judicial, or administrative authority directly addressing the tax treatment of instruments with substantially identical terms as the Equity Units. Thus, no assurance can be given that the conclusions in the Revenue Ruling apply to the Equity Units. The Company has not sought any rulings concerning the United States federal income tax treatment of the Equity Units, and the United States federal income tax consequences described herein are not binding on the IRS or the courts. Nevertheless, while the matter is not free from doubt, under current law and based on the facts contained in this Prospectus Supplement, the terms of the purchase contracts, the purchase contract and pledge agreement, the remarketing agreement, the Subordinated Note Indenture, and the RSNs, the RSNs should be treated as indebtedness of the Company for United States federal income tax purposes.

The Company agrees, and by acquiring an interest in an Equity Unit, each beneficial owner of an Equity Unit will agree, to treat the RSNs as indebtedness of the Company for United States federal income tax purposes. The remainder of this discussion assumes that the RSNs are classified as indebtedness for United States federal income tax purposes.

United States Holders

Equity Units

Allocation of Purchase Price

Although the matter is not free from doubt, a United States Holder’s acquisition of a Corporate Unit pursuant to this offering will be treated for United States federal income tax purposes as an acquisition of a unit consisting of two components—a separate undivided beneficial ownership interest in each of the RSN and the purchase contract constituting such Corporate Unit. Unless the context otherwise requires, each reference herein to “RSN” or “RSNs” (or “Treasury security” or “Treasury securities” or “Treasury portfolio”) is a reference to a beneficial owner’s undivided beneficial interest in the RSNs (or the Treasury securities or the Treasury portfolio). The purchase price of each Corporate Unit will be allocated between the RSNs and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish a United States Holder’s initial tax basis in the RSNs and the purchase contract. The Company will report the initial fair market value of the RSNs as $50 and the initial fair market value of the purchase contract as $0 and by purchasing a Corporate Unit, a United States Holder will be deemed to agree to such allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price will be respected for United States federal income tax purposes.

Ownership of RSNs, Treasury Securities or Treasury Portfolio

The Company and, by purchasing Corporate Units, each United States Holder agree to treat the RSNs, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned separately by such United States Holder for United States federal income tax purposes, and the remainder of this discussion assumes such treatment.

Sale, Exchange or Other Taxable Disposition of the Equity Units

Upon a sale, exchange or other taxable disposition of an Equity Unit (collectively, a “disposition”), a United States Holder will be treated as having sold, exchanged or disposed of each of the purchase contract and its undivided beneficial ownership interest in the RSN or the Treasury securities or the Treasury portfolio, as the case may be, that constitute such Equity Units. The proceeds realized on such disposition will be allocated between the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, in proportion to their respective fair market values at the time of such disposition. As a result, as to each of the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, a United States Holder generally will recognize gain or loss upon such disposition equal to the difference between (i) the portion of the proceeds received by such United States Holder that is allocable to the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, and (ii) such United States Holder’s adjusted tax basis in the purchase contract and such RSN or Treasury securities or Treasury portfolio, respectively. For purposes of determining gain or loss, the proceeds received by such United States Holder upon such disposition (i) will not include any amount properly attributable to accrued but unpaid interest (including original issue discount (“OID”) if any) on the RSN or accrued acquisition discount on the Treasury portfolio or the Treasury securities, which amount will be taxable as ordinary interest income to the extent not previously included in income by such United States Holder, and (ii) may not include any amount properly attributable to accrued contract adjustment payments, which amount may be treated as ordinary income to the extent not previously included in income by such United States Holder. In the case of the RSNs, the Treasury securities or the Treasury portfolio, any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the United States Holder held such RSNs, Treasury securities or Treasury portfolio for a period of more than one year. In the case of the purchase contract, any such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the United States Holder held such purchase contract for a period of more than one year. The deductibility of capital losses is subject to limitations.

If the sale, exchange or other taxable disposition of an Equity Unit by a United States Holder occurs when the purchase contract has a negative value, the United States federal income tax consequences are, in the absence of any authorities on point, unclear. A United States Holder could be considered to have received additional consideration for the ownership interest in the RSNs, the Treasury securities, or the Treasury portfolio in an amount equal to such negative value and to have paid such amount to be released from the United States Holder’s obligation under the purchase contract. Alternatively, for this limited purpose, the Equity Unit could be treated as one investment unit and gain or loss determined on a net basis. United States Holders should consult their tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

The RSNs

Treatment of the RSNs

Under applicable United States Treasury regulations, the possibility that stated interest on a debt instrument will not be timely paid will be ignored in determining whether a debt instrument is issued with OID if such contingency is “remote.” The Company believes, and intends to take the position, that as of the date of this Prospectus Supplement, the likelihood that the Company will exercise its option to defer payments of interest under the terms of the RSNs is remote within the meaning of the applicable United States Treasury regulations. Based on the foregoing and the Company’s interpretation of the current United States Treasury regulations, the Company intends to treat the RSNs as “variable rate debt instruments” that are subject to applicable United States Treasury regulations that apply to “reset bonds” and that mature, solely for purposes of the OID rules, on the date immediately preceding the purchase contract settlement date or, if earlier, the optional remarketing settlement date, for an amount equal to 100% of their principal amount. The remainder of this discussion assumes that the RSNs will be treated in the manner described above. However, there are no United States Treasury regulations, rulings or other authorities that address the United States federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the United States federal income tax treatment of the RSNs is unclear. See “—Possible Alternative Characterizations” below.

Interest Income and Original Issue Discount

The stated interest payments on the RSNs (“qualified stated interest”) will generally be taxable to a United States Holder as ordinary income at the time paid or accrued in accordance with such holder’s method of accounting for United States federal income tax purposes.

However, OID may result if the Company exercises its right to defer payments of interest on the RSNs. In that event, the Company intends to treat the RSNs as reissued with OID (including the interest accruing on the RSNs) and United States Holders would generally be required to accrue such OID as ordinary income, using the constant-yield method prescribed by the United States Treasury regulations, prior to the receipt of the cash attributable thereto.

Tax Basis in the RSNs

A United States Holder’s initial tax basis in an RSN will equal the portion of the purchase price for the Equity Unit allocated to the RSN as described under “—Equity Units—Allocation of Purchase Price” above. A United States Holder’s tax basis in the RSNs would be increased by the amounts of accrued OID, if any, and decreased by all payments on the RSNs other than payments of qualified stated interest. If the RSNs are treated as reissued as described under “—The RSNs—Interest Income and Original Issue Discount” above, no payment of interest thereafter will be qualified stated interest.

Sale, Exchange, Remarketing or Other Taxable Disposition of RSNs

Upon a sale, exchange or other taxable disposition of an RSN (including upon the remarketing of the RSNs) (collectively, a “disposition”), a United States Holder will recognize gain or loss in an amount equal to the difference between the amount realized by such United States Holder on such disposition of the RSN and such United States Holder’s adjusted tax basis in the RSN, except to the extent such United States Holder is treated as receiving accrued but unpaid interest, which is taxable as ordinary interest income if not previously included in such United States Holder’s income. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the United States Holder held such RSN for a period of more than one year. The deductibility of capital losses is subject to limitations.

If a United States Holder does not participate in the remarketing, any reset of the interest rate and/or modification of the redemption provisions of the RSNs in connection with the remarketing generally will not cause such United States Holder to be treated as having sold, exchanged or otherwise disposed of its RSNs.

Possible Alternative Characterizations

As stated above, there are no United States Treasury regulations, rulings or other authorities that address the United States federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the United States federal income tax treatment of the RSNs is unclear and other alternative characterizations are possible. For example, it is possible that the RSNs could be treated as “contingent payment debt instruments” for United States federal income tax purposes. In that event, a United States Holder would generally be required, among other things, to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the RSNs, regardless of such United States Holder’s regular method of tax accounting, and (2) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN.

Treasury Securities

Substitution of Treasury Securities to Create Treasury Units and Substitution of RSNs to Recreate Corporate Units

United States Holders of Corporate Units who deliver Treasury securities to the collateral agent in substitution for RSNs generally will not recognize gain or loss upon their delivery of such Treasury securities or their receipt of the RSNs. Similarly, United States Holders of Treasury Units who deliver RSNs to the collateral agent in substitution for Treasury securities will not recognize gain or loss upon their delivery of such RSNs or their receipt of the Treasury securities. In each case, the United States Holder will continue to take into account items of income otherwise includible with respect to such Treasury securities and RSNs, and its adjusted tax bases in, and holding periods for, the Treasury securities, the RSNs and the purchase contract will not be affected by such delivery and release.

Treasury Portfolio

Interest Income, Original Issue Discount and Acquisition Discount

Treasury Strips

If a Treasury Unit or, if there is a successful remarketing, the Treasury portfolio contains Treasury strips, a United States Holder will be required to treat its ownership interest in the Treasury securities constituting part of the Treasury Unit or Treasury Portfolio as an interest in a debt instrument that was originally issued on the date the holder acquires the Treasury securities and, in the case of Treasury securities with a maturity of more than a year, has OID equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof, or, in the case of Treasury securities with a maturity of a year or less, was acquired with acquisition discount equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof. A United States Holder will be required to include such OID (but not acquisition discount on short-term Treasury securities, as discussed below) in gross income for United States federal income tax purposes as it accrues on a constant yield to maturity basis, regardless of such United States Holder’s regular method of tax accounting. In the case of any Treasury security with a maturity of one year or less from the date of its issue (a “short-term

Treasury security”), if a United States Holder is an accrual-method taxpayer, in general, such United States Holder will be required to include the excess of the amount payable at maturity with respect to such short-term Treasury security over such United States Holder’s tax basis in such short-term Treasury security (such excess, the “acquisition discount”) in gross income as it accrues. Unless such United States Holder elects to accrue such acquisition discount on a constant yield to maturity basis, such acquisition discount will be accrued on a straight-line basis. If a United States Holder is a cash-method taxpayer, such United States Holder will be required to recognize the acquisition discount as ordinary income upon payment on the short-term Treasury security. A United States Holder that obtains the release of its applicable ownership interest in the Treasury portfolio and subsequently disposes of such interest (or a United States Holder that disposes of the related Equity Unit) will recognize ordinary income on such disposition to the extent of any gain realized on any short-term Treasury security that does not exceed an amount equal to the ratable share of the acquisition discount on such short-term Treasury security not previously included in income.

Other Treasury Securities

Following a successful remarketing, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, a United States Holder will be required to recognize ordinary income to the extent of such United States Holder’s pro rata portion of the interest paid with respect to such Treasury securities.

Tax Basis in the Applicable Ownership Interest in the Treasury Portfolio

A United States Holder’s initial tax basis in such United States Holder’s applicable ownership interest in the Treasury portfolio will equal such United States Holder’s proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A United States Holder’s adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of OID or acquisition discount included in such United States Holder’s gross income with respect thereto and decreased by the amount of cash received other than any payments of qualified stated interest with respect to the Treasury portfolio.

Purchase Contracts

Contract Adjustment Payments

There is no direct authority addressing the treatment of the contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments may constitute taxable ordinary income to United States Holders when received or accrued, in accordance with their regular method of tax accounting. To the extent the Company is required to file information returns with respect to contract adjustment payments, the Company intends to report such payments as taxable ordinary income to United States Holders. The following discussion assumes that the contract payments are so treated for United States federal income tax purposes. However, other treatments are possible. In addition, if the Company exercises its right to defer contract adjustment payments, a United States Holder may be required to continue to recognize income for United States federal income tax purposes in respect of the purchase contracts in advance of the receipt of any corresponding cash distributions. United States Holders should consult their tax advisors concerning the treatment of contract adjustment payments, including the possibility that any contract adjustment payment may be treated as a purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, as well as the treatment of deferred contract adjustment payments, if any. The treatment of contract adjustment payments and deferred contract adjustment payments, if any, could affect a United States Holder’s adjusted tax basis in a purchase contract or the common stock received under a purchase contract or the amount realized by a United States Holder upon the sale or other disposition of an Equity Unit or the termination of a purchase contract.

Acquisition of Common Stock Under a Purchase Contract

A United States Holder generally will not recognize gain or loss on the purchase of the Company’s common stock under a purchase contract, except with respect to any cash paid to such United States Holder in lieu of a fractional share of the Company’s common stock, which should be treated as paid in respect of such fractional share. A United States Holder’s aggregate initial tax basis in the Company’s common stock received under a purchase contract should generally equal the purchase price paid for such common stock plus the properly allocable portion of such United States Holder’s adjusted tax basis (if any) in the purchase contract, less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

Early Settlement of Purchase Contract

A United States Holder will not recognize gain or loss on the receipt of its ownership interest in the RSNs, the Treasury securities or the Treasury portfolio upon early settlement of a purchase contract and will have the same adjusted tax basis in such RSNs or Treasury securities or the Treasury portfolio as before such early settlement.

Termination of Purchase Contract

If a purchase contract terminates, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such United States Holder’s adjusted tax basis (if any) in the purchase contract at the time of such termination. Such gain or loss generally will be capital gain or loss. The deductibility of capital losses is subject to limitations. A United States Holder will not recognize gain or loss on the return of such United States Holder’s ownership interest in the RSNs, the Treasury securities or the Treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis in such RSNs, Treasury securities or the Treasury portfolio as before such termination.

Adjustment to Settlement Rate

A United States Holder may be treated as having received a constructive distribution from the Company if (1) the settlement rate is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such United States Holder in the Company’s assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a United States Holder for taxable distributions with respect to the Company’s common stock. Thus, under certain circumstances, an increase in (or failure to decrease) the settlement rate may give rise to a taxable dividend to United States Holders even though such United States Holders would not receive any cash related thereto. The tax treatment described in this paragraph is consistent with recently issued proposed Treasury regulations. Further, under such proposed Treasury regulations, such constructive distributions, if any, would generally be deemed to occur on the date adjustments to the settlement rate are made in accordance with the terms of the purchase contracts.

Ownership and Disposition of the Company’s Common Stock Acquired under the Purchase Contract

Any distribution on the Company’s common stock generally will be treated as a dividend to a United States Holder to the extent of the Company’s current and accumulated earnings and profits, as determined under United States federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distribution exceeds the Company’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the United States Holder’s adjusted tax basis in the common stock and thereafter as gain from the sale or exchange of that stock.

Upon a disposition of the Company’s common stock, a United States Holder generally will recognize capital gain or loss equal to the difference between the amount realized and its adjusted tax basis in such common stock. Such gain or loss generally will be long-term capital gain or loss if the United States Holder’s holding period in respect of such common stock is more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments made by the Company on, or the proceeds from the sale or other disposition of, the Equity Units (or any component thereof) or shares of the Company’s common stock. In addition, United States federal backup withholding may apply to such payments if the United States Holder fails to provide a properly completed and executed IRS Form W-9 providing such United States Holder’s correct taxpayer identification number and certifying that such United States Holder is not subject to backup withholding or otherwise fails to establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a United States Holder’s United States federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

Medicare Tax on Net Investment Income

Certain United States Holders who are individuals, estates and trusts are subject to an additional 3.8% tax on the lesser of: (1) the United States Holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States Holder’s modified adjusted gross income for the relevant taxable year over a certain threshold (over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual). United States Holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this tax.

Non-United States Holders

By purchasing Corporate Units, each Non-United States Holder agrees to treat the RSNs, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned separately by such Non-United States Holder for United States federal income tax purposes.

United States Federal Withholding Tax

Interest on the RSNs, the Treasury Securities and the Treasury Portfolio

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act Withholding,” payments of interest (including OID, if any) on the RSNs, the Treasury securities and the Treasury portfolio to a Non-United States Holder generally will not be subject to United States federal income or withholding tax under the “Portfolio Interest Exemption,” provided that:

•
such interest is not effectively connected with such Non-United States Holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the Non-United States Holder in the United States);

•	the Non-United States Holder does not actually or constructively own ten percent or more of the total combined voting power of all classes of the Company’s stock entitled to vote;

•	the Non-United States Holder is not a controlled foreign corporation that is related directly or constructively to the Company through stock ownership;

•
the Non-United States Holder is not a bank that acquired the RSN in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
the Non-United States Holder provides the withholding agent, in accordance with specified procedures, with a statement to the effect that such holder is not a United States person (generally by providing a properly executed IRS Form W-8BEN or W-8BEN-E).

If a Non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments of interest on the RSNs, the Treasury securities and the Treasury portfolio made to such Non-United States Holder will be subject to a 30% United States federal withholding tax, unless that holder provides the paying agent with a properly executed statement:

•	claiming an exemption from or reduction of withholding tax under an applicable income tax treaty (generally on an IRS Form W-8BEN or W-8BEN-E); or

•
stating that the payment on the RSNs, the Treasury securities and the Treasury portfolio are not subject to withholding tax because it is effectively connected to that holder’s conduct of a trade or business in the United States (generally on an IRS Form W-8ECI).

If a Non-United States Holder is engaged in a trade or business in the United States (or, if an applicable United States income tax treaty applies, if the Non-United States Holder maintains a permanent establishment within the United States) and the interest on the RSNs, the Treasury securities and the Treasury portfolio is effectively connected with the conduct of that trade or business (or, if an applicable United States income tax treaty applies, attributable to that permanent establishment), that

Non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that Non-United States Holder were a United States Holder. In addition, if such Non-United States Holder is a foreign corporation it may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Dividends and Other Distributions with Respect to the Company’s Common Stock and Contract Adjustment Payments

Subject to the discussion below, United States federal withholding tax generally will apply to dividends, if any (and generally any deemed or constructive dividends resulting from certain adjustments or failures to make an adjustment with respect to the purchase contracts as described under “—United States Holders—Purchase Contracts—Adjustment to Settlement Rate”), paid on the shares of the Company’s common stock acquired under the purchase contract. It is possible that United States withholding tax on deemed dividends would be withheld from any interest or other amounts paid to a Non-United States Holder. The Company also expects United States federal withholding tax to be withheld on any contract adjustment payments made to a Non-United States Holder with respect to a purchase contract.

Accordingly, dividends, if any (including any deemed or constructive dividends), paid with respect to shares of common stock and contract adjustment payments made to a Non-United States Holder generally will be subject to United States federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless effectively connected with such Non-United States Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-United States Holder in the United States) and such Non-United States Holder provides a properly completed and executed IRS Form W-8ECI. In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a Non-United States Holder generally must furnish a properly executed IRS Form W-8BEN or W-8BEN-E prior to the payment date. Non-United States Holders eligible for an exemption from or reduced rate of United States federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-United States Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Any dividend payments (including deemed or constructive dividends) or contract adjustment payments to a Non-United States Holder that are effectively connected with such Non-United States Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the Non-United States Holder in the United States) generally are not subject to United States federal withholding tax, provided that the Non-United States Holder complies with applicable certification and other requirements. Instead, such payments generally will be subject to United States federal income tax on a net income basis and at the graduated United States federal income tax rates in the same manner as if such Non-United States Holder were a United States Holder. A Non-United States Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, the RSNs, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock

Subject to the discussion below under “—Information Reporting and Backup Withholding” except (i) potentially with respect to any amounts attributable to accrued and unpaid contract adjustment payments, which will be treated as described above under “—United States Federal Withholding Tax—Dividends and Other Distributions with Respect to the Company’s Common Stock and Contract Adjustment Payments,” and (ii) with respect to any accrued and unpaid interest (including OID, if any), which will be treated as described above under “—United States Federal Withholding Tax—Interest on the RSNs, the Treasury Securities and the Treasury Portfolio,” a Non-United States Holder generally will not be subject to United States federal income tax or withholding tax on any gain realized upon the sale, exchange, remarketing or other taxable disposition of Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, purchase contracts or common stock acquired under the purchase contract, as the case may be, unless:

•      such gain is effectively connected with the Non-United States Holder’s conduct of a trade or business in the United States (and, if certain income tax treaties apply, such gain is not attributable to a permanent establishment maintained by the Non-United States Holder within the United States);

•      the Non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•      the Company is or has been a United States real property holding corporation (“USRPHC”) for United States federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the Non-United States Holder’s holding period and certain other conditions are met.

The Company believes that it is not currently and does not anticipate becoming a USRPHC for United States federal income tax purposes.

Gain described in the first bullet point above generally will be subject to United States federal income tax on a net income basis at regular graduated United States federal income tax rates in the same manner as if such Non-United States Holder were a United States Holder. A Non-United States Holder that is a foreign corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above will be subject to United States federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by United States source capital losses, if any, of the Non-United States Holder.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest, contract adjustment payments and dividends with respect to, or the proceeds from the disposition of, the Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, a purchase contract and the Company’s common stock purchased under the purchase contract paid to a Non-United States Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a Non-United States Holder resides or is established pursuant to the provisions of a specific treaty or agreement with such tax authorities.

United States federal backup withholding is imposed on certain payments to persons that fail to furnish the information required under the United States information reporting rules. Payments of interest, contract adjustment payments and dividends with respect to, or the proceeds from the disposition of, the Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, a purchase contract and the Company’s common stock purchased under the purchase contract generally will be exempt from backup withholding if the Non-United States Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E and the payor does not have actual knowledge or reason to know that the Non-United States Holder is a United States person, or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-United States Holder’s United States federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Prospective investors should consult their tax advisors regarding the application of these rules to their particular circumstances.

Foreign Account Tax Compliance Act Withholding

Under Sections 1471 through 1474 of the Code, commonly referred to as “FATCA,” a United States federal withholding tax of 30% generally is imposed on certain payments to a “foreign financial institution” (as specially defined for purposes of these rules) unless such institution enters into an agreement with the United States tax authorities to withhold on certain payments and to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners). In addition, a United States federal withholding tax of 30% generally also is imposed on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect United States owners. Under certain circumstances, refunds or credits of such withholding taxes may be available. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. These withholding taxes are currently imposed on interest paid on the RSNs, the Treasury securities or the Treasury portfolio, dividends (including deemed or constructive dividends), if any, paid with respect to shares of the Company’s common stock and contract adjustment payments paid with respect to a purchase contract, in each case, to foreign financial institutions (including in their capacity as agents or custodians for beneficial owners) or non-financial foreign entities that fail to satisfy the above requirements. Prospective holders should consult with their tax advisors regarding the possible implications of this legislation and related administrative guidance on their investment in the Equity Units under their particular circumstances.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the acquisition, holding and disposition of the Corporate Units, the Treasury Units, common stock issuable upon settlement of the purchase contracts and the RSNs by (i) employee benefit plans that are subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other United States or foreign federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (i) and (ii) pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other persons who have certain specified relationships to the Covered Plan. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

Each person considering investing in the Corporate Units (and any of the securities underlying such Corporate Units) on behalf of, or with the assets of, a Plan should consider, among other matters, whether: (1) such investment would satisfy the prudence and diversification requirements of ERISA (including, among other things, the risk of loss on such investment and any limitations on liquidity and marketability of such investment) or Similar Law, if applicable; (2) such investment in the Corporate Units (and the securities underlying such Corporate Units) is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio; (3) such investment would be consistent with the documents and instruments governing the Plan; and (4) the acquisition, holding and disposition of Corporate Units (and the securities underlying the Corporate Units) would result in (i) a “prohibited transaction” under ERISA or the Code for which there is no applicable exemption or (ii) a violation of Similar Law, to the extent applicable.

Prohibited Transaction Issues and Related Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest” within the meaning of ERISA, or “disqualified persons” within the meaning of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition, holding and/or disposition of the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contracts or RSNs by a Covered Plan with respect to which the remarketing agent, the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued several prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Corporate Units Treasury Units, common stock issuable upon settlement of the purchase contracts or RSNs, as the case may be. These class exemptions include PTCE 84-14 for certain transactions determined by independent qualified professional asset managers, PTCE 90-1 for certain transactions involving insurance company pooled separate accounts, PTCE 91-38 for certain transactions involving bank collective investment funds, PTCE 95-60 for certain transactions involving life insurance company general accounts, and PTCE 96-23 for certain transactions determined by in-house asset managers. In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Covered Plan, including, without limitation, the statutory exemption set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code regarding transactions with certain service providers in which the Covered Plan must pay no more, and receive no less, than “adequate consideration.” Each of the above-noted exemptions contains conditions and limitations on its application. Even if the conditions specified in one or more exemptions are met, the scope of the relief provided may or may not cover all acts that could be construed as prohibited transactions. Fiduciaries of Covered Plans relying on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contracts or RSNs.

Accordingly, by acceptance of a Corporate Unit, Treasury Unit, common stock issuable upon settlement of the purchase contracts or RSNs, each purchaser and holder of any such securities will be deemed to have represented and warranted that from and including the date of its acquisition of any such securities through and including the date of the satisfaction of the obligation under the purchase contracts and/or the disposition of any such securities either (i) no portion of the assets used by such purchaser or holder to acquire or hold any Corporate Units, Treasury Units, shares of common stock issuable upon settlement of the purchase contracts or RSNs (or by any beneficial owner with a book-entry interest in such securities that is a Plan or that used assets of a Plan to acquire such book-entry interest) constitutes assets of any Plan or (ii) (1) its acquisition, holding and disposition of any Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contracts or RSNs, as applicable, will (a) comply with all applicable requirements under Title I of ERISA, Section 4975 of the Code and Similar Laws applicable to the Plan, and (b) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws, and (2) it acknowledges and agrees that none of the underwriters, the remarketing agent, the Company or any of their respective affiliates is, or is undertaking to be, a fiduciary with respect to any Plan in connection with the Plan’s acquisition, holding or disposition of the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contracts or RSNs, as applicable.

Each purchaser and holder of the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contracts or RSNs will have exclusive responsibility for ensuring that its purchase, holding and disposition of such Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contracts or RSNs, as the case may be, does not violate the fiduciary responsibility or prohibited transaction rules of ERISA, Section 4975 of the Code or any applicable Similar Law. None of the underwriters, the remarketing agent, the Company or any of their respective affiliates will consider themselves to be a fiduciary with respect to the assets of any purchaser or holder of the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contracts or RSNs for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law and nothing herein shall be construed as a representation that an investment in the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contracts or RSNs is appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, any Plans or any particular Plan. Neither this discussion nor anything provided in this Prospectus Supplement is or is intended to be investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of any Corporate Units, Treasury Units, common stock or RSNs should consult and rely on their own counsel and advisers as to whether such an investment is suitable for the Plan.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the Corporate Units, Treasury Units, common stock issuable upon settlement of the purchase contracts or RSNs, on behalf of or with the assets of any Plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions of an underwriting agreement (the “underwriting agreement”), the Company has agreed to sell to each of the underwriters named below (the “underwriters”) for whom Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as representatives, and each of the underwriters has severally agreed to purchase from the Company the number of Corporate Units set forth opposite its name below:

Underwriters	Number of Corporate Units
Goldman Sachs & Co. LLC	4,170,000
Barclays Capital Inc.	4,170,000
Citigroup Global Markets Inc.	4,170,000
Morgan Stanley & Co. LLC	4,170,000
BNP Paribas Securities Corp.	1,560,000
BofA Securities, Inc.	1,560,000
J.P. Morgan Securities LLC	1,560,000
Scotia Capital (USA) Inc.	1,560,000
Wells Fargo Securities LLC	1,560,000
Mizuho Securities USA LLC	840,000
MUFG Securities Americas Inc.	840,000
SunTrust Robinson Humphrey, Inc.	840,000
U.S. Bancorp Investments, Inc.	840,000
BBVA Securities Inc.	240,000
Fifth Third Securities, Inc.	240,000
PNC Capital Markets LLC	240,000
RBC Capital Markets, LLC	240,000
TD Securities (USA) LLC	240,000
Loop Capital Markets LLC	192,000
The Williams Capital Group, L.P.	192,000
Academy Securities, Inc.	96,000
Blaylock Van, LLC	96,000
CastleOak Securities, L.P.	96,000
Mischler Financial Group, Inc.	96,000
R. Seelaus & Co., LLC	96,000
Samuel A. Ramirez & Company, Inc.	96,000
Total	30,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Corporate Units are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. In the underwriting agreement, the underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Corporate Units offered hereby, if any of the Corporate Units are purchased. The offering of the Corporate Units by the underwriters is subject to receipt and acceptance of the Corporate Units and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the Corporate Units to the public at the public offering price set forth on the cover page of this Prospectus Supplement and may offer the Corporate Units to certain dealers at such price less a concession not in excess of $0.75 per Corporate Unit. After the initial public offering of the Corporate Units, the offering price and other selling terms may be changed.

The Corporate Units are a new issue of securities with no established trading market. The Company intends to apply to list the Corporate Units on the New York Stock Exchange. If the application is approved, the Company expects trading in the Corporate Units to begin within 30 days after the date that the Corporate Units are first issued.

The underwriters may make a market in the Corporate Units after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Corporate Units or that an active public market for the Corporate Units will develop. If an active public trading market for the Corporate Units does not develop, the market price and liquidity of the Corporate Units may be adversely affected.

This Prospectus Supplement, as amended or supplemented, may be used by the remarketing agents for the remarketing of the RSNs at such time as is necessary or upon the early settlement with respect to the purchase contracts.

The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The Company’s expenses associated with the offer and sale of the Corporate Units (not including the underwriting discount) are estimated to be $1,105,000.

In order to facilitate the offering of the Corporate Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Corporate Units. Specifically, the underwriters may over-allot in connection with this offering, creating short positions in the Corporate Units for their own accounts. In addition, to cover over-allotments or to stabilize the price of the Corporate Units, the underwriters may bid for, and purchase, Corporate Units in the open market. Finally, the underwriters may reclaim selling concessions allowed to the underwriters or dealers for distributing Corporate Units in this offering, if the underwriters repurchase previously distributed Corporate Units in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Corporate Units above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time without notice.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither the Company nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Corporate Units. In addition, neither the Company nor any underwriter makes any representation that the underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.

In the ordinary course of business, the underwriters and their respective affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking, investment banking, sales and trading, investment research, principal investment, hedging, market making, asset leasing treasury services and other financial and non-financial activities and services for the Company and its affiliates, for which they received, or will continue to receive, customary fees or compensation.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), loans, commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates. Certain of the underwriters or their affiliates that have a lending relationship with the Company routinely hedge, and certain of those underwriters or their affiliates may hedge, their credit exposure to the Company consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Company’s securities, including potentially the Corporate Units. Any such credit default swaps or short positions could adversely affect future trading prices of the Corporate Units. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Each of Loop Capital Markets LLC and The Williams Capital Group, L.P. has entered into a referral agreement with Northern Trust Securities, Inc., a FINRA member and subsidiary of Northern Trust Corporation, pursuant to which it will pay a referral fee to Northern Trust Securities, Inc. in connection with this offering.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of the short-term indebtedness that the Company intends to repay using a portion of the net proceeds from the sale of the Corporate Units. It is possible that one or more of the underwriters or their affiliates could receive 5% or more of the net proceeds from the sale of the Corporate Units, and, in that case, such underwriter would be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the Corporate Units in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale of a Corporate Unit in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Option to Purchase Additional Corporate Units

The Company has granted an option to the underwriters to purchase within a 13-day period beginning on, and including, the first date of original issuance of the Corporate Units, up to an additional 4,500,000 Corporate Units in the aggregate at the public offering price per Corporate Unit, less the underwriting discounts and commissions. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional amount of the Corporate Units proportionate to that underwriter’s initial amount reflected in the above table.

Lock-Up Agreement

The Company and its executive officers and directors have agreed not to, without the prior written consent of the Representatives, for a period of 45 days from the date of this Prospectus Supplement, directly or indirectly, (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s common stock or any security convertible into or exercisable or exchangeable for common stock (collectively, “common securities”), or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered) or publicly announce the intention to do any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of the Company’s common stock or of common securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of the Company’s common stock or such common securities, in cash or otherwise, other than (A) any shares of the Company’s common stock issued by the Company upon exercise of an option, warrant or the conversion of a security outstanding on the date of this Prospectus Supplement; (B) any shares of the Company’s common stock issued, or options to purchase such shares granted (or the filing of any registration statement relating to such shares or options) in connection with any of the Company’s or its subsidiaries’ employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Southern Investment Plan or the sale of shares of the Company’s common stock, including through the exercise of stock options, by any executive officer or director of the Company under a Rule 10b5-1 plan that was in effect prior to the date of this Prospectus Supplement; (C) the entry by any executive officer or director of the Company into a new Rule 10b5-1 plan, provided that no sales or other distributions pursuant to a new Rule 10b5-1 plan may occur until the expiration of the 45-day period; (D) the sale or surrender to the Company by any of the Company’s executive officers or directors of any options or common stock underlying options or any restricted stock in order to pay the exercise price or taxes associated with the exercise of options or vesting of restricted stock; (E) any issuance by the Company of common stock in connection with acquisitions that close more than 45 days after the date of this Prospectus Supplement or any acquisition in which the party or parties receiving the common stock agree to be bound by these restrictions; (F) transfers by any person, other than the Company, by gift, will or intestacy, or to affiliates or immediate family members, provided that the transferee agrees to be bound by these restrictions, and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement, shall be required or shall be made voluntarily in connection with such transfer or distribution; and (G) in connection with any action by directors and executive officers of the Company in their capacities as such that is necessary or appropriate in order to effectuate any transaction by the Company that is permitted under the underwriting agreement. The

Representatives, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Selling Restrictions

Canada

Each underwriter has represented and agreed that the Equity Units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Equity Units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus Supplement or the accompanying Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Equity Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Equity Units or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Equity Units or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Hong Kong

Each underwriter has represented and agreed that the Equity Units have not been and may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Equity Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Equity Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Equity Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has represented and agreed that it will not offer or sell any Equity Units, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used in this paragraph means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

The Equity Units have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Each underwriter has represented and agreed that the Equity Units may not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Equity Units, the Equity Units may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the Regulation on Issuance, Public Disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the Equity Units are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the Equity Units, (c) the Equity Units are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, subscription agreement and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Singapore

This Prospectus Supplement and the accompanying Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore (the “MAS”). Accordingly, the underwriters have represented and agreed that they have not offered or sold any Equity Units or caused the Equity Units to be made the subject of an invitation for subscription or purchase nor will they offer or sell the Equity Units or cause the Equity Units to be made the subject of an invitation for subscription or purchase, nor have they circulated or distributed nor will they circulate or distribute this Prospectus Supplement, the accompanying Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Equity Units, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Equity Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)     a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Equity Units under Section 275 except:

(1)     to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)     where no consideration is or will be given for the transfer;

(3)     where the transfer is by operation of law;

(4)     as specified in Section 276(7) of the SFA; or

(5)     as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Bonds) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Equity Units are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAAN16: Notice on Recommendations on Investment Products).

Switzerland

The Equity Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This Prospectus Supplement and the accompanying Prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Each underwriter has represented and agreed not to publicly distribute or otherwise make publicly available in Switzerland this Prospectus Supplement or any other offering or marketing material relating to the Equity Units.

Neither this Prospectus Supplement nor any other offering or marketing material relating to the offering, the Company or the Equity Units has been or will be filed with or approved by any Swiss regulatory authority. In particular, this Prospectus Supplement will not be filed with, and the offer of Equity Units will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Equity Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Equity Units.

Taiwan

Each underwriter has represented and agreed that the Equity Units have not been and will not be registered with the Financial Supervisory Commission of Taiwan, The Republic of China (“Taiwan”) pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Equity Units in Taiwan.

United Arab Emirates

This Prospectus Supplement and the accompanying Prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.

This Prospectus Supplement and the accompanying Prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Equity Units have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.

The issue and/or sale of the Equity Units has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a

Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) through (d) of the Order (all such persons together being referred to as “relevant persons”). The Equity Units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Equity Units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Prospectus Supplement and the accompanying Prospectus or any of their contents.

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Equity Units in circumstances in which Section 21(1) of the FSMA does not apply to the Company and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Equity Units in, from or otherwise involving the United Kingdom.

LEGAL MATTERS
Certain legal matters in connection with the offering of the Equity Units will be passed upon for the Company by Troutman Sanders LLP and for the underwriters by Hunton Andrews Kurth LLP. From time to time, Hunton Andrews Kurth LLP acts as counsel to affiliates of the Company for some matters.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
The Southern Company
Common Stock
Senior Notes
Junior Subordinated Notes
Stock Purchase Contracts
Stock Purchase Units

________________________________________________________________
We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest.
The Southern Company’s common stock is listed on the New York Stock Exchange under the symbol “SO.”
See “Risk Factors” on page 1 for information on certain risks related to the purchase of securities offered by this Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________________________________________________________

February 21, 2018

ABOUT THIS PROSPECTUS
This Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “1933 Act”). Under the shelf process, The Southern Company (the “Company”) may sell, in one or more transactions,

●	common stock (the “Common Stock”),

●	senior notes (the “Senior Notes”),

●	junior subordinated notes (the “Junior Subordinated Notes”),

●	stock purchase contracts (the “Stock Purchase Contracts”), or

●	stock purchase units (the “Stock Purchase Units”).
This Prospectus provides a general description of those securities. Each time the Company sells securities, the Company will provide a prospectus supplement that will contain specific information about the terms of that offering (“Prospectus Supplement”). The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with the additional information under the heading “Available Information.”
RISK FACTORS
Investing in the Company’s securities involves risk. Please see the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus.
AVAILABLE INFORMATION
The Company has filed with the Commission a registration statement on Form S-3 (the “Registration Statement,” which term encompasses any amendments to the Registration Statement and exhibits to the Registration Statement) under the 1933 Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement, to which reference is made.
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and in accordance with the 1934 Act files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants including the Company that file electronically at http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated by reference in this Prospectus and made a part of this Prospectus:
(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;
(b) all information in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 7, 2017, to the extent incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and
(c) the Company’s Current Reports on Form 8-K dated February 6, 2018 and February 12, 2018.
All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and made a part of this Prospectus from the date of filing of such documents; provided, however, that the Company is not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated by reference in this Prospectus (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference in this Prospectus). Such requests should be directed to Melissa K. Caen, Assistant Corporate Secretary, The Southern Company, 30 Ivan Allen Jr. Blvd., N.W., Atlanta, Georgia 30308, telephone (404) 506-5000.
THE SOUTHERN COMPANY
The Company was incorporated under the laws of Delaware on November 9, 1945. The principal executive offices of the Company are located at 30 Ivan Allen Jr. Blvd., N.W., Atlanta, Georgia 30308, and the telephone number is (404) 506-5000.
The Company owns all the outstanding common stock of Alabama Power Company (“Alabama Power”), Georgia Power Company (“Georgia Power”), Gulf Power Company and Mississippi Power Company, each of which is an operating public utility company. The traditional electric operating companies supply electric service in the states of Alabama, Georgia, Florida and Mississippi. In addition, the Company owns all of the common stock of Southern Power Company (“Southern Power”), which is also an operating public utility company. Southern Power develops, constructs, acquires, owns, and manages generation assets, including renewable energy projects, and sells electricity at market-based rates in the wholesale market.
Southern Company Gas, which was acquired by the Company in July 2016, is an energy services holding company whose primary business is the distribution of natural gas in seven states - Illinois, Georgia, Virginia, New Jersey, Florida, Tennessee, and Maryland - through natural gas distribution utilities. On October 15, 2017, a subsidiary of Southern Company Gas entered into agreements for the sale of the assets of two of Southern Company Gas’ natural gas distribution utilities, Elizabethtown Gas and Elkton Gas. Southern Company Gas is also involved in several other businesses that are complementary to the distribution of natural gas.
The Company also owns all of the outstanding common stock or membership interests of Southern Communications Services, Inc. (“Southern Linc”), Southern Company Holdings, Inc. (“Southern Holdings”), Southern Nuclear Operating Company, Inc. (“Southern Nuclear”), PowerSecure, Inc. (“PowerSecure”), and other direct and indirect subsidiaries. Southern Linc provides digital wireless communications for use by the Company and its subsidiary companies and also markets these services to the public and provides fiber optics services within the Southeast. Southern Holdings is an intermediate holding company subsidiary, primarily for the Company’s investments in leveraged leases and energy-related funds and companies, and for other electric and natural gas products and services. Southern Nuclear operates and provides services to Alabama Power’s and Georgia Power’s nuclear power plants and is currently managing construction of Plant Vogtle Units 3 and 4, which are co-owned by Georgia Power. PowerSecure is a provider of products and services in the areas of distributed generation infrastructure, energy efficiency, and utility infrastructure.
Alabama Power and Georgia Power each own 50% of the outstanding common stock of Southern Electric Generating Company (“SEGCO”). SEGCO is an operating public utility company that owns electric generating units. Alabama Power and Georgia Power are each entitled to one-half of SEGCO’s capacity and energy.
CERTAIN RATIOS
The following table sets forth the Ratios of Earnings to Fixed Charges for the periods indicated.

	Year Ended December 31,
	2013	2014	2015	2016	2017
Ratio of Earnings to Fixed Charges(1)	3.14	3.43	3.94	3.00	1.51

(1)
This ratio is computed as follows: (i) “Earnings” have been calculated by adding to “Earnings Before Income Taxes” “Interest expense, net of amounts capitalized,” the distributed income of equity investees, the interest component of rental expense, the amortization of capitalized interest and the debt portion of allowance for funds used during construction, less “Dividends on Preferred and Preference Stock of Subsidiaries” and (ii) “Fixed Charges” consist of interest expense, capitalized interest, “Dividends on Preferred and Preference Stock of Subsidiaries,” the interest component of rental expense and the debt portion of allowance for funds used during construction. In computing “Fixed Charges,” “Dividends on Preferred and Preference Stock of Subsidiaries” represent the before tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.

USE OF PROCEEDS
Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Company from the sale of the Common Stock, the Senior Notes, the Junior Subordinated Notes, the Stock Purchase Contracts or the Stock Purchase Units will be used to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes, including the investment by the Company in its subsidiaries.
DESCRIPTION OF THE COMMON STOCK
The authorized capital stock of the Company currently consists of 1,500,000,000 shares of Common Stock, par value $5 per share. As of December 31, 2017, there were 1,007,603,100 shares of common stock issued and outstanding.
All shares of Common Stock of the Company participate equally with respect to dividends and rank equally upon liquidation. Each holder is entitled to one vote for each share held and to cumulative voting at elections of directors under certain circumstances. The vote of two-thirds of the outstanding Common Stock is required to authorize or create preferred stock or to effect certain changes in the charter provisions affecting the Common Stock. No stockholder is entitled to preemptive rights.
The shares of Common Stock offered hereby will be fully paid and nonassessable by the Company and, therefore, will not be subject to further calls or assessment by the Company.
The transfer agent and registrar for the Common Stock is currently Equiniti Trust Company.
DESCRIPTION OF THE SENIOR NOTES
Set forth below is a description of the general terms of the Senior Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Note Indenture dated as of January 1, 2007, between the Company and Wells Fargo Bank, National Association, as trustee (the “Senior Note Indenture Trustee”), as to be supplemented by a supplemental indenture to the Senior Note Indenture establishing the Senior Notes of each series (the Senior Note Indenture, as so supplemented, is referred to as the “Senior Note Indenture”). The terms of the Senior Notes will include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the Trust Indenture Act of 1939, as amended (the “1939 Act”). Certain capitalized terms used and not defined in this section of the Prospectus are defined in the Senior Note Indenture.
General
The Senior Notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank equally with all other unsecured and unsubordinated debt of the Company. The Senior Notes will be effectively subordinated to all existing and future secured debt of the Company. The Company had no secured debt outstanding at December 31, 2017. Since the Company is a holding company, the right of the Company and, hence, the right of creditors of the Company (including holders of Senior Notes) to participate in any distribution of the assets of any subsidiary of the Company, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors and preferred stockholders of each subsidiary. As of December 31, 2017, on a consolidated basis, the Company had approximately $48.1 billion of outstanding long-term debt (including securities due within one year), of which approximately $34.6 billion was long-term debt (including securities due within one year) of the Company’s subsidiaries. In addition, the Company had approximately $2.4 billion of short-term notes payable, of which approximately $1.8 billion was short-term notes payable of the Company’s subsidiaries. In addition, as of December 31, 2017, the Company’s subsidiaries had approximately $0.3 billion of preferred stock outstanding.
The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued under the Senior Note Indenture and provides that Senior Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Senior Note Indenture. The Senior Note Indenture gives the Company the ability to reopen a previous issue of Senior Notes and issue additional Senior Notes of such series, unless otherwise provided.
Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Senior Notes being offered by such Prospectus Supplement: (i) the title of such Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of such Senior Notes is payable; (iv) the rate or rates at which such Senior Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of, premium, if any, on and interest, if any, on such Senior Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Senior Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Senior Notes; (viii) the date or dates, if any, after which such Senior Notes may be converted or exchanged at the option of the holder into or for shares of Common Stock of the Company and the terms for any such conversion or exchange; (ix) the denominations in which such Senior Notes shall be issuable; (x) if other than the principal amount of such Senior Notes, the portion of the principal amount of such Senior Notes which shall be payable upon declaration of acceleration of the maturity of such Senior Notes; (xi) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Senior Note Indenture pertaining to such Senior Notes; (xii) whether such Senior Notes shall be issued in whole or in part in the form of a Global Security; and (xiii) any other terms of such Senior Notes.
The Senior Note Indenture does not contain provisions that afford holders of Senior Notes protection in the event of a highly leveraged transaction involving the Company.
Events of Default
Unless provided otherwise in the supplemental indenture relating to any series, the Senior Note Indenture provides that any one or more of the following described events with respect to the Senior Notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the Senior Notes of such series:
(a) failure for 30 days to pay interest on the Senior Notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or
(b) failure to pay principal of, premium, if any, on or interest on the Senior Notes of such series when due at maturity or upon earlier redemption; or
(c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Senior Note of such series; or
(d) failure to observe or perform any other covenant or warranty of the Company in the Senior Note Indenture (other than a covenant or warranty which has expressly been included in the Senior Note Indenture solely for the benefit of one or more series of Senior Notes other than such series) for 90 days after written notice to the Company from the Senior Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes of such series; or
(e) certain events of bankruptcy, insolvency or reorganization of the Company.
The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the Senior Notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the Senior Notes of any series, then the Senior Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Senior Notes of such series may declare the principal amount of the Senior Notes due and payable immediately by notice in writing to the Company (and to the Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Senior Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of such series may, by written notice to the Company and the Senior Note Indenture Trustee, rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the Senior Note Indenture Trustee, including reasonable compensation and expenses of the Senior Note Indenture Trustee.
The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series may, on behalf of the holders of all the Senior Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Senior Note of such series affected.
Registration and Transfer
The Company shall not be required to (i) issue, register the transfer of or exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Senior Notes of such series called for redemption or (ii) issue, register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.
Payment and Paying Agent
Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Principal of and interest on Senior Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or other electronic transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Senior Notes. Payment of interest on Senior Notes on any interest payment date will be made to the person in whose name the Senior Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.
Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Note Indenture Trustee will act as Paying Agent with respect to the Senior Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.
All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Senior Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Senior Notes will from that time forward look only to the Company for payment of such principal and interest.
Modification
The Senior Note Indenture contains provisions permitting the Company and the Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes of each series affected, to modify the Senior Note Indenture or the rights of the holders of the Senior Notes of such series; provided that no such modification may, without the consent of the holder of each outstanding Senior Note affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount of any Senior Note or the rate of interest on any Senior Note or any premium payable upon the redemption of any Senior Note, or change the method of calculating the rate of interest on any Senior Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Senior Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Senior Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults under the Senior Note Indenture and their consequences) provided for in the Senior Note Indenture, or (iii) modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Note affected thereby.

In addition, the Company and the Senior Note Indenture Trustee may execute, without the consent of any holders of Senior Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of Senior Notes.
Consolidation, Merger and Sale
The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of, premium, if any, on and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Senior Note Indenture Event of Default, and no event which, after notice or lapse of time or both, would become a Senior Note Indenture Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Senior Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.
Information Concerning the Senior Note Indenture Trustee
The Senior Note Indenture Trustee, prior to a Senior Note Indenture Event of Default with respect to Senior Notes of any series, undertakes to perform, with respect to Senior Notes of such series, only such duties as are specifically set forth in the Senior Note Indenture and, in case a Senior Note Indenture Event of Default with respect to Senior Notes of any series has occurred and is continuing, shall exercise, with respect to Senior Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of Senior Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Senior Note Indenture Trustee. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
The Senior Note Indenture Trustee also serves as Subordinated Note Indenture Trustee. The Company and certain of its subsidiaries maintain deposit accounts and banking relationships with the Senior Note Indenture Trustee. The Senior Note Indenture Trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.
Governing Law
The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.
Miscellaneous
The Company will have the right at all times to assign any of its rights or obligations under the Senior Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Senior Note Indenture will be binding upon and inure to the benefit of the parties to the Senior Note Indenture and their respective successors and assigns.
DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES
Set forth below is a description of the general terms of the Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Note Indenture dated as of October 1, 2015, between the Company and Wells Fargo Bank, National Association, as trustee (the “Subordinated Note Indenture Trustee”), as to be supplemented by a supplemental indenture to the Subordinated Note Indenture establishing the Junior Subordinated Notes of each series (the Subordinated Note Indenture, as so supplemented, is referred to as the “Subordinated Note Indenture”). The terms of the Junior Subordinated Notes will include those stated in the

Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used and not defined in this section of the Prospectus are defined in the Subordinated Note Indenture.
General
The Junior Subordinated Notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of Junior Subordinated Notes that may be issued under the Subordinated Note Indenture and provides that Junior Subordinated Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives the Company the ability to reopen a previous issue of Junior Subordinated Notes and issue additional Junior Subordinated Notes of such series, unless otherwise provided.
Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Notes being offered by such Prospectus Supplement: (i) the title of such Junior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Junior Subordinated Notes; (iii) the date or dates on which the principal of such Junior Subordinated Notes is payable; (iv) the rate or rates at which such Junior Subordinated Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of, premium, if any, on and interest, if any, on such Junior Subordinated Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Junior Subordinated Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Notes; (viii) the date or dates, if any, after which such Junior Subordinated Notes may be converted or exchanged at the option of the holder into or for shares of Common Stock of the Company and the terms for any such conversion or exchange; (ix) the denominations in which such Junior Subordinated Notes shall be issuable; (x) if other than the principal amount of the Junior Subordinated Notes, the portion of the principal amount of such Junior Subordinated Notes which shall be payable upon declaration of acceleration of the maturity of such Junior Subordinated Notes; (xi) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such Junior Subordinated Notes; (xii) whether such Junior Subordinated Notes shall be issued in whole or in part in the form of a Global Security; (xiii) the right, if any, of the Company to extend the interest payment periods of such Junior Subordinated Notes; and (xiv) any other terms of such Junior Subordinated Notes.
The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving the Company.
Subordination
The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of the Company. No payment of principal of (including redemption payments, if any), premium, if any, on or interest on (including Additional Interest (as defined below)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise of the Senior Indebtedness. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.
The term “Senior Indebtedness” means, with respect to the Company, (i) any payment due in respect of indebtedness of the Company, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company that, by their terms, are senior or senior subordinated debt securities including, without limitation, all such obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among the Company or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of December 31, 2017, the Senior Indebtedness of the Company, on an unconsolidated basis, aggregated approximately $10.8 billion. Since the Company is a holding company, the right of the Company and, hence, the right of creditors of the Company (including holders of Senior Notes and Junior Subordinated Notes) to participate in any distribution of the assets of any subsidiary of the Company, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors and preferred stockholders of each subsidiary. As of December 31, 2017, on a consolidated basis, the Company had approximately $48.1 billion of outstanding long-term debt (including securities due within one year), of which approximately $34.6 billion was long-term debt (including securities due within one year) of the Company’s subsidiaries. In addition, the Company had approximately $2.4 billion of short-term notes payable, of which approximately $1.8 billion was short-term notes payable of the Company’s subsidiaries. In addition, as of December 31, 2017, the Company’s subsidiaries had approximately $0.3 billion of preferred outstanding.
Additional Interest
“Additional Interest” is defined in the Subordinated Note Indenture as any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.
Certain Covenants
The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that, (i) if at such time the Company shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, or (ii) if at such time an Event of Default under the Subordinated Note Indenture with respect to such series of Junior Subordinated Notes shall have occurred and be continuing, (a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (b) the Company shall not make any payment of interest on, principal of or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank equally with or junior to the Junior Subordinated Notes. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock, (ii) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iii) dividends, payments or distributions payable in shares of capital stock, (iv) redemptions, purchases or other acquisitions of shares of capital stock in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of the Company or any of its subsidiaries or in connection with a dividend reinvestment or stock purchase plan, or (v) any declaration of a dividend in connection with implementation of any stockholders’ rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto.
Events of Default
Unless provided otherwise in the supplemental indenture relating to any series, the Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the Junior Subordinated Notes of such series:

(a) failure for 30 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest in respect of the Junior Subordinated Notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or
(b) failure to pay principal of, or premium, if any, on or interest, including Additional Interest, on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or
(c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or
(d) failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or
(e) certain events of bankruptcy, insolvency or reorganization of the Company.
The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount of the Junior Subordinated Notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may, by written notice to the Company and the Subordinated Note Indenture Trustee, rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.
The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest (including Additional Interest) or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Note of such series affected.
Registration and Transfer
The Company shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption or (ii) issue, register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.
Payment and Paying Agent
Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or other electronic transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.
Unless otherwise indicated in an applicable Prospectus Supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.
All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Junior Subordinated Notes will from that time forward look only to the Company for payment of such principal and interest.
Modification
The Subordinated Note Indenture contains provisions permitting the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series affected, to modify the Subordinated Note Indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount of any Junior Subordinated Note or the rate of interest (including Additional Interest) on any Junior Subordinated Note or any premium payable upon the redemption of any Junior Subordinated Note, or change the method of calculating the rate of interest on any Junior Subordinated Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Junior Subordinated Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes in a manner adverse to such holder.
In addition, the Company and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of Junior Subordinated Notes.
Consolidation, Merger and Sale
The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of and premium, if any, on and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Subordinated Note Indenture Event of Default, and no event which, after notice or lapse of time or both, would become a Subordinated Note Indenture Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Subordinated Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.
Information Concerning the Subordinated Note Indenture Trustee
The Subordinated Note Indenture Trustee, prior to a Subordinated Note Indenture Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case a Subordinated Note Indenture Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
The Subordinated Note Indenture Trustee also serves as Senior Note Indenture Trustee. The Company and certain of its subsidiaries may maintain deposit accounts and banking relationships with the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.
Governing Law
The Subordinated Note Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.
Miscellaneous
The Company will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.
DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS
The Company may issue Stock Purchase Contracts, including contracts that obligate holders to purchase from the Company, and the Company to sell to these holders, a specified or varying number of shares of Common Stock at a future date or dates. The consideration per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units consisting of a Stock Purchase Contract and beneficial interests in either debt securities of the Company or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders’ obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of some or all of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or deferred basis. The Stock Purchase Contracts may require holders to secure their obligations under these Stock Purchase Contracts in a specified manner. The terms of any Stock Purchase Contracts or Stock Purchase Units being offered will be described in a Prospectus Supplement.
PLAN OF DISTRIBUTION
The Company may sell the Common Stock, the Senior Notes, the Junior Subordinated Notes, the Stock Purchase Contracts and the Stock Purchase Units in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to Common Stock and each series of Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units will set forth the terms of the offering of such Common Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units, including the name or names of any underwriters or agents, the purchase price of such Common Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Common Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units may be listed.

If underwriters participate in the sale, such Common Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any Common Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such Common Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units, if any are purchased.
Underwriters and agents may be entitled under agreements entered into with the Company to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, the Company in the ordinary course of business, for which they may receive customary compensation.
The Company’s common stock is listed on the New York Stock Exchange. Each series of Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units will be a new issue of securities and will have no established trading market. Any underwriters to whom Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units are sold for public offering and sale may make a market in such Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units may or may not be listed on a national securities exchange.
LEGAL MATTERS
The validity of the Common Stock, the Senior Notes, the Junior Subordinated Notes, the Stock Purchase Contracts and the Stock Purchase Units and certain matters relating to such securities will be passed upon on behalf of the Company by Troutman Sanders LLP, Atlanta, Georgia. Certain legal matters will be passed upon for the underwriters by Hunton & Williams LLP, New York, New York. From time to time, Hunton & Williams LLP acts as counsel to affiliates of the Company for some matters.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

30,000,000 2019 Series A Equity Units
(Initially Consisting of 30,000,000 2019 Series A Corporate Units)

PROSPECTUS SUPPLEMENT

August 13, 2019

Joint Book-Running Managers

Goldman Sachs & Co. LLC		Barclays	Citigroup	Morgan Stanley
BNP PARIBAS	BofA Merrill Lynch	J.P. Morgan	Scotia Howard Weil	Wells Fargo Securities